                                                                     Exhibit 4.1

================================================================================


           Green Tree Recreational, Equipment & Consumer Trust 1998-A



                        POOLING AND SERVICING AGREEMENT

                                    between

                        GREEN TREE FINANCIAL CORPORATION
                             as Seller and Servicer

                                      and

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              not in its individual capacity but solely as Trustee


                           Dated as of March 1, 1998



================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  Definitions
                                  -----------

Section 1.01.    General                                                  1-1
Section 1.02.    Specific Terms                                           1-1

                                   ARTICLE II
                 Establishment of Trust; Transfer of Contracts
                 ---------------------------------------------


Section 2.01.    Closing...............................................   2-1
Section 2.02.    Conditions to the Closing.............................   2-3
Section 2.03.    Acceptance by Trustee.................................   2-5
Section 2.04.    Grantor Trust Provisions..............................   2-5

                                  ARTICLE III
                         Representations and Warranties
                         ------------------------------

Section 3.01.    Representations and Warranties Regarding the
                 Company...............................................   3-1
Section 3.02.    Representations and Warranties Regarding Each
                 Contract..............................................   3-2
Section 3.03.    Representations and Warranties Regarding the
                 Contracts in the Aggregate............................   3-5
Section 3.04.    Representations and Warranties Regarding the
                 Contract Files........................................   3-7
Section 3.05.    Repurchase of Contracts for Breach of Representations
                 and Warranties........................................   3-7

                                   ARTICLE IV
          Perfection of Transfer and Protection of Security Interests
          -----------------------------------------------------------

Section 4.01.    Custody of Contracts..................................   4-1
Section 4.02.    Filings...............................................   4-2
Section 4.03.    Name Change or Relocation.............................   4-2
Section 4.04.    Chief Executive Office................................   4-3
Section 4.05.    Costs and Expenses....................................   4-3

                                   ARTICLE V
                             Servicing of Contracts
                             ----------------------

Section 5.01.    Responsibility for Contract Administration............   5-1
Section 5.02.    Standard of Care......................................   5-1
Section 5.03.    Records...............................................   5-1
Section 5.04.    Inspection; Computer Tape.............................   5-1
Section 5.05.    Collection Account....................................   5-2

Section 5.06.    Enforcement...........................................   5-5
Section 5.07.    Satisfaction of Contracts.............................   5-7
Section 5.08.    Costs and Expenses....................................   5-7
Section 5.09.    Maintenance of Insurance..............................   5-8
Section 5.10.    Repossession..........................................   5-9
Section 5.11.    Commingling of Funds..................................   5-9
Section 5.12.    Retitling; Security Interests.........................  5-10
Section 5.13.    Servicer Advances.....................................  5-10
Section 5.14.    Maintenance of Security Interests in Products.........  5-11
Section 5.15.    Covenants of Servicer.................................  5-11

                                   ARTICLE VI
                            Reports and Tax Matters
                            -----------------------

Section 6.01.    Monthly Reports.......................................   6-1
Section 6.02.    Certificate of Servicing Officer......................   6-1
Section 6.03.    Other Data............................................   6-1
Section 6.04.    Annual Report of Accountants..........................   6-1
Section 6.05.    Statements to Certificateholders......................   6-1
Section 6.06.    Payment of Taxes......................................   6-7

                                  ARTICLE VII
                                Service Transfer
                                ----------------

Section 7.01.    Event of Termination..................................   7-1
Section 7.02.    Transfer..............................................   7-2
Section 7.03.    Trustee to Act; Appointment of Successor..............   7-2
Section 7.04.    Notification to Certificateholders....................   7-3
Section 7.05.    Effect of Transfer....................................   7-3
Section 7.06.    Transfer of Collection Account........................   7-4
Section 7.07.    Limits on Liability...................................   7-4
Section 7.08.    Waiver of Past Defaults...............................   7-4

                                  ARTICLE VIII
                                    Payments
                                    --------


Section 8.01.    Monthly Payments......................................   8-1
Section 8.02.    Permitted Withdrawals from the
                 Collection Account....................................   8-2
Section 8.03.    Payments..............................................   8-2
Section 8.04.    Limited Guaranty......................................   8-7
Section 8.05.    Company's or Servicer's Repurchase Option.............  8-14
Section 8.06.    Sub-Pool C Spread Account and Sub-Pool C Reserve
                 Account and Withdrawals...............................  8-16
Section 8.07.    Sub-Pool H Spread Account and Sub-Pool H Reserve
                 Account and Withdrawals...............................  8-16
Section 8.08.    Excess Proceeds Account...............................  8-18

                                   ARTICLE IX
                                The Certificates
                                ----------------

Section 9.01.    The Certificates......................................   9-1
Section 9.02.    Registration of Transfer and Exchange of Certificates.   9-1
Section 9.03.    No Charge; Disposition of Void Certificates...........   9-5
Section 9.04.    Mutilated, Destroyed, Lost or Stolen Certificates.....   9-5
Section 9.05.    Persons Deemed Owners.................................   9-5
Section 9.06.    Access to List of Certificateholders' Names and
                 Addresses.............................................   9-5
Section 9.07.    Authenticating Agents.................................   9-6

                                   ARTICLE X
                                  Indemnities
                                  -----------

Section 10.01.    Company's Indemnities................................  10-1
Section 10.02.    Liabilities to Obligors..............................  10-1
Section 10.03.    Tax Indemnification..................................  10-1
Section 10.04.    Servicer's Indemnities...............................  10-2
Section 10.05.    Operation of Indemnities.............................  10-2

                                   ARTICLE XI
                                  The Trustee
                                  -----------

Section 11.01.    Duties of Trustee....................................   11-1
Section 11.02.    Certain Matters Affecting the Trustee................   11-2
Section 11.03.    Trustee Not Liable for Certificates or Contracts.....   11-3
Section 11.04.    Rights of Certificateholders to Direct Trustee and to
                  Waive Event of Termination...........................   11-4
Section 11.05.    The Servicer to Pay Trustee's Fees and Expenses......   11-4
Section 11.06.    Eligibility Requirements for Trustee.................   11-5
Section 11.07.    Resignation or Removal of Trustee....................   11-5
Section 11.08.    Successor Trustee....................................   11-6
Section 11.09.    Merger or Consolidation of Trustee...................   11-7
Section 11.10.    Tax Returns..........................................   11-7
Section 11.11.    Obligor Claims.......................................   11-7
Section 11.12.    Appointment of Co-Trustee or Separate Trustee........   11-8
Section 11.13.    Agents of Trustee....................................   11-9
Section 11.14.    Trustee to Corporate.................................   11-9
Section 11.15.    Certain Matters Relating to FHA Insurance............  11-10

                                  ARTICLE XII
                                 Miscellaneous
                                 -------------

Section 12.01.    Servicer Not to Assign Duties or Resign;
                  Delegation of Servicing Duties.......................   12-1
Section 12.02.    Maintenance of Office or Agency......................   12-1
Section 12.03.    Termination..........................................   12-2
Section 12.04.    Acts of Certificateholders...........................   12-4

Section 12.05.    Calculations.........................................   12-5
Section 12.06.    Assignment or Delegation by Company..................   12-5
Section 12.07.    Amendment............................................   12-6
Section 12.08.    Notices..............................................   12-7
Section 12.09.    Merger and Integration...............................   12-8
Section 12.10.    Headings.............................................   12-9
Section 12.11.    Governing Law........................................   12-9

                  Testimonium..........................................   12-9

Exhibit A-1.      Form of Class A-C Certificate........................    A-1
Exhibit A-2.      Form of Class B-C Certificate........................    A-2
Exhibit B-1.      Form of Class A-H Certificate........................    B-1
Exhibit B-2.      Form of Class B-H Certificate........................    B-2
Exhibit C-1.      Form of Assignment - Sub-Pool C......................    C-1
Exhibit C-2.      Form of Assignment - Sub-Pool H......................    C-2
Exhibit D.        Form of Certificate of Officer.......................    D-1
Exhibit E.        Form of Opinion of Counsel for the Company...........    E-1
Exhibit F.        Form of Trustee's Acknowledgement....................    F-1
Exhibit G.        Form of Certificate of Servicing Officer.............    G-1
Exhibit H.        Form of Certificate Regarding Repurchased Contracts..    H-1
Exhibit I-1.      Form of Monthly Report- Sub-Pool C...................    I-1
Exhibit I-2.      Form of Monthly Report- Sub-Pool H...................    I-2
Exhibit J-1.      Form of Spread Account Pledge Agreement -Sub-Pool C..    J-1
Exhibit J-2.      Form of Spread Account Pledge Agreement -Sub-Pool H..    J-2
Exhibit K-1.      Form of Reserve Account Pledge Agreement-Sub-Pool C..    K-1
Exhibit K-2.      Form of Reserve Account Pledge Agreement-Sub-Pool H..    K-2
Exhibit L-1.      Spread Account Deficiency Notice - Sub-Pool C........    L-1
Exhibit L-2.      Spread Account Deficiency Notice - Sub-Pool H........    L-2
Exhibit M-1.      Reserve Account Deficiency Notice - Sub-Pool C.......    M-1
Exhibit M-2.      Reserve Account Deficiency Notice - Sub-Pool H.......    M-2

     AGREEMENT, dated as of March 1, 1998, between Green Tree Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, as Seller and Servicer (the "Company"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America, not in its individual capacity but solely as Trustee (the "Trustee").

     WHEREAS, in the regular course of its business, the Company purchases and services retail installment sales contracts and promissory notes for the purchase of a variety of consumer and other products, including but not limited to motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles (collectively, the "Products"), each of which contracts provides for installment payments by or on behalf of the purchaser and grants a lien on or security interest in a Product. In the regular course of its business, the Company also purchases and services retail installment sales contracts and promissory notes financing home improvements and closed-end home equity loans, each of which contracts and loans provides for installment payments by or on behalf of an obligor, and in the case of all of the home equity loans and certain home improvement contracts includes a mortgage securing each such loan or contract; and

     WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the "Trust," as hereinafter defined, will acquire the "Contracts," as hereinafter defined, and the Company will manage and service the Contracts;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Trustee agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  General.
                    -------

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

     SECTION 1.02.  Specific Terms.
                    --------------

     "Advance Payment" means, with respect to any Monthly Period, any payment by an Obligor that was not due under the related Contract during or before such Monthly Period and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Pooling and Servicing Agreement, as the same may be amended or supplemented from time to time.

     "Applicants" has the meaning assigned in Section 9.06.

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.

       "Balloon Loan" means a Home Equity Contract or a Home Improvement Contract that provides for the payment of the unamortized principal balance of such Contract in a single payment at the maturity of such Contract that is greater than the preceding monthly payment.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday, or
(b) another day on which banking institutions in the city in which a Person is taking

                                      1-1
action hereunder are authorized or obligated by law, executive order or governmental decree to be closed.

     "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company or any Affiliate shall be deemed not to be outstanding and the Certificate or Class Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Certificate or Class Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates which the Trustee knows to be so owned shall be so disregarded.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate.

     "Certificate Percentage Interest" means (i) as to any Sub-Pool C Certificate, the percentage interest of that Certificate relative to all Sub-Pool C Certificates equal to the percentage (carried to eight decimal places) obtained by dividing the denomination of such Certificate by the sum of the Original Sub-Pool C Principal Balances of all Classes of the Sub-Pool C Certificates and (ii) as to any Sub-Pool H Certificate, the percentage interest of that Certificate relative to all Sub-Pool H Certificates equal to the percentage (carried to eight decimal places) obtained by dividing the denomination of such Certificate by the sum of the Original Sub-Pool H Principal Balances of all Classes of the Sub-Pool H Certificates.

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

     "Certificates" means the Sub-Pool C Certificates and the Sub-Pool H Certificates.

     "Class" means pertaining to each Class of Sub-Pool C Certificates or Sub-Pool H Certificates, as the case may be.

     "Class A-1C Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-1C Certificates pursuant to clauses (3) through (4) of Section 8.03(a).

     "Class A-1C Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-1C Pass-Through Rate on the Class A-1C Principal Balance.

                                      1-2

     "Class A-1C Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-1C Certificates on such Distribution Date pursuant to Section 8.03(a)(3)(i) is less than the Class A-1C Interest Amount for such Distribution Date.

     "Class A-1C Pass-Through Rate" means 6.18% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-1C Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-1C Principal Balance by (ii) the Cutoff Date Sub-Pool C Principal Balance.

     "Class A-1C Principal Balance" means, as to any Distribution Date, the Original Class A-1C Principal Balance less all amounts distributed to Holders of Class A-1C Certificates on any prior Distribution Date on account of principal pursuant to Section 8.03(a)(4).

     "Class A-1C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-1C Certificates on such Distribution Date pursuant to Section 8.03(a)(4)(i) is less than the Class A-1C Percentage of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date.

     "Class A-2C Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-2C Certificates pursuant to clauses (5) through (7) of Section 8.03(a).

     "Class A-2C Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-2C Pass-Through Rate on the Class A-2C Principal Balance.

     "Class A-2C Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2C Certificates on such Distribution Date pursuant to Section 8.03(a)(5)(i) is less than the Class A-2C Interest Amount for such Distribution Date.

     "Class A-2C Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class A-2C Pass-Through Rate on the sum of all Class A-2C Principal Liquidation Losses, if any, determined as preceding Distribution Dates.

     "Class A-2C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2C Certificates on such Distribution Date pursuant to
Section 8.03(a)(7)(i) is less than the Class A-2C Liquidation Loss Interest Amount for such Distribution Date.

                                      1-3

     "Class A-2C Pass-Through Rate" means 6.39% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-2C Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-2C Principal Balance by (ii) the Cutoff Date Sub-Pool C Principal Balance.

     "Class A-2C Principal Balance" means, as to any Distribution Date, the Original Class A-2C Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-2C Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(a)(6); and (ii) the Class A-2C Principal Liquidation Loss, if any, determined as of preceding Distribution Date.

     "Class A-2C Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Sub-Pool C Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2C Principal Liquidation Loss, Class A-3C Principal Liquidation Loss, Class A-4C Principal Liquidation Loss or Class B-C Principal Liquidation Loss for such Distribution Date), minus (ii) the aggregate amount distributed in respect of principal on the Sub-Pool C Certificates on that Distribution Date, minus (iii) the amount of any Class A-3C Principal Liquidation Loss, Class A-4C Principal Liquidation Loss and Class B-C Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Sub-Pool C Scheduled Principal Balance as of that Distribution Date; or

     (2) the Class A-2C Principal Balance as of that Distribution Date (after giving effect to distributions in respect of principal on the Class A-2C Certificates on that Distribution Date).

     "Class A-2C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-2C Certificates on such Distribution Date pursuant to Section 8.03(a)(6)(i) is less than the Class A-2C Percentage of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date.

     "Class A-2C Spread Subaccount" means the subaccount within the Sub-Pool C Spread Account so named and described in Section 8.06(a).

     "Class A-2C Subaccount Required Amount" means, as of any date of determination, the lesser of: (i) $519,333; or (ii) 0.14% of the Sub-Pool C Scheduled Principal Balance as of such date of determination.

     "Class A-3C Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-3C Certificates pursuant to clauses (9) through (11) of Section 8.03(a).

                                      1-4

     "Class A-3C Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-3C Pass-Through Rate on the Class A-3C Principal Balance.

     "Class A-3C Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-3C Certificates on such Distribution Date pursuant to Section 8.03(a)(9)(i) is less than the Class A-3C Interest Amount for such Distribution Date.

     "Class A-3C Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class A-3C Pass-Through Rate on the Class A-3C Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class A-3C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-3C Certificates on such Distribution Date pursuant to
Section 8.03(a)(11)(i) is less than the Class A-3C Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-3C Pass-Through Rate" means 6.59% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-3C Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-3C Principal Balance by (ii) the Cutoff Date Sub-Pool C Principal Balance.

     "Class A-3C Principal Balance" means, as to any Distribution Date, the Original Class A-3C Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-3C Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(a)(10); and (ii) the Class A-3C Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class A-3C Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Sub-Pool C Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2C Principal Liquidation Loss, Class A-3C Principal Liquidation Loss, Class A-4C Principal Liquidation Loss or Class B-H Principal Liquidation Loss for such Distribution Date), minus (ii) the sum of the aggregate amount distributed in respect of principal on the Sub-Pool C Certificates on that Distribution Date, minus (iii) the amount of any Class A-4C Principal Liquidation Loss and Class B-C Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Sub-Pool C Scheduled Principal Balance as of that Distribution Date; or

                                      1-5

     (2) the Class A-3C Principal Balance as of that Distribution Date (after giving effect to distributions in respect of principal on the Class A-3C Certificates on that Distribution Date).

     "Class A-3C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-3C Certificates on such Distribution Date pursuant to Section 8.03(a)(10)(i) is less than the Class A-3C Percentage of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date.

     "Class A-3C Spread Subaccount" means the subaccount within the Sub-Pool C Spread Account so named and described in Section 8.06(a).

     "Class A-3C Subaccount Required Amount" means, as of any date of determination, the lesser of: (i) $222,571; or (ii) 0.06% of the Sub-Pool C Scheduled Principal Balance as of such date of determination.

     "Class A-4C Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-4C Certificates pursuant to clauses (13) through (15) of Section 8.03(a).

     "Class A-4C Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-4C Pass-Through Rate on the Class A-4C Principal Balance.

     "Class A-4C Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4C Certificates on such Distribution Date pursuant to Section 8.03(a)(13)(i) is less than the Class A-4C Interest Amount for such Distribution Date.

     "Class A-4C Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class A-4C Pass-Through Rate on the Class A-4C Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class A-4C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4C Certificates on such Distribution Date pursuant to
Section 8.03(a)(15)(i) is less than the Class A-4C Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-4C Pass-Through Rate" means 7.02% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-4C Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-4C Principal Balance by (ii) the Cutoff Date Sub-Pool C Principal Balance.

                                      1-6

     "Class A-4C Principal Balance" means, as to any Distribution Date, the Original Class A-4C Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-4C Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(a)(14); and (ii) the Class A-4C Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class A-4C Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Sub-Pool C Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2C Principal Liquidation Loss, Class A-3C Principal Liquidation Loss, Class A-4C Principal Liquidation Loss or Class B-C Principal Liquidation Loss for such Distribution Date), minus (ii) the aggregate amount distributed in respect of principal on the Sub -Pool C Certificates on that Distribution Date, minus (iii) the amount of any Class B-C Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Sub-Pool C Scheduled Principal Balance as of that Distribution Date; or

     (2) the Class A-4C Principal Balance as of that Distribution Date (after giving effect to distributions in respect of principal on the Class A-4C Certificates on that Distribution Date).

     "Class A-4C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-4C Certificates on such Distribution Date pursuant to Section 8.03(a)(14)(i) is less than the Class A-4C Percentage of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date.

     "Class A-4C Spread Subaccount" means the subaccount within the Sub-Pool C Spread Account so named described in Section 8.06(a).

     "Class A-4C Subaccount Required Amount" means, as of any date of determination, the lesser of: (i) $148,381; or (ii) 0.04% of the Sub-Pool C Scheduled Principal Balance, as of such date of determination.

     "Class B-C Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class B-C Certificates pursuant to clauses (17) through (19) of Section 8.03(a).

     "Class B-C Guaranty Payment" means, as of any Distribution Date, an amount equal to the sum of: (i) any Class B-C Principal Liquidation Loss determined as of that Distribution Date; plus (ii) the amount, if any, by which (A) the amount necessary to pay Holders of the Class B-C Certificates all amounts described in clauses (17) through (19) of Section 8.03(a) on such Distribution Date exceeds
(B) the remainder of (x) the sum of the Sub-Pool C Collected Funds as of that Distribution Date plus any amounts on deposit in the Sub-Pool C Collection Account pursuant to Sections 8.05, 8.06 or 8.08 minus (y) the amounts to be distributed from the Sub-Pool

                                      1-7

C Collection Account on that Distribution Date pursuant to clauses (1) through
(16) of Section 8.03(a); provided that the aggregate of all amounts distributed in respect of principal shall not exceed the Original Class B-C Principal Balance.

     "Class B-C Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class B-C Pass-Through Rate on the Class B-C Principal Balance.

     "Class B-C Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class B-C Certificates on such Distribution Date pursuant to Section 8.03(a)(17)(i) is less than the Class B-C Interest Amount for such Distribution Date.

     "Class B-C Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class B-C Pass-Through Rate on the Class B-C Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class B-C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4C Certificates on such Distribution Date pursuant to
Section 8.03(a)(19)(i) is less than the Class B-C Liquidation Loss Interest Amount for such Distribution Date.

     "Class B-C Pass-Through Rate" means 7.65% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class B-C Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class B Principal Balance by (ii) the Cutoff Date Sub-Pool C Principal Balance.

     "Class B-C Principal Balance" means, as to any Distribution Date, the Original Class B-C Principal Balance less the sum of: (i) all amounts distributed to Holders of Class B-C Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(a)(18); and (ii) the Class B-C Principal Liquidation Loss determined as of the immediately preceding Distribution Date (whether or not the amount of such Class B-C Principal Liquidation Loss was included in any Class B-C Guaranty Payment made by the Company).

     "Class B-C Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (a) the amount, if any, by which (x) the remainder of (i) the Sub-Pool C Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2C Principal Liquidation Loss, Class A-3C Principal Liquidation Loss, Class A-4C Principal Liquidation Loss or Class B-C Principal Liquidation Loss for such Distribution Date), minus (ii) the aggregate amount distributed on the Sub-Pool C Certificates on that

                                      1-8

          Distribution Date exceeds, (y) the Sub-Pool C Scheduled Principal Balance as of such Distribution Date; or

     (b)  the Class B-C Principal Balance.

     "Class B-C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class B-C Certificates on such Distribution Date pursuant to Section 8.03(a)(18)(i) is less than the Class B-C Percentage of the Sub-Pool C Formula Principal Distribution Amount for such Distribution Date.

     "Class A-1H Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-1H Certificates pursuant to clauses (3) through (4) of Section 8.03(d).

     "Class A-1H Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-1H Pass-Through Rate on the Class A-1H Principal Balance.

     "Class A-1H Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-1H Certificates on such Distribution Date pursuant to Section 8.03(d)(3)(i) is less than the Class A-1 Interest Amount for such Distribution Date.

     "Class A-1H Pass-Through Rate" means 6.71% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-1H Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-1H Principal Balance by (ii) the Cutoff Date Sub-Pool H Principal Balance.

     "Class A-1H Principal Balance" means, as to any Distribution Date, the Original Class A-1H Principal Balance less all amounts distributed to Holders of Class A-1H Certificates on any prior Distribution Date on account of principal pursuant to Section 8.03(d)(4).

     "Class A-1H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-1H Certificates on such Distribution Date pursuant to Section 8.03(d)(4)(i) is less than the Class A-1H Percentage of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date.

     "Class A-2H Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-2H Certificates pursuant to clauses (5) through (7) of Section 8.03(d).

                                      1-9

     "Class A-2H Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-2H Pass-Through Rate on the Class A-2H Principal Balance.

     "Class A-2H Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2H Certificates on such Distribution Date pursuant to Section 8.03(d)(5)(i) is less than the Class A-2H Interest Amount for such Distribution Date.

     "Class A-2H Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class A-2H Pass-Through Rate on the Class A-2H Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class A-2H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2H Certificates on such Distribution Date pursuant to
Section 8.03(d)(7)(i) is less than the Class A-2H Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-2H Pass-Through Rate" means 7.07% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-2H Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-2H Principal Balance by (ii) the Cutoff Date Sub-Pool H Principal Balance.

     "Class A-2H Principal Balance" means, as to any Distribution Date, the Original Class A-2H Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-2H Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(d)(6); and (ii) the Class A-2H Principal Liquidation Loss determined as of the immediately preceding Distribution Date.

     "Class A-2H Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Sub-Pool H Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2H Principal Liquidation Loss, Class A-3H Principal Liquidation Loss, Class A-4H Principal Liquidation Loss or Class B-H Principal Liquidation Loss for such Distribution Date), minus (ii) the aggregate amount distributed in respect of principal on the Sub-Pool H Certificates on that Distribution Date, minus (iii) the amount of any Class A-3H Principal Liquidation Loss, Class A-4H Principal Liquidation Loss and Class B-H Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Sub-Pool H Scheduled Principal Balance as of that Distribution Date; or

                                      1-10

     (2) the Class A-2H Principal Balance as of that Distribution Date (after giving effect to distributions in respect of principal on the Class A-2H Certificates on that Distribution Date).

     "Class A-2H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-2H Certificates on such Distribution Date pursuant to Section 8.03(d)(6)(i) is less than the Class A-2H Percentage of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date.

     "Class A-2H Spread Subaccount" means the subaccount within the Sub-Pool H Spread Account so named and described in Section 8.07(a).

     "Class A-2H Subaccount Required Amount" means, as of any date of determination, the lesser of: (i) $632,335; or (ii) 0.49% of the Sub-Pool H Scheduled Principal Balance as of such date of determination.

     "Class A-3H Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-3H Certificates pursuant to clauses (9) through (11) of Section 8.03(d).

     "Class A-3H Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-3H Pass-Through Rate on the Class A-3H Principal Balance.

     "Class A-3H Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-3H Certificates on such Distribution Date pursuant to Section 8.03(d)(9)(i) is less than the Class A-3H Interest Amount for such Distribution Date.

     "Class A-3H Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class A-3H Pass-Through Rate on the Class A-3H Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class A-3H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-3H Certificates on such Distribution Date pursuant to
Section 8.03(d)(11)(i) is less than the Class A-3H Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-3H Pass-Through Rate" means 8.26% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-3H Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-3H Principal Balance by (ii) the Cutoff Date Sub-Pool H Principal Balance.

                                      1-11

     "Class A-3H Principal Balance" means, as to any Distribution Date, the Original Class A-3H Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-3H Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(d)(10); and (ii) the Class A-3H Principal Liquidation Loss determined as of the immediately preceding Distribution Date.

     "Class A-3H Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Sub-Pool H Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2H Principal Liquidation Loss, Class A-3H Principal Liquidation Loss, Class A-4H Principal Liquidation Loss or Class B-H Principal Liquidation Loss for such Distribution Date), minus (ii) the aggregate amount distributed in respect of principal on the Sub-Pool H Certificates on that Distribution Date, minus (iii) the amount of any Class A-4H Principal Liquidation Loss and Class B-H Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Sub-Pool H Scheduled Principal Balance as of that Distribution Date; or

     (2) the Class A-3H Principal Balance as of that Distribution Date (after giving effect to distributions in respect of principal on the Class A-3H Certificates on that Distribution Date).

     "Class A-3H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-3H Certificates on such Distribution Date pursuant to Section 8.03(d)(10)(i) is less than the Class A-3H Percentage of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date.

     "Class A-3H Spread Subaccount" means the subaccount within the Sub-Pool H Spread Account so named and described in Section 8.07(a).

     "Class A-3H Subaccount Required Amount" means, as of any date of determination, the lesser of: (i) $348,430; or (ii) 0.27% of the Sub-Pool H Scheduled Principal Balance as of such date of determination.

     "Class A-4H Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class A-4H Certificates pursuant to clauses (13) through (15) of Section 8.03(d).

     "Class A-4H Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class A-4H Pass-Through Rate on the Class A-4H Principal Balance.

     "Class A-4H Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4H

                                      1-12

Certificates on such Distribution Date pursuant to Section 8.03(d)(13)(i) is less than the Class A-4H Interest Amount for such Distribution Date.

     "Class A-4H Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class A-4H Pass-Through Rate on the Class A-4H Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class A-4H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4H Certificates on such Distribution Date pursuant to
Section 8.03(d)(15)(i) is less than the Class A-4H Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-4H Pass-Through Rate" means 8.26% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-4H Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-4H Principal Balance by (ii) the Cutoff Date Sub-Pool H Principal Balance.

     "Class A-4H Principal Balance" means, as to any Distribution Date, the Original Class A-4H Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-4H Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(d)(14); and (ii) the Class A-4H Principal Liquidation Loss determined as of the immediately preceding Distribution Date.

     "Class A-4H Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Sub-Pool H Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2H Principal Liquidation Loss, Class A-3H Principal Liquidation Loss, Class A-4H Principal Liquidation Loss or Class B-H Principal Liquidation Loss for such Distribution Date), minus (ii) the aggregate amount distributed in respect of principal on the Sub-Pool H Certificates on that Distribution Date, minus (iii) the amount of any Class B-H Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the Sub-Pool H Scheduled Principal Balance as of that Distribution Date; or

     (2) the Class A-4H Principal Balance as of that Distribution Date (after giving effect to distributions in respect of principal on the Class A-4H Certificates on that Distribution Date).

     "Class A-4H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-4H Certificates on such Distribution Date pursuant to Section 8.03(d)(14)(i) is less than the Class A-4H Percentage of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date.

                                      1-13

     "Class A-4H Spread Subaccount" means the subaccount within the Sub-Pool H Spread Account so named described in Section 8.07(a).

     "Class A-4H Subaccount Required Amount" means, as of any date of determination, the lesser of: (i) $322,620; or (ii) 0.25% of the Sub-Pool H Scheduled Principal Balance, as of such date of determination.

     "Class B-H Distribution Amount" means, as to any Distribution Date, the aggregate amount distributed to Holders of the Class B-H Certificates pursuant to clauses (17) through (19) of Section 8.03(d).

     "Class B-H Guaranty Payment" means, as of any Distribution Date, an amount equal to the sum of: (i) any Class B-H Principal Liquidation Loss determined as of that Distribution Date; plus (ii) the amount, if any, by which (A) the amount necessary to pay Holders of the Class B-H Certificates all amounts described in clauses (17) through (19) of Section 8.03(d) on such Distribution Date exceeds
(B) the remainder of (x) the sum of the Sub-Pool H Collected Funds as of that Distribution Date plus any amounts on deposit in the Sub-Pool H Collection Account pursuant to Sections 8.05 or 8.07 minus (y) the amounts to be distributed from the Sub-Pool H Collection Account on that Distribution Date pursuant to clauses (1) through (16) of Section 8.03(d); provided that the aggregate of all amounts distributed in respect of principal shall not exceed the Original Class B-H Principal Balance.

     "Class B-H Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding April 15,
1998) at the Class B-H Pass-Through Rate on the Class B-H Principal Balance.

     "Class B-H Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class B-H Certificates on such Distribution Date pursuant to Section 8.03(d)(17)(i) is less than the Class B-H Interest Amount for such Distribution Date.

     "Class B-H Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Class B-H Pass-Through Rate on the Class B-H Principal Liquidation Loss, if any, determined as of the immediately preceding Distribution Date.

     "Class B-H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4H Certificates on such Distribution Date pursuant to
Section 8.03(d)(19)(i) is less than the Class B-H Liquidation Loss Interest Amount for such Distribution Date.

     "Class B-H Pass-Through Rate" means 8.41% per annum, computed on the basis of a 360-day year of twelve 30-day months.

                                      1-14

     "Class B-H Percentage" means the result, expressed as a percentage, obtained by dividing: (i) the Original Class B-H Principal Balance by (ii) the Cutoff Date Sub-Pool H Principal Balance.

     "Class B-H Principal Balance" means, as to any Distribution Date, the Original Class B-H Principal Balance less the sum of: (i) all amounts distributed to Holders of Class B-H Certificates on prior Distribution Dates on account of principal pursuant to Section 8.03(d)(18); and (ii) the Class B-H Principal Liquidation Loss determined as of the immediately preceding Distribution Date (whether or not the amount of such Class B-H Principal Liquidation Loss was included in any Class B-H Guaranty Payment made by the Company).

     "Class B-H Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (a) the amount, if any, by which (x) the remainder of (i) the Sub-Pool H Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2H Principal Liquidation Loss, Class A-3H Principal Liquidation Loss, Class A-4H Principal Liquidation Loss or Class B-H Principal Liquidation Loss for such Distribution Date) minus
          (ii) the aggregate amount distributed on the Sub-Pool H Certificates on that Distribution Date, or exceeds (y) the Sub-Pool H Scheduled Principal Balance as of such Distribution Date, or

     (b)  the Class B-H Principal Balance.

     "Class B-H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class B-H Certificates on such Distribution Date pursuant to Section 8.03(d)(18)(i) is less than the Class B-H Percentage of the Sub-Pool H Formula Principal Distribution Amount for such Distribution Date.

     "Class Percentage Interest" means, as to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the aggregate denomination of all Certificates of the related Class (which equals the Original Class A-1C Principal Balance in the case of a Class A-1C Certificate, the Original Class A-2C Principal Balance in the case of a Class A-2C Certificate, the Original Class A-3C Principal Balance in the case of a
Class A-3C Certificate, the Original Class A-4C Principal Balance in the case of a Class A-4C Certificate, the Original Class B-C Principal Balance in the case of a Class B-C Certificate, the Original Class A-1H Principal Balance in the case of a Class A-1H Certificate, the Original Class A-2H Principal Balance in the case of a Class A-2H Certificate, the Original Class A-3H Principal Balance in the case of a Class A-3H Certificate, the Original Class A-4C Principal Balance in the case of a Class A-4H Certificate or the Original Class B-H Principal Balance in the case of a Class B-H Certificate). The aggregate Class Percentage Interests for each Class of Certificates shall equal 100%.

                                      1-15

     "Closing Date" means March 31, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" means U.S. Bank National Association, a national banking association, and its successors as collateral agent under the Spread Account Pledge Agreements and the Reserve Account Pledge Agreements.

     "Collateral Security" means, with respect to any Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Product (in the case of a Consumer Product Contract), (ii) the mortgage, deed of trust or security deed granted by or on behalf of the related Obligor with respect thereto, including the lien on the related property (in the case of a Home Equity Loan or a Secured Home Improvement Contract), (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iv) all rights the Company may have against the originator of the Contract if other than the Company, (v) all rights under FHA Insurance as such insurance relates to an FHA-Insured Contract, (vi) all rights under hazard insurance, if applicable on the property described in the Contract, (vii) all rights in any title insurance policy with respect to a Home Equity Contract or a Secured Home Improvement Contract, (viii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (ix) all records in respect of such Contract.

     "Computer Tape" means the computer tape generated by the Company which provides information relating to the Contracts and which was used by the Company in selecting the Contracts, and includes the master file and the history file.

     "Consumer Product Contract File" means, as to each Contract, (a) the original copy of the Contract, including the executed promissory note or other evidence of the obligation of the Obligor; (b) either (i) the original title document for the related Product or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Product is located do not provide for the issuance of title documents for goods of the type including the Product, other evidence of ownership of the related Product which is customarily relied upon in such jurisdiction as evidence of title to such goods; (c) evidence of one or more of the following types of perfection of the security interest in the related Product granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon (if required to perfect a security interest in the related Product under the UCC as in force in the relevant state), (iii) in the case of a Contract secured by a security interest in an aircraft, evidence of filing

                                      1-16
with the Federal Aviation Administration Aircraft Registry or (iv) such other evidence of perfection of a security interest in goods of the type including the Product as is customarily relied upon in the jurisdiction in which the related Product is located; (d) with respect to each Home Equity Contract and Secured Home Improvement Contract (i) the original or a copy of the mortgage, deed of trust or security deed, if available, (ii) the sale control document, (iii) evidence of title insurance, if any; (e) the assignment of the Contract (and an assignment in recordable form of the related mortgage, deed of trust or securit deed if a Home Equity Contract or a Secured Home Improvement Contract) from the originator (if other than the Company or a wholly-owned subsidiary of the Company) to the Company or a wholly-owned subsidiary of the Company; (f) any extension, modification or waiver agreement(s); (g) a credit application signed by the Obligor, or a copy thereof; and (h) if required by Section 5.09 with respect to such Contract, a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof.

     "Consumer Product Contracts" means the retail installment sales contracts and promissory notes described in the List of Consumer Product Contracts and constituting part of the corpus of Sub-Pool C, which Contracts are to be assigned and conveyed by the Company to Sub-Pool C, and includes, without limitation, all related security interests and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any rights to receive payments which are due pursuant thereto prior to the Cutoff Date.

     "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract and computed in accordance with the method specified in that Contract.

     "Contracts" means, collectively, the Consumer Product Contracts, the Home Equity Contracts and the Home Improvement Contracts.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.08.

     "Counsel for the Company" means Dorsey & Whitney LLP or other legal counsel for the Company.

     "Custodian" means at any time the Trustee or a financial institution organized under the laws of the United States or any State, which is subject to supervision and examination by Federal or State authorities and which is not the Company or an Affiliate of the Company, that is acting at such time as Custodian of the Home Equity and Home Improvement Contract Files pursuant to Section 4.01.

     "Cutoff Date" means (i) March 1, 1998 with respect to all Home Equity and Home Improvement Contracts that had a first scheduled payment date prior to April 1, 1998, (ii) March 1, 1998 with respect to those Initial Consumer Product

                                      1-17

Contracts that have a first scheduled payment date prior to April 1, 1998, (iii) April 1, 1998 with respect to those Initial Consumer Product Contracts and those Home Equity and Home Improvement Contracts that had a first scheduled payment due in April, 1998, and (iv) April 1, 1998 with respect to the Subsequent Consumer Product Contracts.

     "Cutoff Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cutoff Date after giving effect to all installments of principal due prior thereto.

     "Cutoff Date Sub-Pool C Principal Balance" means the aggregate of the Cutoff Date Principal Balances of the Consumer Product Contracts.

     "Cutoff Date Sub-Pool H Principal Balance" means the aggregate of the Cutoff Date Principal Balances of the Home Equity Contracts and Home Improvement Contracts.

     "Defaulted Contract" means a Contract with respect to which the Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or, in the case of any FHA-Insured Contract, submitted a claim to FHA, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

     "Delinquent Payment" means, as to any Contract, with respect to any Monthly Period, any payment or portion of a payment of principal or interest that was originally scheduled to be made during such Monthly Period under such Contract and was not received or applied during such Monthly Period, whether or not any payment extension has been granted by the Servicer, provided, however, that with respect to any Liquidated Contract which is a Home Equity Contract or Home Improvement Contract, the payment scheduled to be made in the Monthly Period in which such Contract became a Liquidated Contract shall not be deemed a Delinquent Payment.

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., as the registered Holder of:

          (i) one Certificate evidencing $200,000,000 in initial aggregate principal balance of the Class A-1C Certificates,

          (ii) one Certificate evidencing $120,870,000 in initial aggregate principal balance of the Class A-1C Certificates,

          (iii)one Certificate evidencing $16,695,000 in initial aggregate principal balance of the Class A-2C Certificates,

                                      1-18

          (iv) one Certificate evidencing $12,980,000 in initial aggregate principal balance of the Class A-3C Certificates,

          (v) one Certificate evidencing $7,420,000 in initial aggregate principal balance of the Class A-4C Certificates,

          (vi) one Certificate evidencing $12,986,947 in initial aggregate principal balance of the Class B-C Certificates,

          (vii)one Certificate evidencing $87,750,000 in initial aggregate principal balance of the Class A-1H Certificates,

         (viii)one Certificate evidencing $18,070,000 in initial aggregate principal balance of the Class A-2H Certificates,

          (ix) one Certificate evidencing $9,680,000 in initial aggregate principal balance of the Class A-3H Certificates,

          (x) one Certificate evidencing $7,740,000 in initial aggregate principal balance of the Class A-4H Certificates, and

          (xi) one Certificate evidencing $5,808,053 in initial aggregate principal balance of the Class B-H Certificates,

and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the third Business Day prior to each Distribution Date during the term of this Agreement.

     "Distribution Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in April, 1998.

     "Disqualified Organization" has the meaning assigned in Section 9.02(b)(3).

     "Due Date" means, as to any Contract, the date of the month on which the scheduled monthly payment for such Contract is due.

     "Electronic Ledger" means the electronic master record of installment sale contracts of the Company.

                                     1-19

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) shall have a credit rating from each of Standard & Poor's (if rated by Standard & Poor's) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iii) an account that will not cause Standard & Poor's and Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as confirmed in writing by Standard & Poor's and Fitch.

     "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated A-1+ by Standard & Poor's and F-1 by Fitch (if rated by Fitch), or whose unsecured long-term debt has been rated in one of the two highest rating categories by Standard & Poor's and Fitch (if rated by Fitch) in the case of unsecured long-term debt.

      "Eligible Investments" has the meaning assigned in Section 5.05(b).

     "Eligible Servicer" means the Company or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person is a Title I approved lender under FHA regulations, and services not less than an aggregate of $10,000,000 in outstanding principal amount of retail installment sales contracts and/or consumer installment loans.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "FHA" means the Federal Housing Administration, or any successor thereto.

                                     1-20

     "FHA Insurance" means the credit insurance provided by FHA pursuant to Title I of the National Housing Act, as evidenced by the Company's FHA contract of insurance.

     "FHA-Insured Contracts" means those Home Improvement Contracts that have been or are being reported to FHA as eligible for FHA Insurance.

     "FHA Regulations" means the regulations promulgated by HUD relating to Title I home improvement loans, currently found at 24 C.F.R. (S)201.

       "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

     "Final Distribution Date" means the Distribution Date on which the final distribution in respect of the Sub-Pool C Certificates or Sub-Pool H Certificates, as applicable, will be made pursuant to Section 12.03.

     "Fitch" means Fitch IBCA Inc., or any successor thereto; provided that if Fitch no longer has a rating outstanding on any Certificate, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Grantor Trust" means a trust which is classified as a grantor trust under the provisions of Sections 671 through 679 of the Code and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "Home Equity Contract File" means, as to each Home Equity Contract, (a) the original copy of the Contract which is comprised of the related contract and/or promissory note, (b) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available, (c) evidence of title insurance, if any, (d) a credit application signed by the Obligor, or a copy thereof, (e) if required by Section 5.09 with respect to such Contract, a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof and (f) if such Contract was originated by a lender other than the Company, the original or a copy of an assignment of the mortgage, deed of trust or security deed by the lender to the Company.

     "Home Improvement Contract File" means, as to each Home Improvement Contract, (a) the original copy of the Contract which is comprised of the related contract and/or promissory note, (b) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if

                                     1-21
available, (c) evidence of title insurance, if any, (d) a credit application signed by the Obligor, or a copy thereof, (e) if required by Section 5.09 with respect to such Contract a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof and (f) if such Contract was originated by a contractor other than the Company, the original or a copy of an assignment of the mortgage, deed of trust or security deed by the contractor to the Company.

     "Home Equity Contracts" means the closed-end home equity loans described in the List of Home Equity Contracts and constituting part of the corpus of Sub-Pool H, which Home Equity Contracts are to be assigned and conveyed by the Company to Sub-Pool H, and includes, without limitation, any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any payments which were due pursuant thereto prior to the Cutoff Date.

     "Home Improvement Contracts" means the retail installment sales contracts and promissory notes financing home improvements described in the List of Home Improvement Contracts and constituting part of the corpus of Sub-Pool H, which Home Improvement Contracts are to be assigned and conveyed by the Company to Sub-Pool H, and includes, without limitation, any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any payments which were due pursuant thereto prior to the Cutoff Date.

     "HUD" means the United States Department of Housing and Urban Development, or any successor thereto.

     "Independent" means, when used with respect to any specified Person, Dorsey & Whitney LLP or any Person who (i) is in fact independent of the Company and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Servicer or in an Affiliate of either and (iii) is not connected with the Company or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Initial Consumer Product Contracts" means certain Consumer Product Contracts in the List of Consumer Product Contracts, all of which were originated on or before March 4, 1998, and which total $268,501,402.07 of aggregate principal balance as of the Cutoff Date.

     "Insurance Policy" means, with respect to each Contract, the policy of insurance (if any) required to be maintained for the related Product or real property by Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of said Section 5.09.

                                     1-22

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract.

     "Limited Guaranty" means the obligation of the Company to make Class B-C Guaranty Payments and Class B-H Guaranty Payments pursuant to Section 8.04.

     "Liquidated Contract" means any Defaulted Contract (1) as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product or real property (if any), as applicable, has been recovered; provided that any Defaulted Contract in respect of which the related Product or real property have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract, or (2) as to which in the case of an FHA-Insured Contract, either (a) FHA has paid the claim, or (b) the Servicer has determined in good faith that FHA will not pay the claim or (3) with respect to any Monthly Period beginning on or after May 15, 2028, any FHA-Insured Contract as to which the Servicer has submitted a claim to FHA.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Product or real property (if any), as applicable, is disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including Insurance Proceeds and proceeds realized on the repurchase of such Product by the originating dealer for breach of warranties) received in connection with the liquidation of Defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Product or real property, as applicable.

     "List of Consumer Product Contracts" means the list identifying each Consumer Product Contract constituting part of the corpus of Sub-Pool C, which list (a) identifies each Consumer Product Contract and (b) sets forth as to each Consumer Product Contract (i) the Cutoff Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which is attached to the Assignment from the Company to the Trustee, conveying the Company's right, title and interest in and to the Consumer Product Contract (substantially in the form of Exhibit C-1.

     "List of Home Equity Contracts" means the list identifying each Home Equity Contract constituting part of the corpus of Sub-Pool H, which list
(a) identifies each Home Equity Contract and (b) sets forth as to each Home Equity Contract (i) the Cutoff Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which is attached to the Assignment from the Company to the Trustee, conveying the Company's right,

                                     1-23
title and interest in and to the Home Equity Contract (substantially in the form of Exhibit C-2).

     "List of Home Improvement Contracts" means the list identifying each Home Improvement Contract constituting part of the corpus of Sub-Pool H, which list
(a) identifies each Home Improvement Contract and (b) sets forth as to each Home Improvement Contract (i) the Cutoff Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which is attached to the Assignment from the Company to the Trustee, conveying the Company's right, title and interest in and to the Home Improvement Contract (substantially in the form of Exhibit C-2).

     "Lists of Contracts" means, collectively, the List of Consumer Product Contracts, the List of Home Equity Contracts and the List of Home Improvement Contracts.

     "Monthly Period" means a calendar month during the term of this Agreement. With respect to any Distribution Date, "related Monthly Period" means the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Monthly Report" has the meaning assigned in Section 6.01.

     "Monthly Sub-Pool C Servicing Fee" means, as of any Distribution Date on which the Company is not acting as Servicer, any amount agreed to by the Trustee and the successor Servicer that does not exceed one-twelfth of the product of 0.75% and the Sub-Pool C Scheduled Principal Balance as of that Distribution Date.

     "Monthly Sub-Pool H Servicing Fee" means, as of any Distribution Date on which the Company is not acting as Servicer, any amount agreed to by the Trustee and the successor Servicer that does not exceed one-twelfth of the product of 0.75% and the Sub-Pool H Scheduled Principal Balance as of that Distribution Date.

     "Monthly Sub-Pool C Servicing and Guaranty Fee" means, as to any Distribution Date, the Sub-Pool C Amount Available in the Sub-Pool C Collection Account on that Distribution Date after payment in full of all amounts specified in clauses (1) through (23) of Section 8.03(a).

     "Monthly Sub-Pool H Servicing and Guaranty Fee" means, as to any Distribution Date, the Sub-Pool H Amount Available in the Sub-Pool H Collection Account on that Distribution Date after payment in full of all amounts specified in clauses (1) through (25) of Section 8.03(d).

     "Net Liquidation Loss" means, as to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

                                     1-24

     "Net Liquidation Proceeds" means, as to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the Monthly Period in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

     "NRSRO" means any nationally recognized statistical rating organization.

     "N.Y.U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     "Obligor" means a buyer of a Product or a home improvement or a borrower of a Home Equity Loan or other Person who is indebted under a Contract.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Company and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Company, acceptable to the Trustee and the Company.

     "Original Class A-1C Principal Balance" means $320,870,000.

     "Original Class A-2C Principal Balance" means $16,695,000.

     "Original Class A-3C Principal Balance" means $12,980,000.

     "Original Class A-4C Principal Balance" means $7,420,000.

     "Original Class B-C Principal Balance" means $12,986,947.

     "Original Class A-1H Principal Balance" means $87,750,000.

     "Original Class A-2H Principal Balance" means $18,070,000.

     "Original Class A-3H Principal Balance" means $9,680,000.

     "Original Class A-4H Principal Balance" means $7,740,000.

     "Original Class B-H Principal Balance" means $5,808,053.

     "Original Sub-Pool C Principal Balance" means, with respect to any Class of Sub-Pool C Certificates, the Original Class A-1C Principal Balance, the Original Class A-2C Principal Balance, the Original Class A-3C Principal Balance, the Original Class A-4C Principal Balance, or the Original Class B-C Principal Balance, as appropriate.

     "Original Sub-Pool H Principal Balance" means, with respect to any Class of Sub-Pool H Certificates, the Original Class A-1H Principal Balance, the Original Class A-2H Principal Balance, the Original Class A-3H Principal Balance, the Original

                                     1-25

Class A-4H Principal Balance, or the Original Class B-H Principal Balance, as appropriate.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the applicable Collection Account pursuant to the proviso in Section 3.05(a).

     "Paying Agent" has the meaning assigned in Section 8.01(c).

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning assigned in Section 9.02(b)(2).

     "Pledgor" means Green Tree RECS II Guaranty Corporation, a
Minnesota corporation.

     "Pool Factor" means, at any time and with respect to any Class of Certificates, the eight-digit decimal derived from a fraction, the numerator of which is the aggregate Class Principal Balance of that Class of Certificates at such time and the denominator of which is the Original Class Principal Balance of that Class of Certificates.

     "Principal Prepayment" means a payment or other recovery of principal on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

     "Products" means the goods financed by and pledged to secure Consumer
Product Contracts which goods are of the following types:   motorcycles; marine
products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; personal aircraft; and recreational vehicles.

     "Record Date" means the Business Day immediately preceding the related Distribution Date.

     "Repurchase Price" means, with respect to a Contract to be repurchased pursuant to Section 3.05, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract

                                     1-26
from the end of the Monthly Period with respect to which the Obligor last made a payment through the end of the immediately preceding Monthly Period.

     "Required Sub-Pool C Reserve Account Amount" means, as of any date of determination, the lesser of: (i) 1.5% of the sum of the Original Class A-1C Principal Balance, the Original Class A-2C Principal Balance, the Original Class A-3C Principal Balance, the Original Class A-4C Principal Balance and the Original Class B-C Principal Balance; or (ii) the Sub-Pool C Certificate Principal Balance plus the Class A-2C Principal Liquidation Loss, the Class A-3C Principal Liquidation Loss, the Class A-4C Principal Liquidation Loss and the Class B-C Principal Liquidation Loss, if any, as of such date of determination.

     "Required Sub-Pool H Reserve Account Amount" means, as of any date of determination, the lesser of: (i) 1.5% of the sum of the Original Class A-1H Principal Balance, the Original Class A-2H Principal Balance, the Original Class A-3H Principal Balance, the Original Class A-4H Principal Balance and the Original Class B-H Principal Balance; or (ii) the Sub-Pool H Certificate Principal Balance plus the Class A-2H Principal Liquidation Loss, the Class A-3H Principal Liquidation Loss, the Class A-4C Principal Liquidation Loss and the Class B-H Principal Liquidation Loss, if any, as of such date of determination.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Scheduled Principal Balance" means, as to any Contract and any Distribution Date or the Cutoff Date, the principal balance of such Contract as of the Due Date in the Monthly Period immediately preceding such Distribution Date or as of the Due Date immediately preceding the Cutoff Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means the Company until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

                                     1-27

     "Servicer Advance" means, with respect to any Distribution Date, the amount, if any, deposited by the Servicer in the applicable Collection Account pursuant to Section 5.13.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Company, as the same may be amended from time to time.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto; provided that, if Standard & Poor's no longer has a rating outstanding on the Certificates, then references herein to "Standard & Poor's" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Sub-Pool C" means the trust created pursuant to Section 2.01(a), the corpus of which consists of all the rights, benefits, and obligations arising from and in connection with each Consumer Product Contract, including any liquidation proceeds therefrom, all rights under any hazard or other Insurance Policy on a Product securing a Consumer Product Contract for the benefit of the creditor of such Consumer Product Contract and all blanket policies to the extent they related to the Consumer Product Contracts, all security interests in each Product, and rights under the Errors and Omissions Protection Policy, benefits under the Limited Guaranty for the benefit of the Class B-C Certificateholders, and the remittances, deposits and payments made into the Sub-Pool C Collection Account and amounts in the Sub-Pool C Collection Account (including all proceeds of investments thereof), and a security interest in the funds in the Sub-Pool C Spread Account and the Sub-Pool C Reserve Account, all as provided herein.

     "Sub-Pool C Amount Available" means, as to any Distribution Date, an amount equal to the Sub-Pool C Collected Funds for that Distribution Date plus any amounts required to be deposited in the Sub-Pool C Collection Account on or before such Distribution Date pursuant to Section 8.04, 8.05, 8.06 or 8.08.

     "Sub-Pool C Amount Held for Future Distribution" means, as to any Distribution Date, the total of the amounts held in the Sub-Pool C Collection Account on the last day of the related Monthly Period on account of Advance Payments on Consumer Product Contracts in respect of such Monthly Period.

     "Sub-Pool C Certificate" means any one of the Class A-1C, Class A-2C, Class A-3C, Class A-4C and Class B-C Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and Exhibit B-1 and evidencing a fractional undivided interest in Sub-Pool C.

                                     1-28

     "Sub-Pool C Certificate Principal Balance" means, as of any Distribution Date, the sum of the Class A-1C Principal Balance, the Class A-2C Principal Balance, the Class A-3C Principal Balance, the Class A-4C Principal Balance and the Class B-C Principal Balance as of that Distribution Date.

     "Sub-Pool C Collected Funds" means, as to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Sub-Pool C Collection Account as of the close of business on the last day of the related Monthly Period (exclusive of any amounts deposited therein pursuant to Sections 8.04, 8.05, 8.06 or 8.08), and (ii) any amounts required to be deposited in the Sub-Pool C Collection Account on or before the Business Day immediately preceding such Distribution Date pursuant to Section 5.09 or 5.13, and (iii) any amount deposited in the Sub-Pool C Collection Account in respect of principal on the Consumer Product Contracts (exclusive of any amounts deposited therein pursuant to Sections 8.04, 8.05, 8.06 or 8.08) after the last day of the related Monthly Period through and including the third Business Day prior to the Distribution Date, but in no event later than the 10th day of the month in which such Distribution Date occurs, reduced by (b) the sum as of the close of business on the last day of the related Monthly Period of (i) the Sub-Pool C Amount Held for Future Distribution, and (ii) amounts permitted to be withdrawn by the Trustee from the Sub-Pool C Collection Account pursuant to clauses (b) through (e), inclusive, of Section 8.02 and (iii) with respect to all Distribution Dates other than the Distribution Date in April, 1998, any amount deposited in the Sub-Pool C Collection Account in respect of principal on the Contracts (exclusive of any amounts deposited therein pursuant to Sections 8.04, 8.05, 8.06 or 8.08) on or after the first day of the related Monthly Period and through and including the third Business Day prior to the preceding Distribution Date, but in no event later than the 10th day of the related Monthly Period.

     "Sub-Pool C Collection Account" means the account designated as such established and maintained pursuant to Section 5.05(a).

     "Sub-Pool C Excess Proceeds" means an amount equal to the excess, if any, of (a) the sum of the Original Sub-Pool C Principal Balances over (b) the Cutoff Date Sub-Pool C Principal Balance.

     "Sub-Pool C Excess Proceeds Account" means the account established and maintained pursuant to Section 8.08.

     "Sub-Pool C Formula Principal Distribution Amount" means, as of any Distribution Date (but subject to the last sentence of this definition), the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the relevant Consumer Product Contract:

          (i) all scheduled payments of principal due on each outstanding Consumer Product Contract during the related Monthly Period as specified in the amortization schedule at the time applicable

                                     1-29
               thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period; plus

          (iii)the aggregate Scheduled Principal Balance of all Consumer Product Contracts that became Liquidated Contracts during the related Monthly Period, plus the amount of any reduction on the outstanding principal balance of a Consumer Product Contract during the related Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; plus

          (iv) the aggregate Scheduled Principal Balance of all Consumer Product Contracts repurchased during the prior Monthly Period pursuant to
               Section 3.05; plus

          (v) any amount deposited in the Sub-Pool C Collection Account in respect of principal on the Consumer Product Contracts (exclusive of any amounts deposited therein pursuant to Section 8.04, 8.05,
               8.06 or 8.08) after the last day of the related Monthly Period and up to and including the third Business Day prior to the Distribution Date, but in no event later than the 10th day of the month in which such Distribution Date occurs; minus

          (vi) with respect to all Distribution Dates other than the Distribution Date in April, 1998, any amount deposited in the Sub-Pool C Collection Account in respect of principal on the Consumer Product Contracts (exclusive of any amounts deposited therein pursuant to Section 8.04, 8.05, 8.06 or 8.08) on or after the first day of the related Monthly Period and up to and including the third Business Day prior to the preceding Distribution Date, but in no event later than the 10th day of the related Monthly Period; plus

          (vii)with respect to the Distribution Date in April 15, 1998, an amount equal to the Excess Proceeds.

The Sub-Pool C Formula Principal Distribution Amount for the Distribution Date in May 2019 shall be the Sub-Pool C Certificate Principal Balance.

     "Sub-Pool C Principal Balance" means, as to any date, the Class A-1C Principal Balance, the Class A-2C Principal Balance, the Class A-3C Principal Balance, the Class A-4C Principal Balance or the Class B-C Principal Balance, as appropriate.

                                     1-30

     "Sub-Pool C Reserve Account" means a segregated trust account established with the Collateral Agent, and pledged by the Pledgor to the Trustee for the benefit of the Holders of the Sub-Pool C Certificates pursuant to the Sub-Pool C Reserve Account Pledge Agreement.

     "Sub-Pool C Reserve Account Deficiency Notice" shall have the meaning given thereto pursuant to Section 8.06(c).

     "Sub-Pool C Reserve Account Pledge Agreement" means that certain Reserve Account Pledge Agreement dated as of March 1, 1998 among the Pledgor, the Collateral Agent, and the Trustee, in the form of Exhibit K-1 attached hereto.

     "Sub-Pool C Scheduled Principal Balance" means, as of any Distribution Date, the aggregate Scheduled Principal Balance of all Consumer Product Contracts that were outstanding during the immediately preceding Monthly Period.

     "Sub-Pool C Spread Account" means the segregated trust accounts established with the Collateral Agent, and pledged by the Pledgor to the Trustee for the benefit of the Holders of the Class A-2C Certificates, the Class A-3C Certificates, and the Class A-4C Certificates pursuant to the Sub-Pool C Spread Account Pledge Agreement.

     "Sub-Pool C Spread Account Deficiency Notice" shall have the meaning given thereto pursuant to Section 8.06(b).

     "Sub-Pool C Spread Account Pledge Agreement" means that certain Spread Account Pledge Agreement dated as of March 1, 1998 among the Pledgor, the Collateral Agent, and the Trustee, in the form of Exhibit J-1 attached hereto.

     "Sub-Pool H" means the trust created pursuant to Section 2.01(d), the corpus of which consists of all the rights, benefits, and obligations arising from and in connection with each Home Equity Contract and each Home Improvement Contract, including any liquidation proceeds therefrom, all rights under any hazard, title or other Insurance Policy on the real estate (if any) securing a Home Equity Contract or Home Improvement Contract for the benefit of the creditor of such Home Equity Contract or Home Improvement Contract and all blanket policies to the extent they related to the Home Equity Contracts or Home Improvement Contracts, all mortgages, deeds of trust and security deeds on the real estate (if any), and rights under the Errors and Omissions Protection Policy, benefits under the Limited Guaranty for the benefit of the Class B-H Certificateholders, and the remittances, deposits and payments made into the Sub-Pool H Collection Account and amounts in the Sub-Pool H Collection Account (including all proceeds of investments thereof), and a security interest in the funds in the Sub-Pool H Spread Account and the Sub-Pool H Reserve Account, all as provided herein.

     "Sub-Pool H Amount Available" means, as to any Distribution Date, an amount equal to the Sub-Pool H Collected Funds for that Distribution Date plus any

                                     1-31
amounts required to be deposited in the Sub-Pool H Collection Account on or before such Distribution Date pursuant to Section 8.04, 8.05 or 8.07.

     "Sub-Pool H Amount Held for Future Distribution" means, as to any Distribution Date, the total of the amounts held in the Sub-Pool H Collection Account on the last day of the related Monthly Period on account of Advance Payments on the Home Equity Contracts or Home Improvement Contracts in respect of such Monthly Period.

     "Sub-Pool H Certificate" means any one of the Class A-1H, Class A-2H, Class A-3H, Class A-4H and Class B-H Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-2 and Exhibit B-2 and evidencing a fractional undivided interest in Sub-Pool H.

     "Sub-Pool H Certificate Principal Balance" means, as of any Distribution Date, the sum of the Class A-1H Principal Balance, the Class A-2H Principal Balance, the Class A-3H Principal Balance, the Class A-4H Principal Balance and the Class B-H Principal Balance as of that Distribution Date.

     "Sub-Pool H Collected Funds" means, as to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Sub-Pool H Collection Account as of the close of business on the last day of the related Monthly Period (exclusive of any amounts deposited therein pursuant to Sections 8.04, 8.05 or 8.07), and (ii) any amounts required to be deposited in the Sub-Pool H Collection Account on or before the Business Day immediately preceding such Distribution Date pursuant to Section 5.09 or 5.13, reduced by (b) the sum as of the close of business on the last day of the related Monthly Period of (i) the Sub-Pool H Amount Held for Future Distribution, and (ii) amounts permitted to be withdrawn by the Trustee from the Sub-Pool H Collection Account pursuant to clauses (b) through (e), inclusive, of Section 8.02.

     "Sub-Pool H Collection Account" means the account designated as such established and maintained pursuant to Section 5.05(b).

     "Sub-Pool H Formula Principal Distribution Amount" means, as of any Distribution Date (but subject to the last sentence of this definition), the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in the relevant Home Equity Contract or Home Improvement Contract:

          (i) all scheduled payments of principal due on each outstanding Home Equity Contract or Home Improvement Contract during the related Monthly Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an

                                     1-32

               Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full on the Home Equity Contracts and Home Improvement Contracts received during the related Monthly Period; plus

          (iii)the aggregate Scheduled Principal Balance of all Home Equity Contracts and Home Improvement Contracts that became Liquidated Contracts during the related Monthly Period, plus the amount of any reduction on the outstanding principal balance of a Home Equity Contract or Home Improvement Contract during the related Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; plus

          (iv) the aggregate Scheduled Principal Balance of all Home Equity Contracts and Home Improvement Contracts repurchased during the prior Monthly Period pursuant to Section 3.05.

The Sub-Pool H Formula Principal Distribution Amount for the Distribution Date in May 2029 shall be the Sub-Pool H Certificate Principal Balance.

     "Sub-Pool H Principal Balance" means, as to any date, the Class A-1H Principal Balance, the Class A-2H Principal Balance, the Class A-3H Principal Balance, the Class A-4H Principal Balance or the Class B-H Principal Balance, as appropriate.

     "Sub-Pool H Reserve Account" means a segregated trust account established with the Collateral Agent, and pledged by the Pledgor to the Trustee for the benefit of the Holders of the Sub-Pool H Certificates pursuant to the Sub-Pool H Reserve Account Pledge Agreement.

     "Sub-Pool H Reserve Account Deficiency Notice" shall have the meaning given thereto pursuant to Section 8.07(c).

     "Sub-Pool H Reserve Account Pledge Agreement" means that certain Reserve Account Pledge Agreement dated as of March 1, 1998 among the Pledgor, the Collateral Agent, and the Trustee, in the form of Exhibit K-2 attached hereto.

     "Sub-Pool H Scheduled Principal Balance" means, as of any Distribution Date, the aggregate Scheduled Principal Balance of all Home Equity Contracts and Home Improvement Contracts that were outstanding during the immediately preceding Monthly Period.

     "Sub-Pool H Spread Account" means the segregated trust accounts established with the Collateral Agent, and pledged by the Pledgor to the Trustee for the benefit of the Holders of the Class A-2H Certificates, the Class A-3H Certificates, and the

                                     1-33

Class A-4H Certificates pursuant to the Sub-Pool H Spread Account Pledge Agreement.

     "Sub-Pool H Spread Account Deficiency Notice" shall have the meaning given thereto pursuant to Section 8.07(b).

     "Sub-Pool H Spread Account Pledge Agreement" means that certain Spread Account Pledge Agreement dated as of March 1, 1998 among the Pledgor, the Collateral Agent, and the Trustee, in the form of Exhibit J-2 attached hereto.

     "Subsequent Consumer Product Contracts" means those Consumer Product Contracts described in the List of Consumer Product Contracts that are not Initial Consumer Product Contracts.

     "Uncollectible Advance" means, with respect to any Determination Date, the portion of any Servicer Advances which the Servicer has determined in good faith will not be ultimately recoverable by the Servicer from Insurance Policies on the related Product, from the Obligor or out of Net Liquidation Proceeds. The determination by the Servicer that it has made an Uncollectible Advance shall be evidenced by an Officer's Certificate delivered to the Trustee.

     "Unpaid Class A-1C Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-1C Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-1C Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-1C Certificates on account of any Unpaid Class A-1C Interest Shortfall pursuant to
Section 8.03(a)(3)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-1C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-1C Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-1C Certificates pursuant to Section 8.03(a)(4)(ii).

     "Unpaid Class A-2C Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2C Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2C Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2C Certificates on account of any Class A-2C Interest Shortfall pursuant to Section 8.03(a)(5)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

                                     1-34

     "Unpaid Class A-2C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2C Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2C Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2C Certificates on account of any Unpaid Class A-2C Liquidation Loss Interest Shortfall pursuant to Section 8.03(a)(7)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-2C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-2C Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-2C Certificates pursuant to Section 8.03(a)(6)(ii).

     "Unpaid Class A-3C Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3C Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3C Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3C Certificates on account of any Unpaid Class A-3C Interest Shortfall pursuant to
Section 8.03(a)(9)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3C Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3C Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3C Certificates on account of any Unpaid Class A-3C Liquidation Loss Interest Shortfall pursuant to Section 8.03(a)(11)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-3C Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-3C Certificates pursuant to Section 8.03(a)(10)(ii).

                                     1-35

     "Unpaid Class A-4C Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4C Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4C Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4C Certificates on account of any Unpaid Class A-4C Interest Shortfall pursuant to
Section 8.03(a)(13)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4C Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4C Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4C Certificates on account of any Unpaid Class A-4C Liquidation Loss Interest Shortfall pursuant to Section 8.03(a)(15)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-4C Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-4C Certificates pursuant to Section 8.03(a)(14)(ii).

     "Unpaid Class B-C Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class B-C Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class B-C Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class B-C Certificates on account of any Unpaid Class B-C Interest Shortfall pursuant to Section 8.03(a)(17)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class B-C Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class B-C Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class B-C Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class B-C Certificates on account of any Unpaid Class B-C Liquidation Loss Interest Shortfall pursuant to Section 8.03(a)(19)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally

                                     1-36
permissible) at the Class B-C Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class B-C Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class B-C Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class B-C Certificates pursuant to
Section 8.03(a)(18)(ii).

     "Unpaid Class A-1H Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-1H Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-1H Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-1H Certificates on account of any Unpaid Class A-1H Interest Shortfall pursuant to
Section 8.03(d)(3)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-1H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-1H Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-1H Certificates pursuant to Section 8.03(d)(4)(ii).

     "Unpaid Class A-2H Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2H Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2H Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2H Certificates on account of any Class A-2H Interest Shortfall pursuant to Section 8.03(d)(5)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-2H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2H Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2H Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2H Certificates on account of any Unpaid Class A-2H Liquidation Loss Interest Shortfall pursuant to Section 8.03(d)(7)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

                                     1-37

     "Unpaid Class A-2H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-2H Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-2H Certificates pursuant to Section 8.03(d)(6)(ii).

     "Unpaid Class A-3H Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3H Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3H Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3H Certificates on account of any Unpaid Class A-3H Interest Shortfall pursuant to
Section 8.03(d)(9)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3H Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3H Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3H Certificates on account of any Unpaid Class A-3H Liquidation Loss Interest Shortfall pursuant to Section 8.03(d)(11)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-3H Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-3H Certificates pursuant to Section 8.03(d)(10)(ii).

     "Unpaid Class A-4H Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4H Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4H Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4H Certificates on account of any Unpaid Class A-4H Interest Shortfall pursuant to
Section 8.03(d)(13)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4H

                                     1-38

Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4H Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4H Certificates on account of any Unpaid Class A-4H Liquidation Loss Interest Shortfall pursuant to Section 8.03(d)(15)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-4H Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-4H Certificates pursuant to Section 8.03(d)(14)(ii).

     "Unpaid Class B-H Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class B-H Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class B-H Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class B-H Certificates on account of any Unpaid Class B-H Interest Shortfall pursuant to Section 8.03(d)(17)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class B-H Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class B-H Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class B-H Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class B-H Certificates on account of any Unpaid Class B-H Liquidation Loss Interest Shortfall pursuant to Section 8.03(d)(19)(ii) on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-H Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class B-H Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class B-H Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class B-H Certificates pursuant to
Section 8.03(d)(18)(ii).

                                     1-39

                                   ARTICLE II

                 ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS
                 ---------------------------------------------

     SECTION 2.01.  Closing.
                    -------

     a. There is hereby created, by the Company as settlor, a separate trust which shall be known as Sub-Pool C of Green Tree Recreational, Equipment & Consumer Trust 1998-A. Sub-Pool C shall be administered pursuant to the provisions of this Agreement for the benefit of the Sub-Pool C Certificateholders, and as a separate Grantor Trust for all tax purposes. The Trustee is hereby specifically empowered to conduct any business dealings with the Company on behalf of Sub-Pool C.

     b. On the Closing Date, the Company shall transfer, assign, set over and otherwise convey to Sub-Pool C by execution of an assignment substantially in the form of Exhibit C-1 hereto all the right, title and interest of the Company in and to (1) the Consumer Product Contracts (including but not limited to all right, title and interest in and to the related Collateral Security) and any and all rights to receive payments on or with respect to the Consumer Product Contracts, excluding with respect to all Consumer Product Contracts, any rights to receive payments which were due pursuant thereto prior to the Cut-off Date,
(2) the Insurance Policies on any Products securing a Consumer Product Contract for the benefit of the creditor of such Consumer Product Contract and all blanket insurance policies to the extent they relate to the Consumer Product Contracts, (3) all rights the Company may have against the originating dealer with respect to the Consumer Product Contracts not originated by the Company,
(4) the Errors and Omissions Protection Policy as such policy relates to the Consumer Product Contracts, (5) all documents contained in the Consumer Product Contract Files, and (6) all proceeds and products of the foregoing. On the Closing Date, the Pledgor shall grant the Trustee a security interest in the funds in the Sub-Pool C Spread Account and all investments thereof, for the benefit of the Holders of the Sub-Pool C Certificates, by executing and delivering the Sub-Pool C Spread Account Pledge Agreement and shall grant the Trustee a security interest in the funds in the Sub-Pool C Reserve Account and all investments thereof, for the benefit of the Holders of the Sub-Pool C Certificates, by executing and delivering the Sub-Pool C Reserve Account Pledge Agreement.

     c. Although the parties intend that the conveyance of the Company's right, title and interest in and to the Consumer Product Contracts and the related Collateral Security pursuant to this Agreement shall constitute a purchase and sale and not a pledge of security for loans from the Sub-Pool C Certificateholders, if such conveyances are deemed to be a pledge of security for loans from the Sub-Pool C Certificateholders or any other Persons (the "Sub-Pool C Secured Obligations"), the parties intend that (1) the rights and obligations of the parties to the Sub-Pool C Secured Obligations shall be established pursuant to the terms of this Agreement; (2) the Company shall be deemed to have granted to the Trustee, and the Company does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in
Section 2.01(b)(1) through 2.01(b)(6) above, and all proceeds

                                      2-1
thereof, to secure the Sub-Pool C Secured Obligations; and (3) that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Sub-Pool C Certificates or the Sub-Pool C Secured Obligations, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     d. There is hereby created, by the Company as settlor, a separate trust which shall be known as Sub-Pool H of Green Tree Recreational, Equipment & Consumer Trust 1998-A. Sub-Pool H shall be administered pursuant to the provisions of this Agreement for the benefit of the Sub-Pool H Certificateholders, and as a separate Grantor Trust for all tax purposes. The Trustee is hereby specifically empowered to conduct any business dealings with the Company on behalf of Sub-Pool H.

     e. On the Closing Date, the Company shall transfer, assign, set over and otherwise convey to Sub-Pool H by execution of an assignment substantially in the form of Exhibit C-2 hereto all the right, title and interest of the Company in and to (1) the Home Equity Contracts and Home Improvement Contracts (including but not limited to all right, title and interest in and to the related Collateral Security) and any and all rights to receive payments on or with respect to the Home Equity Contracts and Home Improvement Contracts, excluding with respect to all Home Equity Contracts and Home Improvement Contracts, any rights to receive payments which were due pursuant thereto prior to the Cut-off Date, (2) the Insurance Policies on any real estate securing a Home Equity Contract or Home Improvement Contract for the benefit of the creditor of such Home Equity Contract or Home Improvement Contract and all blanket insurance policies to the extent they relate to the Home Equity Contracts and Home Improvement Contracts, (3) all rights the Company may have against the originating lender or contractor with respect to the Home Equity Contracts and Home Improvement Contracts not originated by the Company, (4) the Errors and Omissions Protection Policy as such policy relates to the Home Equity Contracts and Home Improvement Contracts, (5) all documents contained in the Home Equity Contract and Home Improvement Contract Files, and (6) all proceeds and products of the foregoing. On the Closing Date, the Pledgor shall grant the Trustee a security interest in the funds in the Sub-Pool H Spread Account and all investments thereof, for the benefit of the Holders of the Sub-Pool H Certificates, by executing and delivering the Sub-Pool H Spread Account Pledge Agreement and shall grant the Trustee a security interest in the funds in the Sub-Pool H Reserve Account and all investments thereof, for the benefit of the Holders of the Sub-Pool H Certificates, by executing and delivering the Sub-Pool H Reserve Account Pledge Agreement.

     f. Although the parties intend that the conveyance of the Company's right, title and interest in and to the Home Equity Contracts and Home Improvement Contracts and the related Collateral Security pursuant to this Agreement shall constitute a purchase and sale and not a pledge of security for loans from the Sub-Pool H Certificateholders, if such conveyances are deemed to be a pledge of security for loans from the Sub-Pool H Certificateholders or any other

                                      2-2

Persons (the "Sub-Pool H Secured Obligations"), the parties intend that (1) the rights and obligations of the parties to the Sub-Pool H Secured Obligations shall be established pursuant to the terms of this Agreement; (2) the Company shall be deemed to have granted to the Trustee, and the Company does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in Section 2.01(e)(1) through 2.01(e)(6) above, and all proceeds thereof, to secure the Sub-Pool H Secured Obligations; and (3) that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Sub-Pool H Certificates or the Sub-Pool H Secured Obligations, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     SECTION 2.02.  Conditions to the Closing.
                    -------------------------

     On or before the Closing Date, the Company shall deliver or cause to be delivered the following documents to the Trustee:

     a. The List of Consumer Product Contracts, the List of Home Equity Contracts and the List of Home Improvement Contracts, each certified by the Chairman of the Board, President or any Vice President of the Company.

     b. A certificate of an officer of the Company substantially in the form of Exhibit D hereto.

     c. An Opinion of Counsel for the Company substantially in the form of Exhibit E hereto.

     d. A letter from Coopers & Lybrand LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Contracts (other than the Subsequent Consumer Product Contracts) on a statistical sampling basis and, based on such sampling, concluding that, except with respect to those Contracts (other than the Subsequent Consumer Product Contracts) so specified in the letter, the Contracts conform in all material respects to the Lists of Contracts, to a confidence level of 97.5%, with an error rate generally not in excess of 1.8%.

     e. Copies of resolutions of the board of directors of the Company or of the executive committee of the board of directors of the Company approving the execution, delivery and performance of this Agreement, the creation of Sub-Pool C and Sub-Pool H and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Company.

     f. Officially certified recent evidence of due incorporation and good standing of the Company under the laws of the State of Delaware.

     g. Evidence of filing with the Secretary of State of Minnesota of a UCC-1 financing statement, executed by the Company as debtor, naming the Trustee as secured party and listing the Contracts as collateral.

                                      2-3

     h. An executed copy of the Assignments substantially in the form of Exhibits C-1 and C-2 hereto.

     i.   An Officer's Certificate listing the Servicer's Servicing Officers.

     j. Evidence of continued coverage of the Company under the Errors and Omissions Protection Policy.

     k. Evidence of deposit in the Sub-Pool C Collection Account and the Sub-Pool H Collection Account, as applicable, of all funds received with respect to the Contracts prior to the Closing Date which were due on or after the Cutoff Date, together with an Officer's Certificate to the effect that such amount is correct.

     l. An Officer's Certificate confirming that the Company's internal audit department has reviewed the original or a copy of each Contract and each Contract File, that each Contract and Contract File conforms in all material respects with the Lists of Contracts and that each Contract File is complete in all material respects and that each Product or real estate securing a Contract is covered by an Insurance Policy as required by Section 3.02(f).

     m. A letter from Standard & Poor's confirming that the Class A-1C and Class A-1H Certificates have been assigned a rating of AAA by Standard & Poor's, and a letter from Fitch confirming that the Class A-1C and Class A-1H Certificates have been assigned a rating of AAA by Fitch.

     n. A letter from Standard & Poor's confirming that the Class A-2C and Class A-2H Certificates have been assigned a rating of AA by Standard & Poor's, and a letter from Fitch confirming that the Class A-2C and Class A-2H Certificates have been assigned a rating of AA by Fitch.

     o. A letter from Standard & Poor's confirming that the Class A-3C and Class A-3H Certificates have been assigned a rating of A by Standard & Poor's, and a letter from Fitch confirming that the Class A-3C Certificates have been assigned a rating of A+ by Fitch and that the Class A-3H Certificates have been assigned a rating of A by Fitch.

     p. A letter from Standard & Poor's confirming that the Class A-4C and Class A-4H Certificates have been assigned a rating of BBB by Standard & Poor's, and a letter from Fitch confirming that the Class A-4C Certificates have been assigned a rating of BBB+ by Fitch and that the Class A-4H Certificates have been assigned a rating of BBB by Fitch.

     q. A letter from Standard & Poor's confirming that the Class B-C and Class B-H Certificates have been assigned a rating of BBB- by Standard & Poor's, and a letter from Fitch confirming that the Class B-C and Class B-H Certificates have been assigned a rating of BBB by Fitch.

                                      2-4

     r. The Sub-Pool C Spread Account Pledge Agreement, the Sub-Pool C Reserve Account Pledge Agreement, the Sub-Pool H Spread Account Pledge Agreement, and the Sub-Pool H Reserve Account Pledge Agreement, each duly executed by the Pledgor, the Collateral Agent, and the Trustee.

     s. Evidence of the deposit in the Excess Proceeds Account of an amount equal to the Excess Proceeds.

     t. Any other documents or certificates that the Trustee may reasonably request.

     SECTION 2.03.  Acceptance by Trustee.
                    ---------------------

     a. On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit F hereto acknowledging conveyance of the Contracts and Contract Files to the Trustee and declaring that the Trustee, directly or through the Servicer, as agent for the Trustee (with respect to the Consumer Product Contract Files) and through the Custodian (with respect to the Home Improvement Contract Files and the Home Equity Contract Files) will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and shall issue to or upon the order of the Company Sub-Pool C Certificates representing ownership of a beneficial interest in 100% of Sub-Pool C and Sub-Pool H Certificates representing ownership of a beneficial interest in 100% of Sub-Pool H.

     b. The Trustee or the Custodian shall review each Home Equity Contract File and each Home Improvement Contract File within 60 days of the Closing Date or the receipt by it of the Contract File, whichever is later. If, in its review of the Contract Files, the Trustee or the Custodian discovers a breach of the representations or warranties set forth in Sections 3.02, 3.03 or 3.04 of this Agreement, or in the Officer's Certificate delivered pursuant to Section 2.02(l) of this Agreement, the Trustee or the Custodian, as the case may be, shall notify the Company shall cure such breach or repurchase such Contract pursuant to Section 3.05.

     SECTION 2.04.   Grantor Trust Provisions.
                     ------------------------

     The Company, as Servicer, the Trustee and the Certificateholders and the Certificate Owners, by acceptance of the Certificates or an interest therein, each agree that each of Sub-Pool C and Sub-Pool H is intended to be treated as a separate Grantor Trust for federal income tax purposes. In furtherance of the foregoing, the Trustee (at the direction of the Company or the Servicer), the Company and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of each of Sub-Pool C and Sub-Pool H as a Grantor Trust. After the Closing Date, neither the Trustee, the Company nor any Servicer shall (i) accept any contribution of assets to either Sub-Pool C or Sub-Pool H other than deposits pursuant to Section 3.05, advances pursuant to
Section 5.13, Guaranty Payments pursuant to Section 8.04 and transfers from the Spread Accounts and the Reserve

                                      2-5

Accounts pursuant to Sections 8.06 and 8.07, (ii) dispose of any portion of the Trust other than as provided in Sections 3.05 and 8.05, or (iii) engage in any activity which would, directly or indirectly, adversely affect the status of either Sub-Pool C or Sub-Pool H as a Grantor Trust.

                                      2-6

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company makes the following representations and warranties, effective as of the Closing Date, on which the Trustee will rely in accepting the Contracts in trust and issuing the Certificates on behalf of the Trust. The repurchase obligation of the Company set forth in Section 3.05 constitutes the sole remedy available to the Trust or Certificateholders for a breach of a representation or warranty of the Company set forth in Section 2.02(l), 3.02,
3.03 or 3.04 of this Agreement.

     SECTION 3.01.  Representations and Warranties Regarding the Company.
                    ----------------------------------------------------

     The Company represents and warrants to the Trustee and the Certificateholders that:

     a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company.

     b. Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     d. No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture,

                                      3-1
contract or other agreement to which the Company is a party or by which the Company may be bound.

     e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

     f. Licensing. The Company is duly registered as a finance company in each state in which the Contracts were originated, to the extent such registration is required by applicable law.

     g. Chief Executive Office. The chief executive office of the Company is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

     SECTION 3.02.  Representations and Warranties Regarding Each Contract.
                    ------------------------------------------------------

     The Company represents and warrants to the Trustee and the Certificateholders as to each Contract and as of the Closing Date:

     a. List of Contracts. The information set forth in the Lists of Contracts is true and correct as of its date.

     b. Payments. The most recent scheduled payment was made by or on behalf of the Obligor (without any advance from the Company or any Person acting at the request of the Company) or was not delinquent for more than 59 days.

     c. No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File.

     d. Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

     e. No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     f. Insurance Coverage. The Product or real estate, if any, securing the Contract is covered by an Insurance Policy to the extent (if any) required by Section

                                      3-2

5.09. All premiums due as of the Closing Date on such insurance have been paid in full. The Company has been named as an additional insured party under any hazard insurance on the property described in the Contract to the extent required by the Company's underwriting guidelines. If the Contract is an FHA-Insured Contract, such Contract was originated in compliance with FHA Regulations and is insured, without setoff, surcharge or defense, by FHA Insurance. Following the assignment of such FHA-Insured Contract to the Trustee, the Trustee on behalf of the Trust will be entitled to the full benefits of the FHA Insurance.

     g. Origination. Each Consumer Product Contract was originated by a dealer of goods of a class including the Product subject to the Contract, or by the Company, in the regular course of its business and, if originated by a dealer, was purchased by the Company in the regular course of its business. Each Home Equity Contract was originated by a home equity lender, or by the Company, in the ordinary course of its business and, if originated by a lender, was purchased by the Company, in the ordinary course of its business. Each Home Improvement Contract was originated by a home improvement contractor, or by the Company, in the ordinary course of its business and, if originated by a contractor, was purchased by the Company, in the ordinary course of its business.

     h. Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of Certificates, or the ownership of the Contract by the Trust, unlawful or render the Contract unenforceable.

     i. Compliance with Law. At the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws (and, if such Contract is a FHA-Insured Contract, the FHA Regulations), have been complied with, and the Company shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

     j. Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Product or real estate, if any, securing the Contract has not been released from the lien of the Contract in whole or in part.

     k. Valid Security Interest. As to each Consumer Product Contract: (a) the Contract creates a valid and enforceable perfected first priority security interest in favor of the Company in the Product covered thereby as security for payment of the Cutoff Date Principal Balance of such Contract; (b) the Company has assigned all of its right, title and interest in such Contract, including the security interest in the Product covered thereby, to the Trustee; and (c) the Trustee has and will have a valid and perfected and enforceable first priority security interest in such Contract and Product. As to each Home Equity Contract and Secured Home Improvement

                                      3-3

Contract, the Contract has been duly executed and delivered by the Obligor, and the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 30 days and constitutes a valid and perfected first, second, third or fourth lien on the real estate described in such Contract.

     l. Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

     m. Good Title. In the case of a Contract purchased from a dealer or home improvement contractor or home equity lender, the Company purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to any security interest. The Company has not sold, assigned or pledged the Contract to any person and prior to the transfer of the Contract by the Company to the Trustee, the Company had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trustee. If such Contract is an FHA-Insured Contract, because the Trustee is a lender approved by HUD to originate and purchase Title I loans under a valid Title I contract of insurance, the Company has the authority to sell, transfer and assign such Contract to the Trustee. No financing statement describing or referring to any Contract (other than any financing statement naming the Trustee as secured party, or filed by the Company as secured party to perfect its interest in a Contract purchased from a dealer, contractor or lender) is on file in any public office.

     n. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date with respect to the Consumer Product Contracts, the related Product is, to the best of the Company's knowledge, free of damage and in good repair.

     o. No Liens. There are, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product or real property, if any, as applicable, securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     p. Equal Installments. Each Contract has a fixed Contract Rate and provides for substantially level monthly payments (except, in the case of a Balloon Loan, for the final monthly payment of such loan, and except for a small number of Contracts that provide for fewer than 12 level payments per year) which fully amortize the loan over its term.

                                      3-4

     q. Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

     r. One Original. There is only one original executed Contract (other than an original in the possession of the relevant Obligor), which original Contract is in the possession of the Company or the Custodian. Each Consumer Product Contract has been stamped to reflect the assignment of such Contract to the Trustee. Each Home Equity Contract and Home Improvement Contract has been delivered to the Trustee or to the Custodian on or before the Closing Date.

     s. Notation of Security Interest. With respect to each Consumer Product Contract, if the related Product is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Product is being applied for such title document will be issued within 180 days and will show, the Company as the holder of a first priority security interest in such Product; if the related Product is located in a state in which the filing of a financing statement under the applicable Uniform Commercial Code is required to perfect a security interest in goods of the type including the Product, such filings or recordings have been duly made and show the Company as secured party; and if the related Product is an aircraft subject to registration with the Federal Aviation Administration's Aircraft Registry, and the recordation of a mortgage, security agreement or similar conveyance with such Registry is required to perfect the lien created thereby, such recordation has been duly made and shows the Company as secured party or mortgagee. In any case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Company and any trustee in bankruptcy of the Company) claiming an interest in such Product.

     t. No Government Contracts. No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

     SECTION 3.03.  Representations and Warranties Regarding the Contracts in
                    ---------------------------------------------------------
the Aggregate.
-------------

     The Company represents and warrants to the Trustee and the Certificateholders that:

     a. Amounts. The aggregate principal amounts payable by Obligors under the Consumer Product Contracts, plus the Excess Proceeds, if any, as of the Cutoff Date equal the Cutoff Date Sub-Pool C Principal Balance. The aggregate principal amounts payable by Obligors under the Home Equity Contracts and Home Improvement Contracts as of the Cutoff Date equal the Cutoff Date Sub-Pool H Principal Balance.

                                      3-5

     b. Characteristics. The Initial Consumer Product Contracts have the following characteristics as of the Cutoff Date: (i) the Obligors on not more than 25% of the Contracts by Cutoff Date Sub-Pool C Principal Balance are located in any one state; (ii) no Contract has a remaining maturity of fewer than 10 months or more than 240 months; (iii) the final scheduled payment date on the Contract with the latest maturity is in March 2018; (iv) each Contract had an original principal balance of at least $1,500.00 and not more than $4,723,075.90 and a remaining principal balance as of the Cutoff Date of at least $1,055.82 and not more than $4,604,258.51; and (v) each Contract had a contractual rate of interest of at least 6.70% and not more than 21.50% per annum.

     The Subsequent Consumer Product Contracts have the following characteristics as of the Cutoff Date: (i) the Obligors on not more than 25% of the Contracts by Cutoff Date Sub-Pool C Principal Balance are located in any one state; (ii) no Contract has a remaining maturity of fewer than 7 months or more than 240 months; (iii) the final scheduled payment date on the Contract with the latest maturity is in April 2018; (iv) each Contract had an original principal balance of at least $1,508.65 and not more than $1,421,298.68 and a Cutoff Date Principal Balance of at least $1,061.07 and not more than $1,421,298.68 and (v) each Contract has a contractual rate of interest of at least 7.35% and not more than 19.99% per annum.

     The Home Equity Contracts and Home Improvement Contracts have the following characteristics as of the Cutoff Date: (i) the Obligors on not more than 25% of the Contracts by Cutoff Date Sub-Pool H Principal Balance are located in any one state; (ii) no Contract has a remaining maturity of fewer than 10 months or more than 360 months; (iii) the final scheduled payment date on the Contract with the latest maturity is in March 2028; (iv) each Contract had an original principal balance of at least $1,200.00 and not more than $230,500,000 and a remaining principal balance as of the Cutoff Date of at least $348.29 and not more than $230,500,000; and (v) each Contract had a contractual rate of interest of at least 8.50% and not more than 21.24% per annum.

     c. Computer Tape. The Computer Tape made available by the Company was complete and accurate as of its date and includes a description of the same Contracts that are described in the Lists of Contracts.

     d. Marking Records. By the Closing Date, the Company has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trustee in accordance with the terms of the trust created hereunder.

     e. No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

                                      3-6

     SECTION 3.04.  Representations and Warranties Regarding the Contract Files.
                    -----------------------------------------------------------

     The Company represents and warrants to the Trustee and the Certificateholders that:

     a. Possession. Immediately prior to the Closing Date, the Company will have possession of each original Contract and the related Contract File and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Company to make, or cause to be made, any delivery required hereunder.

     b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by the Company pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05.  Repurchase of Contracts for Breach of Representations and
                    ---------------------------------------------------------
Warranties.
----------

     a. The Company shall repurchase a Contract, at its Repurchase Price, not later than the last day of the Monthly Period prior to the Monthly Period that is 90 days after the day on which the Company, the Servicer or the Trustee first discovers, or the Company or the Servicer should have discovered, a breach of a representation or warranty of the Company set forth in Section 3.02, 3.03 or
3.04 of this Agreement or in the Officer's Certificate delivered pursuant to
Section 2.02(l) that materially adversely affects the Trust's or the Certificateholders' interest in such Contract and which breach has not been cured; provided, however, that (i) in the event that a party other than the Company first becomes aware of such breach, such discovering party shall notify the Company in writing within five Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the Lists of Contracts with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the related Collection Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders on the immediately following Distribution Date as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII. Notwithstanding the foregoing, the Company shall repurchase any Home Improvement Contract or Home Equity Contract, at such Contract's Repurchase Price, if the Company has failed to deliver the related Contract File to the Trustee or its custodian within 30 days of the Closing Date.

     b. Upon receipt by the Trust by deposit in the applicable Collection Account of the Repurchase Price under subsection (a) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit H, the Trustee

                                      3-7
shall convey and assign to the Company all of the Certificateholders' right, title and interest in the repurchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee.

     c. The Company shall defend and indemnify the Trustee, the Collateral Agent and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any representation set forth in Section 3.02, 3.03 or 3.04 of this Agreement or in the Officer's Certificate delivered pursuant to Section 2.02(1).

                                      3-8

                                   ARTICLE IV

          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS
          -----------------------------------------------------------

     SECTION 4.01.  Custody of Contracts.
                    --------------------

     a. Subject to the terms and conditions of this Section the Trustee appoints the Servicer to maintain custody of the Consumer Product Contract Files, for the benefit of the Sub-Pool C Certificateholders and the Trustee, and the Servicer shall maintain custody of such Contract Files, for the benefit of the Sub-Pool C Certificateholders and the Trustee and shall act as custodian therefor. On or prior to the Closing Date, the Company shall deliver to the Trustee the Home Equity Contract Files and the Home Improvement Contract Files. The Trustee shall maintain such Home Equity Contract Files and the Home Improvement Contract Files at its office or with a duly appointed Custodian.

     b. The Servicer agrees to maintain the Consumer Product Contract Files, at its office where they are currently maintained, or at such other offices of the Servicer in the State of Minnesota as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Consumer Product Contract Files, or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     c. As custodian, the Servicer shall have and perform the following powers and duties with respect to the Consumer Product Contract Files:

          (i) hold such Contract Files on behalf of the Sub-Pool C Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of such Contract Files held by it under this Agreement and certify to the Trustee annually that it continues to maintain possession of such Contract Files;

          (ii) implement policies and procedures, in writing and signed by a Servicing Officer, with respect to persons authorized to have access to such Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of such Contract Files on behalf of the Sub-Pool C
               Certificateholders and the Trustee.

                                      4-1

     d. In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trustee any failure by it to hold the Consumer Product Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Consumer Product Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in such Contract Files or the Consumer Product Contracts under this Section 4.01. The Servicer agrees to indemnify the Sub-Pool C Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Sub-Pool C Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of such Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Sub-Pool C Certificateholder or the Trustee.

     SECTION 4.02.  Filings.
                    -------

     On or prior to the Closing Date, the Company shall cause the UCC-1 financing statement referred to in Section 2.02(g) to be filed. The Trustee shall cause to be filed all necessary continuation statements of the UCC-1 financing statement. From time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts including the Collateral Security and their proceeds and the Products, if applicable, against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Servicer will maintain the Trustee's first priority perfected security interest in each Product so long as the related Contract is property of the Trust.

     SECTION 4.03.  Name Change or Relocation.
                    -------------------------

     a. During the term of this Agreement, the Company shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company, the Company shall given written notice of any such change to Standard & Poor's and Fitch.

     b. If any change in the Company's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Company, no later than five days after the effective date of such change, shall file, or cause to be filed,

                                      4-2
such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interests in the Contracts including the Collateral Security and all proceeds thereof.

     SECTION 4.04.  Chief Executive Office.
                    ----------------------

     During the term of this Agreement, the Company will maintain its chief executive office in one of the States of the United States, except Tennessee.

     SECTION 4.05.  Costs and Expenses.
                    ------------------

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the Collateral Security and all proceeds thereof).

                                      4-3

                                   ARTICLE V

                             SERVICING OF CONTRACTS
                             ----------------------

     SECTION 5.01.  Responsibility for Contract Administration.
                    ------------------------------------------

     The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products and foreclosing on real property liens through subcontractors who are in the business of providing such services. The Servicer may also perform other specific duties through subcontractors; provided that the Servicer gives notice to the Trustee and each of Standard & Poor's and Fitch of the use of any such subcontractors; and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its
responsibility with respect thereto.   The Trustee, at the request of a
Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Company is hereby appointed the Servicer until such time as any Service Transfer shall be effected under
Article VII.

     SECTION 5.02.  Standard of Care.
                    ----------------

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care required by FHA (in the case of FHA-Insured Contracts) and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract.

     SECTION 5.03.  Records.
                    -------

     The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

     SECTION 5.04.  Inspection; Computer Tape.
                    -------------------------

     a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records, which have not previously been provided to the Trustee, relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without

                                      5-1
otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

     The Servicer shall provide to any Certificateholder such access to the records relating to the Contracts only in such cases where the Servicer is required by applicable statutes or regulations, whether applicable to the Servicer or to such Certificateholder to permit Certificateholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder by its acceptance of a Certificate (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

     b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

     c. On or before the ninth Business Day of each month, the Servicer will provide to the Trustee a Computer Tape setting forth a list of all the outstanding Contracts and the outstanding principal balance of each such Contract as of the end of the next preceding Monthly Period.

     SECTION 5.05.  Collection Accounts.
                    -------------------

     a. On or before the Closing Date, the Trustee shall establish the Sub-Pool C Collection Account, on behalf of the Trust, which must be an Eligible Account. The Sub-Pool C Collection Account shall be entitled "U.S. Bank Trust National Association, as Trustee for the benefit of holders of Sub-Pool C Certificates Issued by Green Tree Recreational, Consumer & Equipment Trust 1998-A (Green Tree Financial Corporation, Servicer)." The Servicer shall pay into the Sub-Pool C Collection Account: (i) as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors and Net Liquidation Proceeds (other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Consumer Product Contracts, and any payments that were due prior to the Cutoff Date, which shall be remitted to the Company) on the Consumer Product Contracts; and (ii) on the Business Day immediately prior to each Distribution Date, all Servicer Advances required to be made with respect to the Consumer Product Contracts for such Distribution Date pursuant to
Section 5.13. The Company shall deposit into the Sub-Pool C Collection Account all Class B-C Guaranty Payments required by Section 8.04, on the date on which such Guaranty Payments are due.

                                      5-2

The Pledgor or the Collateral Agent shall transfer into the Sub-Pool C Collection Account all amounts to be transferred from the Sub-Pool C Spread Account and from the Sub-Pool C Reserve Account pursuant to Section 8.06, on the date such transfers are due. The Trustee shall transfer into the Sub-Pool C Collection Account all amounts, if any, to be transferred from the Sub-Pool C Excess Proceeds Account pursuant to Section 8.06, on the Distribution Date in April, 1998. All amounts paid into the Sub-Pool C Collection Account under this Agreement shall be held in trust for the Trustee and the Sub-Pool C Certificateholders until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Sub-Pool C Collection Account.

     b. On or before the Closing Date, the Trustee shall establish the Sub-Pool H Collection Account, on behalf of the Trust, which must be an Eligible Account. The Sub-Pool H Collection Account shall be entitled "U.S. Bank Trust National Association, as Trustee for the benefit of holders of Sub-Pool H Certificates Issued by Green Tree Recreational, Consumer & Equipment Trust 1998-A (Green Tree Financial Corporation, Servicer)." The Servicer shall pay into the Sub-Pool H Collection Account: (i) as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors and Net Liquidation Proceeds (other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Contracts, and any payments that were due prior to the Cutoff Date, which shall be remitted to the Company) on the Home Equity Contracts and Home Improvement Contracts, and all proceeds of all FHA Insurance claims received by the Servicer with respect to the Home Improvement Contracts; and (ii) on the Business Day immediately prior to each Distribution Date, all Servicer Advances required to be made with respect to the Home Equity Contracts and Home Improvement Contracts for such Distribution Date pursuant to Section
5.13. The Trustee shall pay into the Sub-Pool H Collection Account as promptly as practicable all proceeds of all FHA Insurance claims received by the Trustee with respect to FHA-Insured Contracts. The Company shall deposit into the Sub-Pool H Collection Account all Class B-H Guaranty Payments required by Section 8.04, on the date on which such Guaranty Payments are due. The Pledgor or the Collateral Agent shall transfer into the Sub-Pool H Collection Account all amounts to be transferred from the Sub-Pool H Spread Account and from the Sub-Pool H Reserve Account pursuant to Section 8.07, on the date such transfers are due. All amounts paid into the Sub-Pool H Collection Account under this Agreement shall be held in trust for the Trustee and the Sub-Pool H Certificateholders until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Sub-Pool H Collection Account.

     c. If the Servicer so directs, the institution maintaining the Collection Accounts shall, in the name of the Trustee in its capacity as such, invest the amounts in the Collection Accounts in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date. Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the appropriate Collection Account and distributed on such Distribution Date pursuant to Section

                                      5-3

8.03(a). The Company, the Servicer and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Collection Accounts not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated A-1+ by Standard & Poor's and at least F-1 by Fitch (if rated by Fitch) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii)shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Fitch (if rated by Fitch) and are rated AAAm or AAAm-G by Standard & Poor's and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of AAA

                                      5-4
               by Standard & Poor's and in one of the two highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account; and

          (vi) commercial paper having a rating of A-1+ from Standard &
               Poor's and at least F-1+ by Fitch (if rated by Fitch) at the time of such investment or pledge as a security.

Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (vi) above.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     d. If at any time the Trustee receives notice (from any of Standard & Poor's and Fitch, the Servicer or otherwise) that a Collection Account has ceased to be an Eligible Account, the Trustee must, as soon as practicable but in no event later than 5 Business Days of the Trustee's receipt of such notice, transfer the Collection Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Trustee must notify each of Standard & Poor's, Fitch and the Servicer of the location of the Collection Account.

     SECTION 5.06.  Enforcement.
                    -----------

     a. The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts. The Servicer shall pay all FHA Insurance premiums required by FHA Regulations in respect of FHA-Insured Contracts; if the Company is no longer the Servicer and fails to pay such FHA Insurance premiums, the successor Servicer shall pay such premiums and shall be entitled to reimbursement therefor in accordance with Section 8.03(a)(20). The Servicer shall comply with FHA Regulations in servicing FHA-Insured Contracts so that the related FHA Insurance remains in full force and effect, except for good-faith disputes relating to FHA Regulations or such FHA Insurance.

     b. In accordance with the standard of care specified in Section 5.02, the Servicer may, in its own name, if possible, or as agent for the Trustee, commence proceedings for the foreclosure of any subject real estate, and may (with respect to an FHA-Insured Contract) submit a claim to FHA in lieu of commencing foreclosure proceedings, or may take such other steps that in the Servicer's reasonable judgment

                                      5-5
will maximize Liquidation Proceeds with respect to the Contract, including, for example, the sale of the Contract to a third party for foreclosure or enforcement and, in the case of any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are Liquidation Expenses that will be reimbursed to the Servicer out of related Liquidation Proceeds before the related Net Liquidation Proceeds are deposited in the appropriate Collection Account. The Servicer shall also deposit in the appropriate Collection Account any Net Liquidation Proceeds received in connection with any Contract which became a Liquidated Contract in a prior Monthly Period.

     c. The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

     d. The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Product to the person against whom recourse exists at the price set forth in the document creating the recourse.

     e. So long as the Company is the Servicer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of a Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

     f. So long as the Company is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period. The Servicer may not permit the extension of any payment beyond March 2018 in respect of a Consumer Product Contract or March 2028 in respect of a Home Equity Contract or a Home Improvement Contract.

     g. The Servicer shall enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer, upon conveyance of the related real property

                                      5-6
or Product the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

     h. If, following the Termination Date, HUD demands reimbursement of an FHA Insurance claim paid on an FHA-Insured Contract prior to the Termination Date, the Servicer agrees that it will not seek to recover any such amount from the Trustee or the Certificateholders.

     i. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract, if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code or any regulations issued thereunder.

     SECTION 5.07.  Satisfaction of Contracts.
                    -------------------------

     Upon payment in full on any Contract, the Servicer will notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the appropriate Collection Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related Product. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

     SECTION 5.08.  Costs and Expenses.
                    ------------------

     All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Products securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract (including FHA Insurance Proceeds) for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

     SECTION 5.09.  Maintenance of Insurance.
                    ------------------------

     a. Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained:

                                      5-7

     (i) with respect to each Consumer Product Contract financing the purchase of an aircraft, one or more insurance policies providing complete coverage in flight and on the ground;

     (ii) with respect to each Consumer Product Contract financing the purchase of a truck, one or more physical damage insurance policies;

     (iii) with respect to each Consumer Product Contract financing the purchase of a Product other than an aircraft, truck or keyboard instrument, with an original principal balance of $7,501 or more, one or more insurance policies providing comprehensive and collision coverage that is customary for goods of the class including the relevant Product;

     (iv) with respect to each FHA-Insured Contract, such hazard insurance and flood insurance as may be required by FHA Regulations, it being understood that at the Closing Date hazard insurance was not required to be maintained under the FHA Regulations; and

     (v) with respect to each Contract, other than an FHA-Insured Contract, secured by a mortgage, deed of trust or Security deed on real property, hazard insurance (excluding flood insurance coverage) if the initial balance of such Contract exceeds $30,000;

in each case, issued by a company authorized to issue such policies in the state in which the related Product or real property is located and in an amount which is not less than the maximum insurable value of such Product or real property or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Insurance Policies may provide for customary deductible amounts. Each Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

     b. The Servicer may, in lieu of causing individual Insurance Policies to be maintained pursuant to subsection (a) (i), (ii) and (iii) of this Section 5.09, maintain one or more blanket insurance policies covering any losses caused by damage to such Product that would have been covered by an individual Insurance Policy. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Sub-Pool C Collection Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to

                                      5-8
claims under individual Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     c. With respect to each Product that has been repossessed in connection with a Defaulted Contract, the Servicer shall either (i) maintain one or more Insurance Policies thereon or (ii) self-insure such Products and deposit into the Collection Account from its own funds any losses caused by damage to such Product that would have been covered by a Insurance Policy.

     d.   The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of retail installment sales contracts and home equity loans having an aggregate principal amount of $10,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10.  Repossession.
                    ------------

     Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Product or real property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Product (which may include retitling) subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Product is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

     SECTION 5.11.  Commingling of Funds.
                    --------------------

     So long as the Company is Servicer, any collections in respect of Contracts collected by the Company shall, prior to the deposit thereof in the applicable Collection Account be held in bank accounts entitled substantially as follows:
"[name of depository], as agent for U.S. Bank Trust National Association, as Trustee, other trustees, and Green Tree Financial Corporation, as their interests may appear."

     SECTION 5.12.  Retitling; Security Interests.
                    -----------------------------

     a. If, at any time, a Service Transfer has occurred and the Company is no longer the Servicer and the new Servicer is unable to foreclose upon a Product

                                      5-9
because the title document for such Product does not show such Servicer or the Trustee as the holder of the first priority security interest in the Product, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trustee as the secured party.

     b. In order to facilitate the Servicer's actions, as described in subsection (a) of this section, the Company will provide the Servicer with any necessary power of attorney permitting it to retitle the Product.

     If the Servicer is still unable to retitle the Product, the Company will take all actions necessary to act with the Servicer to foreclose upon the Product.

     c. If at any time during the term of this Agreement the Trustee receives written notice from the Company or the Servicer that the Company does not have a long-term senior debt rating from Standard & Poor's of BBB- or higher and from Fitch of BBB or higher, or if the Trustee otherwise becomes aware of the same, the Trustee and the Servicer, at the Company's expense, shall take such action as may, in the opinion of counsel to the Trustee, be necessary to perfect the security interests in the Products securing the Contracts in the name of the Trustee by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Trustee, be necessary or prudent; provided, however, that such action shall not be required if the Trustee received written confirmation from both Standard & Poor's and Fitch that the ratings of the Certificates would not be reduced or withdrawn by the failure to execute and file such assignments. The Company agrees to pay all expenses related to such perfection and to take all action necessary therefor.

     SECTION 5.13.  Servicer Advances.
                    -----------------

          Not later than the Business Day immediately preceding each Distribution Date, the Servicer shall advance to the Trust (each such advance, a "Servicer Advance") all Delinquent Payments for the immediately preceding Monthly Period by depositing the aggregate amount of such Delinquent Payments in the appropriate Collection Account, provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from subsequent collections, including Net Liquidation Proceeds.

     SECTION 5.14.  Maintenance of Security Interests in Products.
                    ---------------------------------------------

     a. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Consumer Product Contract in the related Product on behalf of the Trustee, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Trustee hereby authorizes the

                                      5-10

Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trustee as necessary because of the relocation of a Product or for any other reason. In the event that the assignment of a Consumer Product Contract to the Trustee is insufficient, without a notation on the related Product's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Product is located, to perfect a security interest in the related Product in favor of the Trustee, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trustee.

     b. Upon the occurrence of an Event of Termination, the Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Trustee, be necessary to perfect or re-perfect the security interests in the Products securing the Consumer Product Contracts in the name of the Trustee by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Trustee, be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

     SECTION 5.15. Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following covenants on which the Trustee relies in accepting the Contracts and issuing the Certificates.

     a. Liens in Force. The Product or real property securing a Contract shall not be released in whole or in part from the security interest or lien granted by the Contract, mortgage, deed of trust or other security deed, except upon payment in full of the Contract or as otherwise contemplated herein;

     b. No Impairment. The Servicer shall do nothing to impair the rights of the Trustee, or the Certificateholders in the Contracts, the Insurance Policies or the other Collateral Security; and

     c. No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 5.06.

                                      5-11

                                   ARTICLE VI

                            REPORTS AND TAX MATTERS
                            -----------------------

     SECTION 6.01.  Monthly Reports.
                    ---------------

     No later than 1:00up.m. on each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, the Company (if the Company is not the Servicer), Standard & Poor's and Fitch a "Monthly Report," substantially in the form of Exhibit I hereto.

     SECTION 6.02.  Certificate of Servicing Officer.
                    --------------------------------

     Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit G, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03.  Other Data.
                    ----------

     In addition, the Company and (if different from the Company) the Servicer shall, on request of the Trustee, Standard & Poor's, Fitch or a Certificateholder, furnish the Trustee, Standard & Poor's, Fitch or such Certificateholder such underlying data as may be reasonably requested.

     SECTION 6.04.  Annual Report of Accountants.
                    ----------------------------

     On or before March 31 of each year, commencing March 31, 1999, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to make available to the Trustee, Standard & Poor's and Fitch a report stating that such firm has examined selected documents and records relating to the servicing of retail installment sales contracts and home equity loans, including the Contracts covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

                                      6-1

     SECTION 6.05.  Statements to Certificateholders.
                    --------------------------------

     a. The Servicer shall prepare and furnish to the Trustee the statements specified below relating to the Certificates on or before the third Business Day next preceding each Distribution Date.

     b. Concurrently with each distribution to Holders of Sub-Pool C Certificates the Trustee, so long as it has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Holder of a Sub-Pool C Certificate and (if the Company is not the Servicer) the Company, a statement setting forth the following:

          (i) the amount of such distribution to Holders of each Class of Sub-Pool C Certificates allocable to interest, separately identifying any Unpaid Class A-1C Interest Shortfall, Unpaid Class A-2C Interest Shortfall, Unpaid Class A-3C Interest Shortfall, Unpaid Class A-4C Interest Shortfall and any Unpaid Class B-C Interest Shortfall included in such distribution and any remaining Unpaid Class A-1C Interest Shortfall, Unpaid Class A-2C Interest Shortfall, Unpaid Class A-3C Interest Shortfall, Unpaid Class A-4C Interest Shortfall and any Unpaid Class B-C Interest Shortfall after giving effect to such distribution;

          (ii) the Class A-1C Interest Shortfall, the Class A-2C Interest Shortfall, the Class A-3C Interest Shortfall, the Class A-4C Interest Shortfall and the Class B-C Interest Shortfall, if any, for such Distribution Date;

          (iii)the amount of such distribution to Holders of each Class of Sub-Pool C Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Unpaid Class A-1C Principal Shortfall, Unpaid Class A-2C Principal Shortfall, Unpaid Class A-3C Principal Shortfall, Unpaid Class A-4C Principal Shortfall and any Unpaid Class B-C Principal Shortfall included therein, and any remaining Unpaid Class A-1C Principal Shortfall, Unpaid Class A-2C Principal Shortfall, Unpaid Class A-3C Principal Shortfall, Unpaid Class A-4C Principal Shortfall and any Unpaid Class B-C Principal Shortfall after giving effect to such distribution;

          (iv) the Class A-1C Principal Shortfall, the Class A-2C Principal Shortfall, the Class A-3C Principal Shortfall, the Class A-4C Principal Shortfall and the Class B-C Principal Shortfall, if any, for such Distribution Date;

          (v) the Class A-1C Principal Balance, the Class A-2C Principal Balance, the Class A-3C Principal Balance, the Class A-4C Principal Balance and the Class B-C Principal Balance after giving effect to the distribution of principal on such Distribution Date;

          (vi) the amount of any Class A-2C Principal Liquidation Loss, Class A-3C Principal Liquidation Loss, Class A-4C Principal

                                      6-2

               Liquidation Loss, and Class B-C Principal Liquidation Loss determined as of that Distribution Date;

         (vii) the amount of such distribution to Holders of each Class of Certificates allocable to liquidation losses, separately identifying the Class A-2C Liquidation Loss Interest Amount, the Class A-3C Liquidation Loss Interest Amount, the Class A-4C Liquidation Loss Interest Amount, the Class B-C Liquidation Loss Interest Amount and any Unpaid Class A-2C Liquidation Loss Interest Shortfall, Unpaid Class A-3C Liquidation Loss Interest Shortfall, Unpaid Class A-4C Liquidation Loss Interest Shortfall and Unpaid Class B-C Liquidation Loss Interest Shortfall included therein, and any remaining Unpaid Class A-2C Liquidation Loss Interest Shortfall, Unpaid Class A-3C Liquidation Loss Interest Shortfall, Unpaid Class A-4C Liquidation Loss Interest Shortfall and Unpaid Class B-C Liquidation Loss Interest Shortfall after giving effect to such distribution;

         (viii)the Class A-2C Liquidation Loss Interest Shortfall, the
               Class A-3C Liquidation Loss Interest Shortfall, the Class A-4C Liquidation Loss Interest Shortfall and the Class B-C Liquidation Loss Interest Shortfall, if any, for such Distribution Date;

         (ix) the amounts, if any, deposited in or withdrawn from the Sub-Pool C Spread Account and Sub-Pool C Reserve Account on such Distribution Date;

         (x) the amount, if any, on deposit in the Sub-Pool C Spread Account after giving effect to all withdrawals and deposits on such Distribution Date;

         (xi) the amount, if any, of the Class B-C Guaranty Payment on such Distribution Date;

         (xii) the amount of the Sub-Pool C Monthly Servicing and Guaranty
               Fee, if any, paid to the Company with respect to the immediately preceding Monthly Period and (if the Company is not acting as Servicer) the amount of the Sub-Pool C Monthly Servicing Fee paid to the Servicer with respect to such Monthly Period;

         (xiii)the Sub-Pool C Scheduled Principal Balance for such Distribution Date;

         (xiv) the Pool Factor for each Class of Sub-Pool C Certificates after giving effect to the distribution of principal on such Distribution Date;

                                      6-3

        (xv) the number and aggregate principal balances of Consumer Product Contracts delinquent (a) 30-59 days and (b) 60 or more days;

        (xvi) the number of Products that were repossessed during the Monthly Period ending immediately prior to such Distribution Date by type of Product;

        (xvii) the number of Products that were repossessed but remain in inventory as of the last day of the Monthly Period ending immediately prior to such Distribution Date;

        (xviii)the number of Consumer Product Contracts that became
               Liquidated Contracts during the immediately preceding Monthly Period; and

        (xix) the aggregate amount of Servicer Advances made by the Servicer with respect to the Consumer Product Contracts and such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

     c. Concurrently with each distribution to Holders of Sub-Pool H Certificates the Trustee, so long as it has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Holder of a Sub-Pool H Certificate and (if the Company is not the Servicer) the Company, a statement setting forth the following:

         (i) the amount of such distribution to Holders of each Class of Sub-Pool H Certificates allocable to interest, separately identifying any Unpaid Class A-1H Interest Shortfall, Unpaid Class A-2H Interest Shortfall, Unpaid Class A-3H Interest Shortfall, Unpaid Class A-4H Interest Shortfall and any Unpaid Class B-H Interest Shortfall included in such distribution and any remaining Unpaid Class A-1H Interest Shortfall, Unpaid Class A-2H Interest Shortfall, Unpaid Class A-3H Interest Shortfall, Unpaid Class A-4H Interest Shortfall and any Unpaid Class B-H Interest Shortfall after giving effect to such distribution;

         (ii) the Class A-1H Interest Shortfall, the Class A-2H Interest Shortfall, the Class A-3H Interest Shortfall, the Class A-4H Interest Shortfall and the Class B-H Interest Shortfall, if any, for such Distribution Date;

         (iii) the amount of such distribution to Holders of each Class of Sub-Pool H Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Unpaid Class A-1H Principal Shortfall, Unpaid Class A-2H Principal

                                      6-4

               Shortfall, Unpaid Class A-3H Principal Shortfall,
               Unpaid Class A-4H Principal Shortfall and any Unpaid Class B-H Principal Shortfall included therein, and any remaining Unpaid Class A-1H Principal Shortfall, Unpaid Class A-2H Principal Shortfall, Unpaid Class A-3H Principal Shortfall, Unpaid Class A-4H Principal Shortfall and any Unpaid Class B-H Principal Shortfall after giving effect to such distribution;

          (iv) the Class A-1H Principal Shortfall, the Class A-2H Principal Shortfall, the Class A-3H Principal Shortfall, the Class A-4H Principal Shortfall and the Class B-H Principal Shortfall, if any, for such Distribution Date;

          (v) the Class A-1H Principal Balance, the Class A-2H Principal Balance, the Class A-3H Principal Balance, the Class A-4H Principal Balance and the Class B-H Principal Balance after giving effect to the distribution of principal on such Distribution Date;

          (vi) the amount, if any, of any Class A-2H Principal Liquidation Loss, Class A-3H Principal Liquidation Loss, Class A-4H Principal Liquidation Loss, and Class B-H Principal Liquidation Loss determined as of that Distribution Date;

          (vii)the amount of such distribution to Holders of each Class of Certificates allocable to liquidation losses, separately identifying the Class A-2H Liquidation Loss Interest Amount, the Class A-3H Liquidation Loss Interest Amount, the Class A-4H Liquidation Loss Interest Amount, the Class B-H Liquidation Loss Interest Amount and any Unpaid Class A-2H Liquidation Loss Interest Shortfall, Unpaid Class A-3H Liquidation Loss Interest Shortfall, Unpaid Class A-4H Liquidation Loss Interest Shortfall, and Unpaid Class B-H Liquidation Loss Interest Shortfall included therein, and any remaining Unpaid Class A-2H Liquidation Loss Interest Shortfall, Unpaid Class A-3H Liquidation Loss Interest Shortfall, Unpaid Class A-4H Liquidation Loss Interest Shortfall, and Unpaid Class B-H Liquidation Loss Interest Shortfall after giving effect to such distribution;

         (viii)the Class A-2H Liquidation Loss Interest Shortfall, the Class A-3H Liquidation Loss Interest Shortfall, the Class A-4H Liquidation Loss Interest Shortfall and the Class B-H Liquidation Loss Interest Shortfall, if any, for such Distribution Date;

          (ix) the amounts, if any, deposited in or withdrawn from the Sub-Pool H Spread Account and Sub-Pool H Reserve Account on such Distribution Date;

                                      6-5

          (x) the amount, if any, on deposit in the Sub-Pool H Spread Account after giving effect to all withdrawals and deposits on such Distribution Date;

         (xi) the amount, if any, of the Class B-H Guaranty Payment on such Distribution Date;

        (xii)  the amount of the Sub-Pool H Monthly Servicing and Guaranty
               Fee, if any, paid to the Company with respect to the immediately preceding Monthly Period and (if the Company is not acting as Servicer) the amount of the Sub-Pool H Monthly Servicing Fee paid to the Servicer with respect to such Monthly Period;

       (xiii) the Sub-Pool H Scheduled Principal Balance for such Distribution Date;

        (xiv) the Pool Factor for each Class of Sub-Pool H Certificates after giving effect to the distribution of principal on such Distribution Date;

         (xv) the number and aggregate principal balances of Home Equity Contracts and Home Improvement Contracts delinquent (a) 30-59 days and (b) 60 or more days;

        (xvi) the number of Home Equity Contracts and Home Improvement Contracts that were declared in default during the Monthly Period ending immediately prior to such Distribution Date;

       (xvii) the number of Home Equity Contracts and Home Improvement Contracts that were declared in default but not yet liquidated as of the last day of the Monthly Period ending immediately prior to such Distribution Date;

      (xviii) the number of Home Equity Contracts and Home Improvement Contracts that became Liquidated Contracts during the immediately preceding Monthly Period; and

        (xix) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

     d. The Trustee and the Servicer shall inform any of the Certificateholders, Lehman Brothers Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, that inquires by telephone of the information contained in the most recent Monthly Report.

                                      6-6

     In the case of information furnished pursuant to clauses (b)(i) through
(b)(vi) above, the amounts shall be expressed as a dollar amount per Sub-Pool C Certificate with a 1% Class Percentage Interest in its Class or per $1,000 denomination of Sub-Pool C Certificates.

     In the case of information furnished pursuant to clauses (c)(i) through
(c)(vi) above, the amounts shall be expressed as a dollar amount per Sub-Pool H Certificate with a 1% Class Percentage Interest in its Class or per $1,000 denomination of Sub-Pool H Certificates.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     e. Copies of all reports provided to the Trustee for the Certificateholders shall also be provided to Standard & Poor's and Fitch. Certificate Owners may receive such reports, or any other reports provided to or by the Trustee, upon written request to the Trustee at the address specified in or pursuant to Section 12.08, together with a certification that they are Certificate Owners and payment of reproduction and postage expenses associated with the distribution of such reports.

     SECTION 6.06.  Payment of Taxes.
                    ----------------

     The Servicer shall be responsible for and agrees to prepare, make and file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust, and each of Sub-Pool C and Sub-Pool H as separate Grantor Trusts, pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents. The Servicer may, at its expense, retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph.

      Each of the Holders of the Certificates and the Certificate Owners, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust and to treat each of Sub-Pool C and Sub-Pool H as

                                      6=7
separate Grantor Trusts. The Company shall represent the Trust in connection with all examinations of the Trust's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the holders of the Certificates, by acceptance thereof, agrees to cooperate with the Company in such matters and to do or refrain from doing any or all things reasonably required by the Company to conduct such proceedings, provided that no such action shall be required by the Company of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

                                      6-8

                                  ARTICLE VII

                                SERVICE TRANSFER
                                ----------------

     SECTION 7.01.  Event of Termination.
                    --------------------

     "Event of Termination" means the occurrence of any of the following:

     a. Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware, or should have become aware, that such deposit was required;

     b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which failure shall (i) materially and adversely affect the rights of the Trust, the Trustee, or the Certificateholders and (ii) continue unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by Holders of Certificates evidencing a Certificate Percentage Interest aggregating not less than 25% of either the Sub-Pool C Certificates or the Sub-Pool H Certificates;

     c. Any assignment by the Servicer of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

     d. A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

     e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

     f.   The failure of the Servicer to be an Eligible Servicer.

                                      7-1

     SECTION 7.02.  Transfer.
                    --------

     If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders with aggregate Certificate Percentage Interests representing 25% or more of each of the Sub-Pool C Certificates and the Sub-Pool H Certificates, by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 12.01, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Accounts, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record of each Product) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Company and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the appropriate Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Product. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contracts and Contract Files in the Servicer's possession.

     SECTION 7.03.  Trustee to Act; Appointment of Successor.
                    ----------------------------------------

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 or the resignation of the Servicer in accordance with
Section 12.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of the Company pursuant to Section 3.05 and (ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related

                                      7-2
document or agreement. As compensation therefor, the Trustee shall be entitled to receive reasonable compensation not in excess of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Sub-Pool C Certificateholders, exceed the Sub-Pool C Monthly Servicing Fee or, without the consent of 100% of the Sub-Pool H Certificateholders, exceed the Sub-Pool H Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04.  Notification to Certificateholders.
                    ----------------------------------

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, Standard & Poor's, Fitch and the Certificateholders at their respective addresses appearing on the Certificate Register.

     b. Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Standard & Poor's, Fitch and the Certificateholders at their respective addresses appearing on the Certificate Register.

     c. The Trustee shall give written notice to Standard & Poor's and Fitch at least 30 days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

     SECTION 7.05.  Effect of Transfer.
                    ------------------

     a. After the Service Transfer, the Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer


                                      7-3
to collect them) received as payments upon or otherwise in connection with the Contracts.

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Company pursuant to Article X and Sections 3.05, 11.06 and 11.11(f)) other than those relating to the management, administration, servicing or collection of the Contracts.

     SECTION 7.06.  Transfer of Collection Accounts.
                    -------------------------------

     Notwithstanding the provisions of Section 7.02, if a Collection Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.

     SECTION 7.07.  Limits on Liability.
                    -------------------

     The Servicer will be liable to the Trust or the Certificateholders only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and will have no other obligations or liabilities hereunder. Neither the Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust or the Certificateholders (except as explicitly provided in this Agreement) for any action taken, or for refraining from taking any action, pursuant to this Agreement, other than any liability that would otherwise be imposed by reason of the Servicer's breach of this Agreement or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law.

     SECTION 7.08. Waiver of Past Defaults. Holders of Certificates evidencing Certificate Percentage Interests aggregating more than 50% of each of the Sub-Pool C Certificates and the Sub-Pool H Certificates may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                      7-4

                                 ARTICLE VIII

                                    PAYMENTS
                                    --------

     SECTION 8.01.  Monthly Payments.
                    ----------------

     a. Subject to the terms of this Article VIII, each Holder of a Certificate as of a Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates with an aggregate Certificate Percentage Interest of at least 5% of either the Sub-Pool C Certificates or the Sub-Pool H Certificates and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Distribution Date), the sum equal to such Certificateholder's Class Percentage Interest of the Class A-1C Distribution Amount, the Class A-2C Distribution Amount, the Class A-3C Distribution Amount, the Class A-4C Distribution Amount, the Class B-C Distribution Amount, the Class A-1H Distribution Amount, the Class A-2H Distribution Amount, the Class A-3H Distribution Amount, the Class A-4H Distribution Amount, or the Class B-H Distribution Amount, as applicable. Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

     b. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Sub-Pool C Certificate and Sub-Pool H Certificates as set forth in Exhibits A and B hereto.

     c. The Trustee shall either act as the paying agent or shall appoint an institution meeting the eligibility requirements set forth in Section 11.06 to be the paying agent (in either case, the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee's corporate trust operations department, with an office at 180 East Fifth Street, St. Paul, Minnesota 55101 shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to

                                      8-1
make funds available to the Paying Agent for the payment of amounts due on the Certificates.

     SECTION 8.02.  Permitted Withdrawals from the Collection Accounts.
                    --------------------------------------------------

     The Trustee may, from time to time as provided herein, make withdrawals from the Sub-Pool C or Sub-Pool H Collection Accounts as appropriate of amounts deposited in said accounts pursuant to Section 5.05 that are attributable to the Contracts only for the following purposes:

     a.   to make payments in the amounts and in the manner provided for in
Section 8.03;

     b. to pay to the Company with respect to each Contract or property acquired in respect thereof that has been repurchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

     c. to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

     d. to withdraw any amount deposited in a Collection Account that was not required to be deposited therein; or

     e. to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(e).

     Since, in connection with withdrawals pursuant to clauses (b) and (c), the Company's or the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain a separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the appropriate Collection Account pursuant to such clauses.

     SECTION 8.03.  Payments.
                    --------

     a. On each Distribution Date the Trustee shall withdraw from the Sub-Pool C Collection Account the Sub-Pool C Amount Available (as determined on the immediately preceding Determination Date) including the amounts withdrawn by the Collateral Agent from the Sub-Pool C Spread Account Subaccounts and from the Sub-Pool C Reserve Account under Sections 8.06(b) and 8.06(c) respectively, and, with respect to the Distribution Date occurring in April, 1998, the amounts withdrawn by the Trustee from the Excess Proceeds Account under Section 8.08, and apply such funds to make payment in the following order of priority (subject to the limitations contained in Subsection 8.03(c) below):

                                      8-2

     1. Monthly Servicing Fee. If neither the Company nor a wholly owned subsidiary of the Company is the Servicer, to pay the Sub-Pool C Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to
Section 7.03;

     2. Reimbursement of Servicer Advances. After payment of the amount specified in clause (1) above, to reimburse the Servicer for Uncollectible Advances and for Servicer Advances made with respect to Delinquent Payments on Consumer Product Contracts that were recovered during the prior Monthly Period;

     3. Class A-1C Interest. After payment of the amounts specified in clauses (1) and (2) above, to pay the Holders of the Class A-1C Certificates the amounts, and in the priority, set forth below:

           (i)  the Class A-1C Interest Amount; and

           (ii) any Unpaid Class A-1C Interest Shortfall;

     4. Class A-1C Principal. After payment of the amounts specified in clauses (1) through (3) above, to pay the Holders of the Class A-1C Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-1C Percentage of the Sub-Pool C Formula Principal Distribution Amount, to be applied to the Class A-1C Principal Balance, but in no event more than the outstanding Class A-1C Principal Balance; and

          (ii) any Unpaid Class A-1C Principal Shortfall;

     5. Class A-2C Interest. After payment of the amounts specified in clauses (1) through (4) above, to pay the Holders of the Class A-2C Certificates the amounts, and in the priority, set forth below:

          (i)  the Class A-2C Interest Amount; and

          (ii) any Unpaid Class A-2C Interest Shortfall;

     6. Class A-2C Principal. After payment of the amounts specified in clauses (1) through (5) above, to pay the Holders of the Class A-2C Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-2C Percentage of the Sub-Pool C Formula Principal Distribution Amount, to be applied to the Class A-2C Principal Balance, but in no event more than the outstanding Class A-2C Principal Balance; and

          (ii) any Unpaid Class A-2C Principal Shortfall;

                                      8-3

     7. Class A-2C Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (6) above, to pay the Holders of the Class A-2C Certificates the amounts, and in the priority, set forth below:

          (i)  any Class A-2C Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class A-2C Liquidation Loss Interest Shortfall;

     8. Class A-2C Spread Subaccount. After payment of the amounts specified in clauses (1) through (7) above, if any amount has been withdrawn from the Class A-2C Spread Subaccount pursuant to Section 8.06(b), to pay to the Collateral Agent for deposit in the Class A-2C Spread Subaccount, for the benefit of the Pledgor, the difference, if any, between the aggregate amount of such withdrawals and the aggregate amounts deposited in the Class A-2C Spread Subaccount pursuant to this Section 8.03(a)(8) prior to such Distribution Date (but in no event more than the amount necessary to cause the amount on deposit in the Class A-2C Spread Subaccount to equal the Class A-2C Subaccount Required Amount).

     9. Class A-3C Interest. After payment of the amounts specified in clauses (1) through (8) above, to pay the Holders of the Class A-3C Certificates the amounts, and in the priority, set forth below:

          (i)  the Class A-3C Interest Amount; and

          (ii) any Unpaid Class A-3C Interest Shortfall;

     10. Class A-3C Principal. After payment of the amounts specified in clauses (1) through (9) above, to pay the Holders of the Class A-3C Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-3C Percentage of the Sub-Pool C Formula Principal Distribution Amount, to be applied to the Class A-3C Principal Balance, but in no event more than the outstanding Class A-3C Principal Balance; and

          (ii) any Unpaid Class A-3C Principal Shortfall;

     11. Class A-3C Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (10) above, to pay the Holders of the Class A-3C Certificates the amounts, and in the priority, set forth below:

          (i)  any Class A-3C Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class A-3C Liquidation Loss Interest Shortfall;

                                      8-4

     12. Class A-3C Spread Subaccount. After payment of the amounts specified in clauses (1) through (11) above, if any amount has been withdrawn from the Class A-3C Spread Subaccount pursuant to Section 8.06(b), to pay to the Collateral Agent for deposit in the Class A-3C Spread Subaccount, for the benefit of the Pledgor, the difference, if any, between the aggregate amount of such withdrawals and the aggregate amounts deposited in the Class A-3C Spread Subaccount pursuant to this Section 8.03(a)(12) prior to such Distribution Date (but in no event more than the amount necessary to cause the amount on deposit in the Class A-3C Spread Subaccount to equal the Class A-3C Subaccount Required Amount).

     13. Class A-4C Interest. After payment of the amounts specified in clauses (1) through (12) above, to pay the Holders of the Class A-4C Certificates the amounts, and in the priority, set forth below:

          (i)  the Class A-4C Interest Amount; and

          (ii) any Unpaid Class A-4C Interest Shortfall;

     14. Class A-4C Principal. After payment of the amounts specified in clauses (1) through (13) above, to pay the Holders of the Class A-4C Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-4C Percentage of the Sub-Pool C Formula Principal Distribution Amount, to be applied to the Class A-4 Principal Balance, but in no event more than the outstanding Class A-4C Principal Balance; and

          (ii) any Unpaid Class A-4C Principal Shortfall;

     15. Class A-4C Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (14) above, to pay the Holders of the Class A-4C Certificates the amounts, and in the priority, set forth below:

          (i)  any Class A-4C Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class A-4C Liquidation Loss Interest Shortfall;

     16. Class A-4C Spread Subaccount. After payment of the amounts specified in clauses (1) through (15) above, if any amount has been withdrawn from the Class A-4C Spread Subaccount pursuant to Section 8.06(b), to pay to Collateral Agent for deposit in the Class A-4C Spread Subaccount, for the benefit of the Pledgor, the difference, if any, between the aggregate amount of such withdrawals and the aggregate amounts deposited in the Class A-4C Spread Subaccount pursuant to this Section 8.03(a)(16) prior to such Distribution Date (but in no event more than the amount necessary to cause the amount on deposit in the Class A-4C Spread Subaccount to equal the Class A-4C Subaccount Required Amount).

                                      8-5

     17.  Class B-C Interest. After payment of the amounts specified in clauses
(1) through (16) above, to pay the Holders of the Class B-C Certificates the amounts, and in the priority, set forth below:

          (i)  the Class B-C Interest Amount; and

          (ii) any Unpaid Class B-C Interest Shortfall;

     18. Class B-C Principal. After payment of the amounts specified in clauses (1) through (17) above, to pay the Holders of the Class B-C Certificates the amounts, and in the priority, set forth below:

          (i) the Class B-C Percentage of the Sub-Pool C Formula Principal Distribution Amount, to be applied to the Class B-C Principal Balance, but in no event more than the outstanding Class B-C Principal Balance; and

          (ii) any Unpaid Class B-C Principal Shortfall;

     19. Class B-C Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (18) above, to pay the Holders of the Class B Certificates the amounts, and in the priority, set forth below:

          (i)  any Class B-C Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class B-C Liquidation Loss Interest Shortfall;

     20. Sub-Pool C Spread Account. After payment of the amounts specified in clauses (1) through (19) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool C Spread Account as of the Distribution Date is less than the Required Sub-Pool C Spread Account Amount, or
(ii) the remaining Sub-Pool C Amount Available, to the Collateral Agent for deposit in the Sub-Pool C Spread Account, for the benefit of the Pledgor.

     21. Sub-Pool C Reserve Account. After payment of the amounts specified in clauses (1) through (20) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool C Reserve Account as of the Distribution Date is less than the Required Sub-Pool C Reserve Account Amount, or (ii) the remaining Sub-Pool C Amount Available, to the Collateral Agent for deposit in the Sub-Pool C Reserve Account, for the benefit of the Pledgor.

     22. Sub-Pool H Spread Account. After payment of the amounts specified in clauses (1) through (21) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool H Spread Account as of the Distribution Date is less than the Required Sub-Pool H Spread Account

                                      8-6

    Amount, or (ii) the remaining Sub-Pool C Amount Available, to the Collateral Agent for deposit in the Sub-Pool H Spread Account, for the benefit of the Pledgor.

          23. Sub-Pool H Reserve Account. After payment of the amounts specified in clauses (1) through (22) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool H Reserve Account as of the Distribution Date is less than the Required Sub-Pool H Reserve Account Amount, or (ii) the remaining Sub-Pool C Amount Available, to the Collateral Agent for deposit in the Sub-Pool H Reserve Account, for the benefit of the Pledgor.

         24. Monthly Servicing and Guaranty Fee. After payment of the amounts specified in clauses (1) through (23) above, to pay the remaining Sub-Pool C Amount Available to the Company, as compensation for its providing the Limited Guaranty and acting as initial Servicer, as the Sub-Pool C Monthly Servicing and Guaranty Fee (which shall be due and payable even if the Company is no longer acting as Servicer), and (if the Company is acting as Servicer) any other compensation owed to the Servicer pursuant to Section
    7.02. The Company acknowledges that all amounts distributed pursuant to clauses (22) through (23) above shall be taxable to the Company as part of the Sub-Pool C Monthly Servicing and Guaranty Fee.

     b. If the Trustee shall not have received the applicable Monthly Report by any Distribution Date, the Trustee shall distribute all funds then in the Sub-Pool C Collection Account to Sub-Pool C Certificateholders in accordance with Section 8.03(a), to the extent of such funds, on such Distribution Date.

     c. Notwithstanding the order of priority of payment set out in Section 8.03(a): (i) amounts transferred to the Sub-Pool C Collection Account from the Class A-2C Spread Subaccount may only be used to pay the amounts specified in clause (5) of Section 8.03(a); amounts transferred to the Sub-Pool C Collection Account from the Class A-3C Spread Subaccount may only be used to pay the amounts specified in clause (9) of Section 8.03(a); amounts transferred to the Class A-4C Spread Subaccount may only be used to pay the amounts specified in clause (13) of Section 8.03(a); (ii) amounts transferred to the Sub-Pool C Collection Account from the Sub-Pool C Reserve Account may only be used to pay the amounts specified in clauses (3) through (7), (9) through (11), and (13) through (15) of Section 8.03(a); and (iii) the amount of any Guaranty Payment may only be used to pay the amounts specified in clauses (17) through (19) of
Section 8.03(a). Since certain Certificateholders' entitlement to amounts withdrawn from the Sub-Pool C Collection Account may be limited by the preceding sentence, depending on the source of such amounts in the Sub-Pool C Collection Account, the Trustee shall keep and maintain a separate accounting of amounts deposited in the Sub-Pool C Collection Account from the Sub-Pool C Reserve Account, the Sub-Pool C Spread Account, the Class A-2C Spread Subaccount, the Class A-3C Spread Subaccount, the Class A-4C Spread Subaccount or any Class B-C Guaranty Payment, for the purpose of justifying any withdrawal of such amounts from the Sub-Pool C Collection Account.

                                      8-7

     d. On each Distribution Date the Trustee shall withdraw from the Sub-Pool H Collection Account the Sub-Pool H Amount Available (as determined on the immediately preceding Determination Date) including the amounts withdrawn by the Collateral Agent from the Sub-Pool H Spread Account Subaccounts and from the Sub-Pool H Reserve Account under Sections 8.07(b) and 8.07(c) respectively, and apply such funds to make payment in the following order of priority (subject to the limitations contained in Subsection 8.03(f) below):

         1. Monthly Servicing Fee. If neither the Company nor a wholly owned subsidiary of the Company is the Servicer, to pay the Sub-Pool H Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to
    Section 7.03;

         2. Reimbursement of Servicer Advances. After payment of the amount specified in clause (1) above, to reimburse the Servicer for Uncollectible Advances and for Servicer Advances made with respect to Delinquent Payments on Home Equity Contracts and Home Improvement Contracts that were recovered during the prior Monthly Period;

        3. Class A-1H Interest. After payment of the amounts specified in clauses (1) and (2) above, to pay the Holders of the Class A-1H Certificates the amounts, and in the priority, set forth below:

          (i)  the Class A-1H Interest Amount; and

          (ii) any Unpaid Class A-1H Interest Shortfall;

        4. Class A-1H Principal. After payment of the amounts specified in clauses (1) through (3) above, to pay the Holders of the Class A-1H Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-1H Percentage of the Sub-Pool H Formula Principal Distribution Amount, to be applied to the Class A-1H Principal Balance, but in no event more than the outstanding Class A-1H Principal Balance; and

          (ii) any Unpaid Class A-1H Principal Shortfall;

        5. Class A-2H Interest. After payment of the amounts specified in clauses (1) through (4) above, to pay the Holders of the Class A-2H Certificates the amounts, and in the priority, set forth below:

          (i)  the Class A-2H Interest Amount; and

          (ii) any Unpaid Class A-2H Interest Shortfall;

                                      8-8

        6. Class A-2H Principal. After payment of the amounts specified in clauses (1) through (5) above, to pay the Holders of the Class A-2H Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-2H Percentage of the Sub-Pool H Formula Principal Distribution Amount, to be applied to the Class A-2H Principal Balance, but in no event more than the outstanding Class A-2H Principal Balance; and

          (ii) any Unpaid Class A-2H Principal Shortfall;

        7. Class A-2H Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (6) above, to pay the Holders of the Class A-2H Certificates the amounts, and in the priority, set forth below:

          (i)  any Class A-2H Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class A-2H Liquidation Loss Interest Shortfall;

        8. Class A-2H Spread Subaccount. After payment of the amounts specified in clauses (1) through (7) above, if any amount has been withdrawn from the Class A-2H Spread Subaccount pursuant to Section 8.07(b), to pay to the Collateral Agent for deposit in the Class A-2H Spread Subaccount, for the benefit of the Pledgor, the difference, if any, between the aggregate amount of such withdrawals and the aggregate amounts deposited in the Class A-2H Spread Subaccount pursuant to this Section 8.03(d)(8) prior to such Distribution Date (but in no event more than the amount necessary to cause the amount on deposit in the Class A-2H Spread Subaccount to equal the Class A-2H Subaccount Required Amount).

        9. Class A-3H Interest. After payment of the amounts specified in clauses (1) through (8) above, to pay the Holders of the Class A-3H Certificates the amounts, and in the priority, set forth below:

          (i)  the Class A-3H Interest Amount; and

          (ii) any Unpaid Class A-3H Interest Shortfall;

        10. Class A-3H Principal. After payment of the amounts specified in clauses (1) through (9) above, to pay the Holders of the Class A-3H Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-3H Percentage of the Sub-Pool H Formula Principal Distribution Amount, to be applied to the Class A-3H Principal Balance, but in no event more than the outstanding Class A-3H Principal Balance; and

          (ii) any Unpaid Class A-3H Principal Shortfall;

                                      8-9

        11. Class A-3H Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (10) above, to pay the Holders of the Class A-3H Certificates the amounts, and in the priority, set forth below:

          (i)  any Class A-3H Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class A-3H Liquidation Loss Interest Shortfall;

        12. Class A-3H Spread Subaccount. After payment of the amounts specified in clauses (1) through (11) above, if any amount has been withdrawn from the Class A-3H Spread Subaccount pursuant to Section 8.07(b), to pay to the Collateral Agent for deposit in the Class A-3H Spread Subaccount, for the benefit of the Pledgor, the difference, if any, between the aggregate amount of such withdrawals and the aggregate amounts deposited in the Class A-3H Spread Subaccount pursuant to this Section 8.03(d)(12) prior to such Distribution Date (but in no event more than the amount necessary to cause the amount on deposit in the Class A-3H Spread Subaccount to equal the Class A-3H Subaccount Required Amount).

        13. Class A-4H Interest. After payment of the amounts specified in clauses (1) through (12) above, to pay the Holders of the Class A-4H Certificates the amounts, and in the priority, set forth below:

          (i)  the Class A-4H Interest Amount; and

          (ii) any Unpaid Class A-4H Interest Shortfall;

        14. Class A-4H Principal. After payment of the amounts specified in clauses (1) through (13) above, to pay the Holders of the Class A-4H Certificates the amounts, and in the priority, set forth below:

          (i) the Class A-4H Percentage of the Formula Principal Distribution Amount, to be applied to the Class A-4 Principal Balance, but in no event more than the outstanding Class A-4H Principal Balance; and

          (ii) any Unpaid Class A-4H Principal Shortfall;

        15. Class A-4H Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (14) above, to pay the Holders of the Class A-4H Certificates the amounts, and in the priority, set forth below:

          (i)  any Class A-4H Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class A-4H Liquidation Loss Interest Shortfall;

                                     8-10

         16. Class A-4H Spread Subaccount. After payment of the amounts specified in clauses (1) through (15) above, if any amount has been withdrawn from the Class A-4H Spread Subaccount pursuant to Section 8.07(b), to pay to Collateral Agent for deposit in the Class A-4H Spread Subaccount, for the benefit of the Pledgor, the difference, if any, between the aggregate amount of such withdrawals and the aggregate amounts deposited in the Class A-4H Spread Subaccount pursuant to this Section 8.03(d)(16) prior to such Distribution Date (but in no event more than the amount necessary to cause the amount on deposit in the Class A-4H Spread Subaccount to equal the Class A-4H Subaccount Required Amount).

         17. Class B-H Interest. After payment of the amounts specified in clauses (1) through (16) above, to pay the Holders of the Class B-H Certificates the amounts, and in the priority, set forth below:

          (i)  the Class B-H Interest Amount; and

          (ii) any Unpaid Class B-H Interest Shortfall;

         18. Class B-H Principal. After payment of the amounts specified in clauses (1) through (17) above, to pay the Holders of the Class B-H Certificates the amounts, and in the priority, set forth below:

          (i) the Class B-H Percentage of the Sub-Pool H Formula Principal Distribution Amount, to be applied to the Class B-H Principal Balance, but in no event more than the outstanding Class B-H Principal Balance; and

          (ii) any Unpaid Class B-H Principal Shortfall;

         19. Class B-H Liquidation Loss Interest. After payment of the amounts specified in clauses (1) through (18) above, to pay the Holders of the Class B Certificates the amounts, and in the priority, set forth below:

          (i)  any Class B-H Liquidation Loss Interest Amount; and

          (ii) any Unpaid Class B-H Liquidation Loss Interest Shortfall;

         20. FHA Insurance Premiums. After payment of the amounts specified in clauses (1) through (19) above, to pay to the Trustee or the Servicer, if other than the Company or an Affiliate of the Company, the amount, if any, of unreimbursed FHA Insurance premiums paid by the Trustee or the Servicer.

         21. Sub-Pool H Spread Account. After payment of the amounts specified in clauses (1) through (20) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool H Spread Account as of the Distribution Date is less than the Required Sub-Pool H Spread Account

                                     8-11

    Amount, or (ii) the remaining Sub-Pool H Amount Available, to the Collateral Agent for deposit in the Sub-Pool H Spread Account, for the benefit of the Pledgor.

          22. Sub-Pool H Reserve Account. After payment of the amounts specified in clauses (1) through (21) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool H Reserve Account as of the Distribution Date is less than the Required Sub-Pool H Reserve Account Amount, or (ii) the remaining Sub-Pool H Amount Available, to the Collateral Agent for deposit in the Sub-Pool H Reserve Account, for the benefit of the Pledgor.

          23. Sub-Pool C Spread Account. After payment of the amounts specified in clauses (1) through (22) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool C Spread Account as of the Distribution Date is less than the Required Sub-Pool C Spread Account Amount, or (ii) the remaining Sub-Pool H Amount Available, to the Collateral Agent for deposit in the Sub-Pool C Spread Account, for the benefit of the Pledgor.

          24. Sub-Pool C Reserve Account. After payment of the amounts specified in clauses (1) through (23) above, to pay the lesser of (i) the amount, if any, by which the amount on deposit in the Sub-Pool C Reserve Account as of the Distribution Date is less than the Required Sub-Pool C Reserve Account Amount, or (ii) the remaining Sub-Pool H Amount Available, to the Collateral Agent for deposit in the Sub-Pool C Reserve Account, for the benefit of the Pledgor.

          25. Monthly Servicing and Guaranty Fee. After payment of the amounts specified in clauses (1) through (24) above, to pay the remaining Sub-Pool H Amount Available to the Company, as compensation for its providing the Limited Guaranty and acting as initial Servicer, as the Sub-Pool H Monthly Servicing and Guaranty Fee (which shall be due and payable even if the Company is no longer acting as Servicer), and (if the Company is acting as Servicer) any other compensation owed to the Servicer pursuant to Section
    7.02. The Company acknowledges that all amounts distributed pursuant to clauses (22) through (23) above shall be taxable to the Company as part of the Sub-Pool C Monthly Servicing and Guaranty Fee.

     e. If the Trustee shall not have received the applicable Monthly Report by any Distribution Date, the Trustee shall distribute all funds then in the Sub-Pool H Collection Account to Sub-Pool H Certificateholders in accordance with Section 8.03(d), to the extent of such funds, on such Distribution Date.

     f. Notwithstanding the order of priority of payment set out in Section 8.03(d): (i) amounts transferred to the Sub-Pool H Collection Account from the Class A-2H Spread Subaccount may only be used to pay the amounts specified in clause (5) of Section 8.03(d); amounts transferred to the Sub-Pool H Collection Account from

                                     8-12
the Class A-3H Spread Subaccount may only be used to pay the amounts specified in clause (9) of Section 8.03(d); amounts transferred to the Class A-4H Spread Subaccount may only be used to pay the amounts specified in clause (13) of
Section 8.03(d); (ii) amounts transferred to the Sub-Pool H Collection Account from the Sub-Pool H Reserve Account may only be used to pay the amounts specified in clauses (3) through (7), (9) through (11), and (13) through (15) of
Section 8.03(d); and (iii) the amount of any Guaranty Payment may only be used to pay the amounts specified in clauses (17) through (19) of Section 8.03(d). Since certain Certificateholders' entitlement to amounts withdrawn from the Sub-Pool H Collection Account may be limited by the preceding sentence, depending on the source of such amounts in the Sub-Pool H Collection Account, the Trustee shall keep and maintain a separate accounting of amounts deposited in the Sub-Pool H Collection Account from the Sub-Pool H Reserve Account, the Sub-Pool H Spread Account, the Class A-2H Spread Subaccount, the Class A-3H Spread Subaccount, the Class A-4H Spread Subaccount or any Class B-H Guaranty Payment, for the purpose of justifying any withdrawal of such amounts from the Sub-Pool H Collection Account.

     SECTION 8.04.  Limited Guaranty.
                    ----------------

     a. No later than the Determination Date prior to each Distribution Date, the Servicer (if other than the Company) shall notify the Company of the amount of the Class B-C Guaranty Payment (if any) and the Class B-H Guaranty Payment (if any) for such Distribution Date. Not later than the Business Day preceding each Distribution Date, the Company shall deposit the Class B-C Guaranty Payment, if any, for such Distribution Date into the Sub-Pool C Collection Account, and the Class B-H Guaranty Payment, if any, into the Sub-Pool H Collection Account.

     b. The obligations of the Company under this Section shall not terminate upon or otherwise be affected by a Service Transfer pursuant to Article VII of this Agreement.

     c. The obligation of the Company to provide the Limited Guaranty under this Agreement shall terminate on the Final Distribution Date.

     d. The obligation of the Company to make the Guaranty Payments described in subsection (a) above shall be unconditional and irrevocable. The Company acknowledges that its obligation to make the Guaranty Payments described in subsection (a) above shall be deemed a guaranty by the Company of that portion of the Obligors' obligations under the Contracts that is allocable to the Class B-C Certificateholders and the Class B-H Certificateholders.

     e. If the Company fails to make a Guaranty Payment in whole or in part, the Company shall promptly notify the Trustee, and the Trustee shall promptly notify Standard & Poor's and Fitch.

                                     8-13

     SECTION 8.05.  Company's or Servicer's Repurchase Option.
                    -----------------------------------------

     a. Subject to the conditions in subsection (b) below, the Company or the Servicer may repurchase all of the Consumer Product Contracts and all Products acquired in respect of any Consumer Product Contract remaining in the Trust at a price equal to the greater of:

          A. the sum of (x) 100% of the principal balance of each Consumer Product Contract (other than any Consumer Product Contract as to which title to the underlying Product has been acquired and whose fair market value is included pursuant to clause (y) below), plus (y) the fair market value of such acquired Product (as determined by the Company as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.04) or

          B. the aggregate fair market value (as determined by the Company as of the close of business on such third Business Day) of all of the assets of the Trust (but in no event more than the Sub-Pool C Certificate Principal Balance plus any unpaid fees and expenses of the Trustee), plus, in either case, any Unpaid Class A-1C Interest Shortfall, Unpaid Class A-2C Interest Shortfall, Unpaid Class A-3C Interest Shortfall, Unpaid Class A-4C Interest Shortfall, Unpaid Class B-C Interest Shortfall, Class A-2C Principal Liquidation Loss, Class A-3C Principal Liquidation Loss, Class A-4C Principal Liquidation Loss, Class B-C Principal Liquidation Loss, Unpaid Class A-2C Liquidation Loss Interest Shortfall, Unpaid Class A-3C Liquidation Loss Interest Shortfall, Unpaid Class A-4C Liquidation Loss Interest Shortfall, Unpaid Class B-C Liquidation Loss Interest Shortfall, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Consumer Product Contract (including any Consumer Product Contract as to which the related Product has been repossessed).

     b. The purchase by the Company or the Servicer of all of the Consumer Product Contracts pursuant to Section 8.05(a) above shall be at the option of the Company on any Distribution Date, but shall be conditioned upon (1) the Sub-Pool C Scheduled Principal Balance, as of the end of the Monthly Period immediately preceding such Distribution Date, aggregating less than 10% of the Cutoff Date Sub-Pool C Principal Balance, (2) the Company or the Servicer having provided the Trustee and the Depository (if any) with at least 30 days' written notice (which may be given prior to the end of the Monthly Period referred to in clause (1) above) and (3) the Company or the Servicer (as applicable) shall have delivered to the Trustee an unqualified Opinion of Counsel stating that payment of the purchase price to the Sub-Pool C Certificateholders will not constitute a voidable preference or fraudulent transfer under the United States Bankruptcy Code. In the event the notice described in the preceding sentence is given in connection with the Company's election to purchase the Consumer Product Contracts, the Company shall deposit in the Sub-Pool C Collection Account on the relevant Distribution Date in immediately available funds an amount equal to the above-described purchase price and upon

                                     8-14
such deposit Sub-Pool C Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon certification to the Trustee by a Servicing Officer, following such final deposit, the Trustee shall promptly release to the Company the Contract Files for the remaining Consumer Contracts, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     c. Subject to the conditions in subsection (d) below, the Company or the Servicer may repurchase all of the Home Equity Contracts and Home Improvement Contracts and all real estate acquired in respect of any Home Equity Contract or Home Improvement Contract remaining in the Trust at a price equal to the greater of:

          A. the sum of (x) 100% of the principal balance of each Home Equity Contract and Home Improvement Contract (other than any Home Equity Contract and Home Improvement Contract as to which title to the underlying real estate has been acquired and whose fair market value is included pursuant to clause (y) below), plus (y) the fair market value of such acquired real estate (as determined by the Company as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.04) or

          B. the aggregate fair market value (as determined by the Company as of the close of business on such third Business Day) of all of the assets of the Trust (but in no event more than the Sub-Pool H Certificate Principal Balance plus any unpaid fees and expenses of the Trustee), plus, in either case, any Unpaid Class A-1H Interest Shortfall, Unpaid Class A-2H Interest Shortfall, Unpaid Class A-3H Interest Shortfall, Unpaid Class A-4H Interest Shortfall, Unpaid Class B-H Interest Shortfall, Class A-2H Principal Liquidation Loss, Class A-3H Principal Liquidation Loss, Class A-4H Principal Liquidation Loss, Class B-H Principal Liquidation Loss, Unpaid Class A-2H Liquidation Loss Interest Shortfall, Unpaid Class A-3H Liquidation Loss Interest Shortfall, Unpaid Class A-4H Liquidation Loss Interest Shortfall, Unpaid Class B-H Liquidation Loss Interest Shortfall, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Home Equity Contract and Home Improvement Contract (including any Home Equity Contract and Home Improvement Contract as to which the related real estate has been foreclosed upon).

     d. The purchase by the Company or the Servicer of all of the Home Equity Contracts and Home Improvement Contracts pursuant to Section 8.05(c) above shall be at the option of the Company on any Distribution Date, but shall be conditioned upon (1) the Sub-Pool H Scheduled Principal Balance, as of the end of the Monthly Period immediately preceding such Distribution Date, aggregating less than 10% of the Cutoff Date Sub-Pool H Principal Balance, (2) the Company or the Servicer having provided the Trustee and the Depository (if any) with at least 30 days' written notice (which may be given prior to the end of the Monthly Period referred to in clause (1) above) and (3) the Company or the Servicer (as applicable) shall have

                                     8-15
delivered to the Trustee an unqualified Opinion of Counsel stating that payment of the purchase price to the Sub-Pool H Certificateholders will not constitute a voidable preference or fraudulent transfer under the United States Bankruptcy Code. In the event the notice described in the preceding sentence is given in connection with the Company's election to purchase the Home Equity Contracts and Home Improvement Contracts, the Company shall deposit in the Sub-Pool H Collection Account on the relevant Distribution Date in immediately available funds an amount equal to the above-described purchase price and upon such deposit Sub-Pool H Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon certification to the Trustee by a Servicing Officer, following such final deposit, the Trustee shall promptly release to the Company the Contract Files for the remaining Home Equity Contracts and Home Improvement Contracts, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     SECTION 8.06.  Sub-Pool C Spread Account and Sub-Pool C Reserve Account and
                    ------------------------------------------------------------
Withdrawals.
-----------

     a. All amounts deposited in the Sub-Pool C Spread Account shall be deemed to be deposited first in the Class A-2C Spread Subaccount until the Class A-2C Spread Subaccount equals the Class A-2C Subaccount Required Amount, second in the Class A-3C Spread Subaccount until the Class A-3C Spread Subaccount equals the Class A-3C Subaccount Required Amount, third, in the Class A-4C Spread Subaccount until the Class A-4C Spread Subaccount equals the Class A-4C Subaccount Required Amount. All amounts held in the Sub-Pool C Reserve Account and the Sub-Pool C Spread Account shall be invested as provided in the Sub-Pool C Reserve Account Pledge Agreement and Sub-Pool C Spread Account Pledge Agreement, respectively. The Sub-Pool C Reserve Account and the Sub-Pool C Spread Account are not, and shall not under any circumstances be deemed to be, included in the Trust.

     b. Not later than the Business Day prior to each Distribution Date, based on the information set forth in the related Monthly Report, and to the extent there are insufficient funds to make the distributions in respect of interest on the Class A-2C, A-3C and A-4C Certificates in the amounts described in Sections 8.03(a)(5), 8.03(a)(9) and 8.03(a)(13), respectively, the Servicer shall deliver to the Trustee and the Collateral Agent, by hand delivery, telex or facsimile transmission, a written notice in the form attached hereto as Exhibit L (a "Sub-Pool C Spread Account Deficiency Notice") specifying the amount of the insufficiency, if any, for each such Class, for such Distribution Date. Such Sub-Pool C Spread Account Deficiency Notice shall direct the Collateral Agent to remit such amount (to the extent of funds then on deposit) from the related Sub-Pool C Spread Account Subaccount for deposit in the Sub-Pool C Collection Account on the Distribution Date.

     c. Not later than the Business Day prior to each Distribution Date, based on the information set forth in the related Monthly Report, and to the extent, after giving effect to any deposit in the Sub-Pool C Collection Account made pursuant to

                                     8-16

Section 8.06(b), there are insufficient funds to make the distributions in the amounts described in clauses (3) through (7), (9) through (11), and (13) through
(15) of Section 8.03(a), the Servicer shall deliver to the Trustee and the Collateral Agent, by hand delivery, telex or facsimile transmission, a written notice in the form attached hereto as Exhibit M (a "Sub-Pool C Reserve Account Deficiency Notice") specifying the amount of the insufficiency, if any, for such Distribution Date. Such Sub-Pool C Reserve Account Deficiency Notice shall direct the Collateral Agent to remit such amount (to the extent of funds on deposit) from the Sub-Pool C Reserve Account for deposit in the Sub-Pool C Collection Account on the Distribution Date.

     d. In the event that the sum of the amounts on deposit in the Sub-Pool C Reserve Account exceeds the Required Sub-Pool C Reserve Account Amount, or any of the amounts on deposit in the subaccounts of the Sub-Pool C Spread Account exceeds the Class A-2C Subaccount Required Amount, the Class A-3C Subaccount Required Amount, or the Class A-4C Subaccount Required Amount, respectively, the excess, to the extent not otherwise required to be transferred to the Sub-Pool H Spread Account or the Sub-Pool H Reserve Account pursuant to Section 8.03(a)(22) or (23) shall be released to the Pledgor.

     SECTION 8.07.  Sub-Pool H Spread Account and Sub-Pool H Reserve Account and
                    ------------------------------------------------------------
Withdrawals.
-----------

     a. All amounts deposited in the Sub-Pool H Spread Account shall be deemed to be deposited first in the Class A-2H Spread Subaccount until the Class A-2H Spread Subaccount equals the Class A-2H Subaccount Required Amount, second in the Class A-3H Spread Subaccount until the Class A-3H Spread Subaccount equals the Class A-3H Subaccount Required Amount, third, in the Class A-4H Spread Subaccount until the Class A-4H Spread Subaccount equals the Class A-4H Subaccount Required Amount. All amounts held in the Sub-Pool H Reserve Account and the Sub-Pool H Spread Account shall be invested as provided in the Sub-Pool H Reserve Account Pledge Agreement and Sub-Pool H Spread Account Pledge Agreement, respectively. The Sub-Pool H Reserve Account and the Sub-Pool H Spread Account are not, and shall not under any circumstances be deemed to be, included in the Trust.

     b. Not later than the Business Day prior to each Distribution Date, based on the information set forth in the related Monthly Report, and to the extent there are insufficient funds to make the distributions in respect of interest on the Class A-2H, A-3H and A-4H Certificates in the amounts described in Sections 8.03(a)(5), 8.03(d)(9) and 8.03(d)(13), respectively, the Servicer shall deliver to the Trustee and the Collateral Agent, by hand delivery, telex or facsimile transmission, a written notice in the form attached hereto as Exhibit L (a "Sub-Pool H Spread Account Deficiency Notice") specifying the amount of the insufficiency, if any, for each such Class, for such Distribution Date. Such Sub-Pool H Spread Account Deficiency Notice shall direct the Collateral Agent to remit such amount (to the extent of funds then on deposit) from the related Sub-Pool H Spread Account Subaccount for deposit in the Sub-Pool H Collection Account on the Distribution Date.

                                     8-17

     c. Not later than the Business Day prior to each Distribution Date, based on the information set forth in the related Monthly Report, and to the extent, after giving effect to any deposit in the Sub-Pool H Collection Account made pursuant to Section 8.07(b), there are insufficient funds to make the distributions in the amounts described in clauses (3) through (7), (9) through
(11), and (13) through (15) of Section 8.03(d), the Servicer shall deliver to the Trustee and the Collateral Agent, by hand delivery, telex or facsimile transmission, a written notice in the form attached hereto as Exhibit M (a "Sub-Pool H Reserve Account Deficiency Notice") specifying the amount of the insufficiency, if any, for such Distribution Date. Such Sub-Pool H Reserve Account Deficiency Notice shall direct the Collateral Agent to remit such amount (to the extent of funds on deposit) from the Sub-Pool H Reserve Account for deposit in the Sub-Pool H Collection Account on the Distribution Date.

     d. In the event that the sum of the amounts on deposit in the Sub-Pool H Reserve Account exceeds the Required Sub-Pool H Reserve Account Amount, or any of the amounts on deposit in the subaccounts of the Sub-Pool H Spread Account exceeds the Class A-2H Subaccount Required Amount, the Class A-3H Subaccount Required Amount, or the Class A-4H Subaccount Required Amount, respectively, the excess, to the extent not otherwise required to be transferred to the Sub-Pool C Spread Account or the Sub-Pool C Reserve Account pursuant to Section 8.03(d)(23) or (24) shall be released to the Pledgor.

     SECTION 8.08. Sub-Pool C Excess Proceeds Account. On or before the Closing Date the Trustee shall establish the Sub-Pool C Excess Proceeds Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein an amount equal to the Excess Proceeds received from the Company under
Section 2.02(s). The Sub-Pool C Excess Proceeds Account shall be entitled "U.S. Bank Trust National Association as Trustee for the benefit of holders of Sub-Pool C Certificates, Green Tree Recreational, Equipment and Consumer Trust 1998-A." On the Distribution Date occurring in April, 1998 the Trustee shall withdraw the amount of funds in the Sub-Pool C Excess Proceeds Account and deposit the same in the Sub-Pool C Collection Account for distribution on such Distribution Date in accordance with Section 8.03(a). The Trustee on behalf of the Trust shall be the legal owner of the Sub-Pool C Excess Proceeds Account. Green Tree Finance Corp.--Two shall be the beneficial owner of the Sub-Pool C Excess Proceeds Account, subject to the foregoing power of the Trustee to transfer amounts in the Sub-Pool C Excess Proceeds Account to the Sub-Pool C Collection Account. Funds in the Sub-Pool C Excess Proceeds Account shall, at the direction of the Servicer, be invested in Eligible Investments that mature no later than the Business Day prior to the Distribution Date occurring in April, 1998. All amounts earned on deposits in the Excess Proceeds Account shall be taxable to Green Tree Finance Corp.--Two. Any losses on such investment shall be deposited in the Sub-Pool C Excess Proceeds Account by Green Tree Finance Corp.--Two out of its own funds immediately as realized.

                                     8-18

                                  ARTICLE IX

                                THE CERTIFICATES
                                ----------------

     SECTION 9.01.  The Certificates.
                    ----------------

     The Sub-Pool C Certificates shall be substantially in the forms set forth in Exhibits A-1 and B-1, respectively, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Company. The Sub-Pool C Certificates shall include (i) one or more Class A-1C Certificates representing $320,870,000 initial aggregate principal balance, (ii) one or more Class A-2C Certificates representing $16,695,000 initial aggregate principal balance, (iii) one or more Class A-3C Certificates representing $12,980,000 initial aggregate principal balance, (iv) one or more Class A-4C Certificates representing $7,420,000 initial aggregate principal balance, and (v) one or more Class B-C Certificates representing $12,986,947 initial aggregate principal balance, beneficial ownership of such Classes of Sub-Pool C Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof, except for one Class B-C Certificate with a denomination representing the remainder of the Original Class B-C Principal Balance.

     The Sub-Pool H Certificates shall be substantially in the forms set forth in Exhibits A-2 and B-2, respectively, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Company. The Sub-Pool H Certificates shall include (i) one or more Class A-1H Certificates representing $87,750,000 initial aggregate principal balance, (ii) one or more Class A-2H Certificates representing $18,070,000 initial aggregate principal balance, (iii) one or more Class A-3H Certificates representing $9,680,000 initial aggregate principal balance, (iv) one or more Class A-4H Certificates representing $7,740,000 initial aggregate principal balance, and (v) one or more Class B-H Certificates representing $5,808,053 initial aggregate principal balance, beneficial ownership of such Classes of Sub-Pool H Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof, except for one Class B-H Certificate with a denomination representing the remainder of the Original Class B-H Principal Balance.

     The Certificates shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been executed by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their

                                      9-1
execution, except for those Certificates executed on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02.  Registration of Transfer and Exchange of Certificates.
                    -----------------------------------------------------

     a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders and the Servicer of any change in the Certificate Registrar.

     b. (1) No transfer of a Class A-2C, A-3C, A-4C, B-C, A-1H, A-2H, A-3H, A-4H or B-H Certificate or any interest therein shall be made to any employee benefit plan, trust or account that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code (each, a "Plan"), unless the prospective transferee of a Certificate or interest therein provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer, the Company or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

        (2) No transfer of a Class B-C or B-H Certificate with a denomination of less than $1.00 shall be made by the original Holder thereof to any Person under any circumstances.

        (3) Any transfer, sale or other disposition not in compliance with the provisions of this Section 9.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed to not be the Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on the Certificate, and shall be deemed to have no interest whatsoever in the Certificate.

     c. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing.

                                      9-2

     d. Except as provided in paragraph (e) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     e. If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and (ii) the Trustee or the Company is unable to locate a qualified successor, (y)the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) after the occurrence of an Event of Termination, the Holders of Certificates evidencing a 51% or greater Certificate Percentage Interests of each of the Sub-Pool C Certificates and the Sub-Pool H Certificates advise the Trustee, through the Depository, that continuation of a book-entry system is no longer in their best interests, then the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Sub-Pool C Certificates or Sub-Pool H Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Sub-Pool C Certificates or Sub-Pool H Certificates by the Depository, accompanied by instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect

                                      9-3
to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     f. On or prior to the Closing Date, there shall be delivered to the Depository two Class A-1C Certificates, one Class A-2C Certificate, one Class A-3C Certificate, one Class A-4C Certificate, one Class B-C Certificate, one Class A-1H Certificates, one Class A-2H Certificate, one Class A-3H Certificate, one Class A-4H Certificate, and one Class B-H Certificate each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class A-1C Principal Balance, the Original Class A-2C Principal Balance, the Original Class A-3C Principal Balance, the Original Class A-4C Principal Balance, the Original Class B-C Principal Balance, the Original Class A-1H Principal Balance, the Original Class A-2H Principal Balance, the Original Class A-3H Principal Balance, the Original Class A-4H Principal Balance and the Original Class B-H Principal Balance respectively. If, however, the aggregate principal amount of a Class of Certificates exceeds $200,000,000, one Certificate will be issued with respect to each $200,000,000 of principal amount and an additional Certificate of such Class or Classes will be issued with respect to any remaining principal amount. Each such Certificate registered in the name of the Depositary's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     SECTION 9.03.  No Charge; Disposition of Void Certificates.
                    -------------------------------------------

     No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04.  Mutilated, Destroyed, Lost or Stolen Certificates.
                    -------------------------------------------------

     If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute

                                      9-4
and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and original denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this
Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Class Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 9.05.  Persons Deemed Owners.
                    ---------------------

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06.  Access to List of Certificateholders' Names and Addresses.
                    ---------------------------------------------------------

     The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If either (x) three or more Holders, or (y) a Holder or Holders of Certificates evidencing Certificate Percentage Interests representing 25% or more of either the Sub-Pool C Certificates or the Sub-Pool H Certificates (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificates, agrees with the Certificate Registrar and the Trustee that none of the Company, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                                      9-5

     SECTION 9.07.  Authenticating Agents.
                    ---------------------

  The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the
Certificates. For all purposes of this Agreement, the execution and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."

                                      9-6

                                   ARTICLE X

                                  INDEMNITIES
                                  -----------

     SECTION 10.01.  Company's Indemnities.
                     ---------------------

     The Company will defend and indemnify the Trust, the Trustee (including the Paying Agent and any other agents of the Trustee), the Collateral Agent, the Custodian and the Certificateholders and the Servicer (if not the Company) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims (i) arising out of or resulting from the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, claim or liability is not provided for by the Company's repurchase of such Contract pursuant to Section 3.05) or
(ii) arising out of or resulting from the use or ownership of any Products by the Company or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Company under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 10.02.  Liabilities to Obligors.
                     -----------------------

     No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust and the Certificateholders expressly disclaim such assumption.

     SECTION 10.03.  Tax Indemnification.
                     -------------------

     The Company agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Paying Agent and any other agents of the Trustee), the Collateral Agent and the Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates), any tax imposed on the Trust as a result of the Company's repurchase of any Contract pursuant to Section 3.05(c), and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Company, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder or otherwise.

                                     10-1

     SECTION 10.04.  Servicer's Indemnities.
                     ----------------------

     The Servicer shall defend and indemnify the Trust, the Trustee (including the Paying Agent and any other agents of the Trustee), the Collateral Agent, the Custodian, and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract, including, without limitation, any failure to comply with FHA Regulations in enforcing or obtaining insurance proceeds for an FHA-Insured Contract. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section
10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

     SECTION 10.05.  Operation of Indemnities.
                     ------------------------

      Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Company or the Servicer, as the case may be, without interest.

                                     10-2

                                   ARTICLE XI

                                  THE TRUSTEE
                                  -----------

     SECTION 11.01.  Duties of Trustee.
                     -----------------

     The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Certificate Percentage Interests representing 25% or more of each of the Sub-Pool C Certificates and the Sub-Pool H Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                                     11-1

     d. The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Holders of Certificates evidencing a Certificate Percentage Interest aggregating not less than 25% of the Sub-Pool C Certificates or the Sub-Pool H Certificates, as applicable.

     e. The Trustee shall maintain the Home Equity Contract Files and Home Improvement Contract Files at its office or with a duly appointed Custodian, who shall act as the agent of the Trustee on behalf of the Sub-Pool H
Certificateholders. The Trustee may release a Home Equity Contract File or Home Improvement Contract File pursuant to Section 11.14.

     f. The Trustee may rely and shall be protected in acting or refraining from taking any action in reliance on the advice of the Servicer in all matters with respect to FHA Insurance. The Trustee shall not be liable for any actions taken by the Servicer with respect to FHA Insurance, including but not limited to the maintenance of such insurance and the submission of claims to FHA.

     None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 11.02.  Certain Matters Affecting the Trustee.
                     -------------------------------------

     Except as otherwise provided in Section 11.01:

     a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     b. The Trustee may consult with counsel and any opinion of any counsel for the Company or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any

                                     11-2
litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing a Certificate Percentage Interest representing 25% or more of either the Sub-Pool C Certificates or the Sub-Pool H Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

     e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     f. The Trustee, in its individual capacity or otherwise, and any of its Affiliates may hold Certificates or an interest therein in their own names or as pledges.

     SECTION 11.03.  Trustee Not Liable for Certificates or Contracts.
                     ------------------------------------------------

     The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates (other than the Trustee's execution thereof) or in the Spread Account Pledge Agreements or in the Reserve Account Pledge Agreements. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Spread Account Pledge Agreements, the Reserve Account Pledge Agreements, or the Certificates (other than its execution thereof) or of any Contract, Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or the Company of funds paid to the Company in consideration of conveyance of the Contracts to the Trust by the Company or deposited into or withdrawn from the Collection Accounts by the Servicer.

                                     11-3

     SECTION 11.04.  Rights of Certificateholders to Direct Trustee and to Waive
                     -----------------------------------------------------------
Event of Termination.
--------------------

     Holders of Certificates evidencing a Certificate Percentage Interest representing 25% or more of either the Sub-Pool C Certificates or the Sub-Pool H Certificates shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of Holders of Certificates evidencing Certificate Percentage Interests aggregating 51% of each of the Sub-Pool C Certificates or the Sub-Pool H Certificates or more whenever it receives conflicting directions from Certificateholders. Holders of each Class of Sub-Pool C Certificates or Sub-Pool H Certificates evidencing, as to each such Class, Class Percentage Interests representing 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

     SECTION 11.05.  The Servicer to Pay Trustee's Fees and Expenses.
                     -----------------------------------------------

     The Servicer agrees:

     a. to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out

                                     11-4
of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     All such payments by the Servicer shall be made from its own funds. The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     SECTION 11.06.  Eligibility Requirements for Trustee.
                     ------------------------------------

     The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have a long-term deposit rating (or, if the Trustee is a wholly owned subsidiary of a bank holding company system and not rated, the long-term senior unsecured debt rating of the bank holding company) from Standard & Poor's of at least BBB or as shall be otherwise acceptable to Standard & Poor's and a rating from Fitch (if rated by Fitch) of at least BBB- or as shall be otherwise acceptable to Fitch. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07. The Trustee shall at all times to be a Title I approved lender pursuant to FHA Regulations.

     SECTION 11.07.  Resignation or Removal of Trustee.
                     ---------------------------------

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Company. A copy of any such notice shall be sent to Standard & Poor's and Fitch. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Company and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by

                                     11-5
the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Servicer shall have removed the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

     SECTION 11.08.  Successor Trustee.
                     -----------------

     Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts, Contract Files and any related documents and statements held by it hereunder; and the Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this
Section 11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.08, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.09.  Merger or Consolidation of Trustee.
                     ----------------------------------

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee

                                     11-6
hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Standard & Poor's and Fitch in the event it is a party to any merger, conversion or consolidation.

     SECTION 11.10.  Tax Returns.
                     -----------

     Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Sub-Pool C and Sub-Pool H as separate Grantor Trusts and the Trustee shall execute such returns.

     SECTION 11.11.  Obligor Claims.
                     --------------

     In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. (S) 433) as amended from time to time:

     a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of Products, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity;

     b. The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions;

     c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

     d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders.

     e. The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

                                     11-7

     f. The Company hereby agrees to indemnify, hold harmless and defend the Trustee and the Certificateholders from and against any and all liability, loss, costs and expenses of the Trustee and the Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section 11.11(f) shall not terminate upon a Service Transfer pursuant to Article VII.

     SECTION 11.12.  Appointment of Co-Trustee or Separate Trustee.
                     ---------------------------------------------

     The Company shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Contracts and the Contract Files or (ii) with respect to the enforcement of a Contract in any state in which a Product is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

     Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (A) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Trustee;

          (B) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

          (C) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other separate trustee, co-trustee or custodian hereunder; and

          (D) the Company may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

                                     11-8

     If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Servicer if and only to the extent the Servicer shall have consented in writing to his or its appointment, which consent shall not be unreasonably withheld.

     SECTION 11.13.  Agents of Trustee.
                     -----------------

     To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.12), the Trustee may, with the prior consent of the Company, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

     SECTION 11.14. Trustee to Cooperate.
                    --------------------

     a. Upon payment in full on any Contract, the Servicer will notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Contract and Contract File to the Servicer. Upon receipt of such Contract and Contract File, each of the Company (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate any lien on the related real estate. The Servicer shall determine when a Contract has been paid in full; provided that, to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds, without any right of reimbursement therefor (except from additional amounts recovered from the related Obligor or otherwise in respect of such Contract), and deposited in the Collection Accounts.

     b. If the Servicer elects to submit a claim to FHA under the FHA Insurance in respect of an FHA-Insured Contract and payment is received from FHA, the Servicer shall notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the appropriate Collection Account pursuant to Section 5.05 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. Upon

                                     11-9
receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Contract and Contract File to the Servicer.

     c. From time to time as appropriate for servicing, foreclosing, and making a claim for FHA Insurance coverage in connection with an FHA-Insured Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Contracts.

     d. The Servicer's receipt of a Contract and/or Contract File shall obligate the Servicer to return the original Contract and the related Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased as described in Section 3.05 or 8.05.

     SECTION 11.15. Certain Matters Relating to FHA Insurance.
                    -----------------------------------------

     a. In the event the Company and the successor Servicer, if any, shall fail to pay all FHA Insurance premiums with respect to the FHA-Insured Contracts required by FHA Regulations, the Trustee shall pay such FHA Insurance premiums and shall be entitled to reimbursement for such amounts pursuant to Section 8.03(d)(20).

    b. If, following the Termination Date, HUD demands reimbursement from the Trustee of an FHA Insurance claim paid on an FHA-Insured Contract prior to the termination of the Trust, the Trustee agrees that it will not seek to recover any such amount from any Person other than the Servicer that submitted such claim.

                                     11-10

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.01.  Servicer Not to Assign Duties or Resign; Delegation of
                     ------------------------------------------------------
Servicing Duties.
----------------

     The Servicer may not sell or assign its rights and duties as Servicer hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee or Monthly Servicing and Guaranty Fee payable to it. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections 7.02 and 7.03.

     Notwithstanding the foregoing:

     a. Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify Standard & Poor's and Fitch of any such merger to which it is a party.

     b. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables, and may also perform other specific duties through subcontractors; provided that the Servicer gives notice to the Trustee and each of Standard & Poor's and Fitch, and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

     SECTION 12.02.  Maintenance of Office or Agency.
                     -------------------------------

     The Trustee will maintain in St. Paul, Minnesota, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101,
Attention: Corporate Trust Administration, Structured Finance. The Trustee will give prompt written

                                     12-1
notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 12.03.  Termination.
                     -----------

     a. This Agreement shall terminate (after distribution of all amounts due to Certificateholders pursuant to Sections 8.01 and 8.03) on the earlier of
(a) the first Distribution Date after each of the Sub-Pool C Scheduled Principal Balance and the Sub-Pool H Scheduled Principal Balance is reduced to zero or the last Contract has been liquidated and all Products repossessed and all real estate acquired through foreclosure have been disposed of and all amounts payable to Certificateholders on such Distribution Date have been distributed to Certificateholders or (b) the Distribution Date on which the Company or the Servicer repurchases the Contracts pursuant to Section 8.05; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof; and provided, further, that the Servicer's and the Company's representations and warranties and indemnities by the Company and the Servicer shall survive termination.

     b. Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which all Certificateholders may surrender their Certificates to the Company for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon direction by the Company five days prior to the date such notice is to be mailed) by letter to Standard & Poor's, Fitch, the Depository (if any) and the Certificateholders (if there is no Depository, delivered no later than thirty days prior to the Final Distribution Date specifying (1) the Final Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Company therein designated; (2) the amount of any such final payment; and
(3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Company therein specified. Each such notice shall, to the extent required by applicable law, be signed on behalf of the Trust by the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders. In the event such notice is given in connection with the Company's election to purchase the Contracts, the Company shall deposit in the Collection Account on the Business Day immediately prior to the Final Distribution Date in immediately available funds an amount equal to the above-described purchase price and upon such deposit Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon certification to the Trustee by a Servicing Officer, following such final deposit the Trustee shall promptly release to the Company the Contract Files for the remaining Contracts, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                                     12-2

     c. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed from the Sub-Pool C Collection Account, in the order of priority specified in Section 8.03(a), to Certificateholders on the Final Distribution Date in proportion to their respective Sub-Pool C Class Percentage Interests an amount equal to (i) as to Sub-Pool C Certificates (other than the Class B-C Certificates), the Class A-1C Principal Balance, the Class A-2C Principal Balance, the Class A-3C Principal Balance, the Class A-4C Principal Balance, any Class A-2C Principal Liquidation Loss, any Class A-3C Principal Liquidation Loss, and any Class A-4C Principal Liquidation Loss, together with any Unpaid Class A-2C Interest Shortfall, any Unpaid Class A-3C Interest Shortfall, any Unpaid Class A-4C Interest Shortfall, any Unpaid Class A-2C Liquidation Loss Interest Shortfall, any Unpaid Class A-3C Liquidation Loss Interest Shortfall, any Unpaid Class A-4C Liquidation Loss Interest Shortfall, and one month's interest at the Class A-1C Pass-Through Rate, the Class A-2C Pass-Through Rate, the Class A-3C Pass-Through Rate, and the Class A-4C Pass-Through Rate on the sum of the Class A-1C Principal Balance, the Class A-2C Principal Balance and any Class A-2C Liquidation Loss, the Class A-3C Principal Balance and any Class A-3C Liquidation Loss, and the Class A-4C Principal Balance and any Class A-4C Liquidation Loss, respectively, and (ii) as to Class B-C Certificates, the Class B-C Principal Balance and any Class B-C Principal Liquidation Loss, together with any Unpaid Class B-C Interest Shortfall, any Unpaid Class B-C Liquidation Loss Interest Shortfall, and one month's interest at the Class B-C Pass-Through Rate on the sum of the Class B-C Principal Balance and any Class B-C Principal Liquidation Loss, and (iii) the amount which remains on deposit in the Sub-Pool C Collection Account (other than amounts retained to meet claims) after application pursuant to clauses (i) and (ii) above to the Company; provided that any Sub-Pool C Guaranty Payment deposited in the Sub-Pool C Collection Account shall be distributed only to the Class B-C Certificateholders and any amount transferred from the Class A-2C Spread Subaccount shall be distributed only to the Class A-2C Certificateholders, any amount transferred from the Class A-3C Spread Subaccount shall be distributed only to the Class A-3C Certificateholders, any amount transferred from the Class A-4C Spread Subaccount shall be distributed only to the Class A-4C Certificateholders, and any amount transferred from the Sub-Pool C Reserve Account shall be distributed only to the Sub-Pool C Certificateholders (other than the Class B-C Certificateholders). The distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Sub-Pool C Class of Certificates.

     d. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed from the Sub-Pool H Collection Account, in the order of priority specified in Section 8.03(d), to Certificateholders on the Final Distribution Date in proportion to their respective Sub-Pool H Class Percentage Interests an amount equal to (i) as to Sub-Pool H Certificates (other than the Class B-H Certificates), the Class A-1H Principal Balance, the Class A-2H Principal Balance, the Class A-3H Principal Balance, the Class A-4H Principal Balance, any Class A-2H Principal Liquidation Loss, any Class A-3H Principal Liquidation Loss, and any Class A-4H Principal Liquidation Loss, together with any Unpaid Class A-2H Interest Shortfall, any Unpaid Class A-3H Interest Shortfall, any Unpaid Class A-4H Interest Shortfall, any Unpaid Class A-2H Liquidation Loss Interest Shortfall, any Unpaid

                                     12-3

Class A-3H Liquidation Loss Interest Shortfall, any Unpaid Class A-4H Liquidation Loss Interest Shortfall, and one month's interest at the Class A-1H Pass-Through Rate, the Class A-2H Pass-Through Rate, the Class A-3H Pass-Through Rate, and the Class A-4H Pass-Through Rate on the sum of the Class A-lH Principal Balance, the Class A-2H Principal Balance and any Class A-2H Liquidation Loss, the Class A-3H Principal Balance and any Class A-3H Liquidation Loss, and the Class A-4H Principal Balance and any Class A-4H Liquidation Loss, respectively, and (ii) as to the Class B-H Certificates, the Class B-H Principal Balance and any Class B-H Principal Liquidation Loss, together with any Unpaid Class B-C Interest Shortfall, any Unpaid Class B-H Liquidation Loss Interest Shortfall, and one month's interest at the Class B-H Pass-Through Rate on the sum of the Class B-H Principal Balance and any Class B-H Principal Liquidation Loss, and (iii) the amount which remains on deposit in the Sub-Pool H Collection Account (other than amounts retained to meet claims) after application pursuant to clauses (i) and (ii) above to the Company; provided that any Sub-Pool H Guaranty Payment deposited in the Sub-Pool H Collection Account shall be distributed only to the Class B-H Certificateholders and any amount transferred from the Class A-2H Spread Subaccount shall be distributed only to the Class A-2H Certificateholders, any amount transferred from the Class A-3H Spread Subaccount shall be distributed only to the Class A-3H Certificateholders, any amount transferred from the Class A-4H Spread Subaccount shall be distributed only to the Class A-4H Certificateholders, and any amount transferred from the Sub-Pool H Reserve Account shall be distributed only to the Sub-Pool H Certificateholders (other than the Class B-H Certificateholders). The distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Sub-Pool H Certificates.

     e. In the event that all of the Certificateholders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Company shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall transfer to the Company all amounts remaining on deposit in the Collection Account, to hold in trust for Certificateholders who have not surrendered their Certificates for cancellation, together with the final record list of Certificateholders, and the Company shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

     SECTION 12.04.  Acts of Certificateholders.
                     --------------------------

     a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of

                                     12-4

Certificates of the specified Class or Classes evidencing, as to each such Class, Class Percentage Interests aggregating 51% or more.

     b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section
11.01) conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

     c. The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     d.   The ownership of Certificates shall be proved by the Certificate
Register.

     e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 12.05.  Calculations.
                     ------------

     Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

     SECTION 12.06.  Assignment or Delegation by Company.
                     -----------------------------------

     Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Company may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Holders of Certificates of each Class evidencing, as to each such Class, Class Percentage Interests aggregating
66 2/3% or more, and any attempt to do so without such consent shall be void.
It is understood that the foregoing does not prohibit the pledge or assignment by the Company of any right to payment pursuant to Article VIII.

                                     12-5

     Notwithstanding the foregoing, any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify Standard & Poor's and Fitch of any such merger to which it is a party.

     SECTION 12.07.  Amendment.
                     ---------

     a. This Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of the Trust as a grantor trust under the Code or to otherwise effectuate the benefits of such status to the Trust, the Certificateholders, including, without limitation, to add or amend any provision as required by Standard & Poor's, Fitch, or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Sub-Pool C Certificates or Class Sub-Pool H Certificates, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Company, adversely affect in any material respect the interests of any Certificateholder.

     b. This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee, with the consent of Holders of Certificates of each Class of Sub-Pool C Certificates or Class Sub-Pool H Certificates affected thereby evidencing, as to each such Class, Class Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (c) result in the disqualification of the Trust as a grantor trust under the Code, (d) adversely affect the status of the Trust as a grantor trust or (e) cause any tax to be imposed on the Trust.

     c. This Agreement shall not be amended under this Section without the consent of 100% of Certificateholders if such amendment would result in the disqualification of the Trust as a grantor trust under the Code.

                                     12-6

     d.   Concurrently with the solicitation of any consent pursuant to this
Section 12.07, the Trustee shall furnish written notification to Standard & Poor's and Fitch of such solicitation. Promptly after the execution of any amendment pursuant to this Section 12.07, the Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's, Fitch and each Certificateholder.

     e. It shall not be necessary for the consent of Certificateholders under this Section 12.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     f. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     g. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     h. In the absence of the consent described in subsection (c) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment will not adversely affect the status of the Trust as a grantor trust.

     i. Upon the execution of any amendment or consent pursuant to this Section12.07, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder hereunder shall be bound thereby.

     SECTION 12.08.  Notices.
                     -------

     All communications and notices pursuant hereto to the Servicer, the Company and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

                                     12-7

     If to the Company or the Servicer:

          Green Tree Financial Corporation
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota  55102-1639
          Attention:  Chief Financial Officer
          Telecopier Number:  (612) 293-5746

     If to the Trustee:

          U.S. Bank Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention: Corporate Trust Administration, Structured Finance Telecopier Number: (612) 244-0089

     If to Standard & Poor's:

          Standard & Poor's Ratings Services
          25 Broadway
          New York, New York  10004
          Attention:  Asset-Backed Surveillance Group
          Telecopier Number:  (212) 208-1582

     If to Fitch:

          Fitch IBCA Inc.
          One State Street Plaza
          New York, New York10004
          Attention:  ABS Surveillance Group

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.09.  Merger and Integration.
                     ----------------------

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                                     12-8

     SECTION 12.10.  Headings.
                     --------

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 12.11.  Governing Law.
                     -------------

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

     SECTION 12.12.  Nonpetition Covenant.
                     --------------------

     Each Certificateholder, by becoming a Certificateholder, agrees that it will not, for any reason:

          a institute proceedings for the Trust, Sub-Pool C or Sub-Pool H to be adjudicated a bankrupt or insolvent, or

          b consent to, or cooperate with the institution of bankruptcy or insolvency proceedings against any of the Trust, Sub-Pool C or Sub-Pool H, or

          c file a petition with respect to any of the Trust, Sub-Pool C or Sub-Pool H seeking or consenting to reorganization or relief under any applicable Federal or state law relating to bankruptcy, or

          d consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust, Sub-Pool C or Sub-Pool H or a substantial part of its property, or

          e cause or permit the Trust, Sub-Pool C or Sub-Pool H to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                     12-9

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this 31st day of March , 1998.

                           GREEN TREE FINANCIAL CORPORATION


                           By  /s/ Phyllis A. Knight
                             -----------------------------------
                             Phyllis A. Knight
                             Senior Vice President and Treasurer


                           U.S. BANK TRUST NATIONAL ASSOCIATION
                           not in its individual capacity but
                           solely as Trustee


                           By /s/ Tamara Schultz-Fugh
                             ----------------------------------
                             Name:  Tamara Schultz-Fugh
                             Title: Trust Officer


                           By  /s/ James T. Kaufman
                             ------------------------------------
                             Name:  James T. Kaufman
                             Title: Assistant Vice President


                                    12-10

                                                                     EXHIBIT A-1
                                                                     -----------

                        FORM OF CLASS A-[#]C CERTIFICATE
                        --------------------------------

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     [NO TRANSFER OF A THIS CLASS [A-2C, A-3C, A-4C,] CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e) (1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), UNLESS THE PROSPECTIVE TRANSFEREE OF A CERTIFICATE OR INTEREST HEREIN PROVIDES THE SERVICER AND THE TRUSTEE WITH A CERTIFICATION OF FACTS, AND AT ITS OWN EXPENSE, AN OPINION OF COUNSEL WHICH ESTABLISH TO THE SATISFACTION OF THE SERVICER AND TRUSTEE THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR CAUSE THE SERVICER, THE COMPANY OR THE TRUSTEE TO BE DEEMED A FIDUCIARY OF SUCH PLAN OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.]

     [THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [CLASS A-2C][CLASS A-3C] [AND CLASS A-4C] CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                                     A-1-1

Class A-[1C][2C][3C][4C]               No.


First Distribution Date:               Pass-Through Rate:  ____%
April __, 1998

                                       Denomination:  $___________
Servicer:
Green Tree Financial Corporation       Aggregate Denomination of
                                       All Class A-[1C][2C][3C][4C]Certificates:
                                       $___________

                                       Final Scheduled Distribution Date:

                                       ---------------------------------
                                       (or if such day is not a
Class Percentage                       Business Day, then the next
Interest:  _______________             succeeding Business Day)


                                       CUSIP:  _____________




           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1998-A
                      % CLASS A-[1C][2C][3C][4C] CERTIFICATES
                  -------------------------------------------


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ____________________ is the registered owner of the undivided Class Percentage Interest represented by the original principal amount set forth above in Sub-Pool C of Green Tree Recreational, Equipment & Consumer Trust 1998-A ("Sub-Pool C"), which includes among its assets a pool of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment (including, without limitation, all related security interests) and any and all rights to receive payments which are due pursuant thereto on or after the applicable Cutoff Date. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 1998, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and U.S. Bank Trust National Association, as Trustee (the "Trustee"). This Certificate is one of the Sub-Pool C Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

                                     A-1-2

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing in _________, 1998 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Certificates with an aggregate Certificate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Class Percentage Interest of the Class A-[1C][2C][3C][4C] Distribution Amount to be distributed on that Distribution Date. The Final Scheduled Distribution Date of this Certificate is _____________ or the next succeeding Business Day if such ______________ is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Sub-Pool C Collection Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Class Percentage Interest will be issued to the designated transferee or transferees.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     A-1-3

     IN WITNESS WHEREOF, Green Tree Recreational, Equipment & Consumer Trust 1998-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:  _________, 1998             GREEN TREE RECREATIONAL,
                                    EQUIPMENT & CONSUMER TRUST 1998-A


                                    By  U.S. BANK TRUST NATIONAL
                                          ASSOCIATION


                                    By
                                        ------------------------------
                                           Authorized Signatory

                                     A-1-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the within Certificate and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                               By
                                        ---------------------------------
                                                Signature

                                     A-1-5

                                                                     EXHIBIT A-2
                                                                     -----------


                         FORM OF CLASS B-C CERTIFICATE
                         -----------------------------

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     NO TRANSFER OF A THIS CLASS B-C CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e) (1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), UNLESS THE PROSPECTIVE TRANSFEREE OF A CERTIFICATE OR INTEREST HEREIN PROVIDES THE SERVICER AND THE TRUSTEE WITH A CERTIFICATION OF FACTS, AND AT ITS OWN EXPENSE, AN OPINION OF COUNSEL WHICH ESTABLISH TO THE SATISFACTION OF THE SERVICER AND TRUSTEE THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR CAUSE THE SERVICER, THE COMPANY OR THE TRUSTEE TO BE DEEMED A FIDUCIARY OF SUCH PLAN OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1C, A-C2, A-C3 AND A-C4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     A-2-1

Class B-C                                     No.

First Distribution Date:                      Denomination:  $___________
April __, 1998
                                              Aggregate Denomination of
Servicer:                                     All Class B-C Certificates:
Green Tree Financial Corporation              $ ___________________

Class Percentage                              Final Scheduled Distribution Date:
Interest:  __________                         ---------------------------------
                                              (or if such day is not a
Pass-Through Rate:  ____%                     Business Day, then the next
                                              succeeding Business Day)


                                              CUSIP:  _____

           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1998-A
                               % CLASS B-C CERTIFICATES
                         ------------------------------


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ____________________ is the registered owner of the undivided Class Percentage Interest represented by the original principal amount set forth above in Sub-Pool C of Green Tree Recreational, Equipment & Consumer Trust 1998-A ("Sub-Pool C"), which includes among its assets a pool of retail installment sale contracts and promissory notes for the purchase of a variety of consumer products and equipment (including, without limitation, all related security interests) and any and all rights to receive payments which are due pursuant thereto on or after the applicable Cutoff Date. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 1998, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and U.S. Bank Trust National Association, as Trustee (the "Trustee"). This Certificate is one of the Sub-Pool C Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing in __________, 1998 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B-C Certificates with an aggregate Certificate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions

                                     A-2-2
delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Class Percentage Interest of the Class B-C Distribution Amount to be distributed on that Distribution Date. The Final Scheduled Distribution Date of this Certificate is ______________, or the next succeeding Business Day if such ___________ is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Sub-Pool C Collection Account and the Limited Guaranty of the Company to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Class Percentage Interest will be issued to the designated transferee or transferees.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     A-2-3

     IN WITNESS WHEREOF, Green Tree Recreational, Equipment & Consumer Trust 1998-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:  ____________, 1998         GREEN TREE RECREATIONAL,
                                   EQUIPMENT & CONSUMER TRUST 1998-A


                                   By U.S. BANK TRUST NATIONAL
                                        ASSOCIATION


                                   By
                                       ---------------------------
                                          Authorized Officer

                                     A-2-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ the within Certificate and does hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                               By
                                        --------------------------
                                              Signature

                                     A-2-5

     EXHIBIT B-1
     ------- ---

                        FORM OF CLASS A-[#]H CERTIFICATE
                        --------------------------------

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     NO TRANSFER OF A THIS CLASS [A-1H, A-2H, A-3H, A-4H] CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e) (1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), UNLESS THE PROSPECTIVE TRANSFEREE OF A CERTIFICATE OR INTEREST HEREIN PROVIDES THE SERVICER AND THE TRUSTEE WITH A CERTIFICATION OF FACTS, AND AT ITS OWN EXPENSE, AN OPINION OF COUNSEL WHICH ESTABLISH TO THE SATISFACTION OF THE SERVICER AND TRUSTEE THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR CAUSE THE SERVICER, THE COMPANY OR THE TRUSTEE TO BE DEEMED A FIDUCIARY OF SUCH PLAN OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

     [THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [CLASS A-2H][CLASS A-3H][OR CLASS A-4H] CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                                     B-1-1

Class A-[1H][2H][3H][4H]                      No.


First Distribution Date:                      Pass-Through Rate:  ____%
April __, 1998                                Denomination:  $___________


Servicer:                                     Aggregate Denomination of
Green Tree Financial Corporation              All Class A-[1H][2H][3H][4H]
                                              Certificates:
                                              $___________
Class Percentage
Interest:  __________                         Final Scheduled Distribution Date:

                                              ---------------------------------
                                              (or if such day is not a
                                              Business Day, then the next
                                              succeeding Business Day)


                                              CUSIP:  _____



          GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1998-A
                    % CLASS A-[1H][2H][3H][4H] CERTIFICATES
                  -------------------------------------------


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ____________________ is the registered owner of the undivided Class Percentage Interest represented by the original principal amount set forth above in Sub-Pool H of Green Tree Recreational, Equipment & Consumer Trust 1998-A ("Sub-Pool H"), which includes among its assets a pool of closed-end home equity loans and retail installment sales contracts and promissory notes financing home improvements (including, without limitation, all related security interests) and any and all rights to receive payments which are due pursuant thereto on or after the applicable Cutoff Date. Sub-Pool H has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 1998, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and U.S. Bank Trust National Association, as Trustee (the "Trustee"). This Certificate is one of the Sub-Pool H Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing in ___________________, 1998 so long as the Agreement has not been terminated, by check (or, if such

                                     B-1-2

Certificateholder holds Certificates with an aggregate Certificate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Class Percentage Interest of the Class A-[1H][2H][3H][4H] Distribution Amount to be distributed on that Distribution Date. The Final Scheduled Distribution Date of this Certificate is _____________ or the next succeeding Business Day if such ______________ is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Sub-Pool H Collection Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Class Percentage Interest will be issued to the designated transferee or transferees.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     B-1-3

     IN WITNESS WHEREOF, Green Tree Recreational, Equipment & Consumer Trust 1998-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:  _________, 1998             GREEN TREE RECREATIONAL,
                                    EQUIPMENT & CONSUMER TRUST 1998-A


                                    By  U.S. BANK TRUST NATIONAL
                                          ASSOCIATION


                                    By
                                        -----------------------
                                         Authorized Signatory

                                    B-1-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the within Certificate and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:                                By
                                         ---------------------
                                                Signature

                                     B-1-5

                                                                     EXHIBIT B-2
                                                                     -----------


                         FORM OF CLASS B-H CERTIFICATE
                         -----------------------------

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     NO TRANSFER OF A THIS CLASS B-H CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e) (1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), UNLESS THE PROSPECTIVE TRANSFEREE OF A CERTIFICATE OR INTEREST HEREIN PROVIDES THE SERVICER AND THE TRUSTEE WITH A CERTIFICATION OF FACTS, AND AT ITS OWN EXPENSE, AN OPINION OF COUNSEL WHICH ESTABLISH TO THE SATISFACTION OF THE SERVICER AND TRUSTEE THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR CAUSE THE SERVICER, THE COMPANY OR THE TRUSTEE TO BE DEEMED A FIDUCIARY OF SUCH PLAN OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS CLASS A-1H, CLASS A-2H, CLASS A-3H AND A-4H CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     B-2-1

Class B-H                                     No.


First Distribution Date:                      Pass-Through Rate:  ____%
April __, 1998


Servicer:                                     Denomination:  $___________
Green Tree Financial Corporation
                                              Aggregate Denomination of
                                              All Class B-H Certificates:
                                              $___________

Class Percentage
Interest:  __________                         Final Scheduled Distribution Date:

                                              ---------------------------------
                                              (or if such day is not a
                                              Business Day, then the next
                                              succeeding Business Day)

                                              CUSIP:  ____


          GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1998-A
                           % CLASS B-H CERTIFICATES
                        ------------------------------


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ____________________ is the registered owner of the undivided Class Percentage Interest represented by the original principal amount set forth above in Sub-Pool H of Green Tree Recreational, Equipment & Consumer Trust 1998-A ("Sub-Pool H"), which includes among its assets a pool closed-end home equity loans and retail installment sales contracts and promissory notes financing home improvements (including, without limitation, all related security interests) and any and all rights to receive payments which are due pursuant thereto on or after the applicable Cutoff Date. Sub-Pool H has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 1998, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and U.S. Bank Trust National Association, as Trustee (the "Trustee"). This Certificate is one of the Sub-Pool H Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business
Day) (the "Distribution Date") of each calendar month commencing in _________, 1998 so

                                     B-2-2
long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B-H Certificates with an aggregate Certificate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Class Percentage Interest of the Class B-H Distribution Amount to be distributed on that Distribution Date. The Final Scheduled Distribution Date of this Certificate is ______________, or the next succeeding Business Day if such ___________ is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Sub-Pool H Collection Account and the Limited Guaranty of the Company to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Class Percentage Interest will be issued to the designated transferee or transferees.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     B-2-3

     IN WITNESS WHEREOF, Green Tree Recreational, Equipment & Consumer Trust 1998-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:  ____________, 1998         GREEN TREE RECREATIONAL,
                                   EQUIPMENT & CONSUMER TRUST 1998-A


                                   By  U.S. BANK TRUST NATIONAL
                                         ASSOCIATION


                                   By
                                      -----------------------
                                        Authorized Officer

                                     B-2-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ the within Certificate and does hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:

                                    By
                                       --------------------
                                            Signature

                                     B-2-5

                                                                     EXHIBIT C-1

                        FORM OF ASSIGNMENT -- SUB-POOL C
                        --------------------------------


     In accordance with the Pooling and Servicing Agreement (the
"Agreement") dated as of March 1, 1998, between Green Tree Financial Corporation (the "Company") and U.S. Bank Trust National Association, as Trustee (the "Trustee"), the Company does hereby transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in and to (1) the Consumer Product Contracts (including but not limited to all right, title and interest in and to the related Collateral Security) and any and all rights to receive payments on or with respect to the Consumer Product Contracts, excluding with respect to all Consumer Product Contracts, any rights to receive payments which were due pursuant thereto prior to the Cut-off Date, (2) the Insurance Policies on any Products securing a Consumer Product Contract for the benefit of the creditor of such Consumer Product Contract and all blanket insurance policies to the extent they relate to the Consumer Product Contracts,
(3) all rights the Company may have against the originating dealer with respect to the Consumer Product Contracts not originated by the Company, (4) the Errors and Omissions Protection Policy as such policy relates to the Consumer Product Contracts, (5) all documents contained in the Consumer Product Contract Files, and (6) all proceeds and products of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of March 1998.


                              GREEN TREE FINANCIAL CORPORATION



                              By
                                 ------------------------
                                 [Name]
                                 [Title]

                                     C-1-1

                                                                     EXHIBIT C-2

                        FORM OF ASSIGNMENT -- SUB-POOL H
                        --------------------------------


     In accordance with the Pooling and Servicing Agreement (the
"Agreement") dated as of March 1, 1998, between Green Tree Financial Corporation (the "Company") and U.S. Bank Trust National Association, as Trustee (the "Trustee"), the Company does hereby transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in and to (1) the Home Equity Contracts and Home Improvement Contracts (including but not limited to all right, title and interest in and to the related Collateral Security) and any and all rights to receive payments on or with respect to the Home Equity Contracts and Home Improvement Contracts, excluding with respect to all Home Equity Contracts and Home Improvement Contracts, any rights to receive payments which were due pursuant thereto prior to the Cut-off Date, (2) the Insurance Policies on any real estate securing a Home Equity Contract or Home Improvement Contract for the benefit of the creditor of such Home Equity Contract or Home Improvement Contract and all blanket insurance policies to the extent they relate to the Home Equity Contracts and Home Improvement Contracts,
(3) all rights the Company may have against the originating lender or contractor with respect to the Home Equity Contracts and Home Improvement Contracts not originated by the Company, (4) the Errors and Omissions Protection Policy as such policy relates to the Home Equity Contracts and Home Improvement Contracts, (5) all documents contained in the Home Equity Contract and Home Improvement Contract Files, and (6) all proceeds and products of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of March 1998.


                              GREEN TREE FINANCIAL CORPORATION



                              By
                                 ------------------------
                                 [Name]
                                 [Title]

                                     C-1-2

                                                                       EXHIBIT D
                                                                       ---------

                         FORM OF CERTIFICATE OF OFFICER
                         ------------------------------


                        GREEN TREE FINANCIAL CORPORATION

                             CERTIFICATE OF OFFICER

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of March 1, 1998 (the "Agreement") between the Company and U.S. Bank Trust National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Certificate of Incorporation of the Company, together with all amendments thereto as in effect on the date hereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the Bylaws of the Company, as amended, as in effect on the date hereof;

          (iii) the representations and warranties of the Company contained in Sections 3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of the Company contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Agreement; and

          (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of March, 1998.
                              GREEN TREE FINANCIAL CORPORATION

                              By
                                 ------------------------------
                                 [Name]
                                 [Title]

                                                                       EXHIBIT E
                                                                       ---------

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY
                   ------------------------------------------


     The opinion of Dorsey & Whitney LLP shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement (including the Limited Guaranty contained therein). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the performance of its duties under the Pooling and Servicing Agreement would require such qualification.

     2. The Pooling and Servicing Agreement has been duly authorized by all requisite corporate action, duly executed and delivered by the Company, and constitutes the valid and binding obligations of the Company enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by the Company for the consummation of the transactions contemplated by the Pooling and Servicing Agreement, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by an Underwriter pursuant to the Underwriting Agreement.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

     5. Neither the transfer of the Contracts to the Trustee acting on behalf of the Trust, nor the assignment of the Company's security interest in the related Products, nor the issuance or sale of the Certificates, nor the execution and delivery of the Pooling and Servicing Agreement (including the Limited Guaranty contained therein), nor the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement, nor the fulfillment of the terms of the Certificates or the Pooling and Servicing Agreement by the Company will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Certificate of Incorporation or Bylaws of the Company or of any indenture or other agreement or instrument known to us to which the Company is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Company, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     6. There are no actions or proceedings pending or, to the best of our knowledge, actions, proceedings or investigations pending or overtly threatened against the Company before any court, administrative agency or other tribunal
(A) asserting the invalidity of the Pooling and Servicing Agreement, the Certificates, the hazard insurance policies applicable to any Contracts or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, (C) which is likely materially and adversely to affect the performance by the Company of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement, the Certificates, or (D) seeking adversely to affect the federal income tax attributes of the Certificates described in the Prospectus under the heading "Certain Federal Income Tax Consequences."

     7.   The transfer of the Contracts to the Trust in accordance with Section
2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. (S) 547), as in effect on the date hereof, in the event that the Company became a debtor under the United States Bankruptcy Code.

     8. Pursuant to the Pooling and Servicing Agreement the Company has transferred to the Trustee acting on behalf of the Trust all of the Company's right, title and interest in the Contracts, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Contracts. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Contracts as collateral and naming the Company as debtor and the Trust as secured party, and the filing of continuation statements as required by Section 4.02 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Contracts by the Company to the Trust. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Company became a debtor under the United States Bankruptcy Code. However, in the event such assignment were characterized as a pledge securing a loan from the Certificateholders to the Company, it is our opinion that the Trustee would be deemed to have a valid and perfected security interest in the Contracts and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. (S)336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Contract who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Contract, if such purchaser acts without knowledge that such Contract was subject to a security interest.

     9. For federal income tax purposes, each of Sub-Pool C and Sub-Pool H will be treated as a grantor trust under Subpart E, Part I, of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code") and not as an association taxable as a corporation under the Code, and under Section 671 of the Code, each Certificateholder will be treated as the owner of an undivided pro rata interest in each of the Contracts in the related Sub-Pool.

     10. The transfer of the Contracts and the proceeds thereof by the Company to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. (S)(S) 513.41 through 513.51), nor, should the Company become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under Section 548 of the United States Bankruptcy Code (11 U.S.C. (S) 548) as in effect on the date hereof.

                                                                       EXHIBIT F


                       FORM OF TRUSTEE'S ACKNOWLEDGEMENT
                       ---------------------------------



          U.S. Bank Trust National Association, a national banking association organized under the laws of the United States of America, acting as trustee (the "Trustee") of the trust created pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1998, between Green Tree Financial Corporation and the Trustee (the "Pooling and Servicing Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement), acknowledges, pursuant to Section 2.03 of the Pooling and Servicing Agreement, that the Trustee has received and holds in trust thereunder the following: (i) all right, title and interest of the Company in the Contracts, identified in the List of Contracts delivered pursuant to Section 2.02(a) of the Pooling and Servicing Agreement, including, without limitation, all related Collateral Security, all security interests created thereby, and any and all rights to receive payments on or with respect to the Contracts excluding, any rights to receive payments which were due pursuant thereto prior to the Cut-off Date, provided that the Trustee has not received the Contract Files with respect to those Home Equity Contracts and Home Improvement Contracts identified on the attached list, (ii) all rights under every Insurance Policy on any Product or real property securing a Contract for the benefit of the creditor of such Contract and all rights under all blanket insurance policies to the extent they related to the Contracts and the proceeds from the Errors and Omissions Protection Policy to the extent they relate to the Contracts, (iii) all documents contained in the Contract Files, (iv) the Limited Guaranty, (v) a security interest in all amounts in the Spread Accounts and Reserve Accounts and all investments thereof and (vi) all proceeds and products of the foregoing. The Trustee acknowledges that it has conducted a cursory review of the Contract Files with respect to the Home Equity Contracts and Home Improvement Contracts (except as noted on the attached list) and hereby confirms that, except as noted on the document exception listing attached hereto, each such Contract File contained (a) an original contract or promissory note, (b) an original or a copy of the mortgage, deed of trust or secured deed or similar evidence of a lien on the related improved real estate, (c) in the case of Contracts originated by a contractor, an original or a copy of an assignment of the mortgage or deed of trust by the contractor to Green Tree and (d) a sale control document. The Trustee has not otherwise reviewed the Contracts and Contract Files for compliance with the terms of the Pooling and Servicing Agreement.

          The Trustee further acknowledges that the Trustee, directly or through a custodian, will hold said rights, interests and proceeds in trust for the use and benefit of all Certificateholders.

          IN WITNESS WHEREOF, U.S. Bank Trust National Association, as Trustee, has caused this acknowledgement to be executed by its duly authorized officer and its corporate seal affixed hereto as of this 31st day of March, 1998.

                     U.S. BANK TRUST NATIONAL ASSOCIATION
                           as Trustee

                    By   _____________________________
                           Name:
                           Title:

                    By   _____________________________
                           Name:
                           Title:

                                                                       EXHIBIT G
                                                                       ---------

                    FORM OF CERTIFICATE OF SERVICING OFFICER
                    ----------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 1998, between the Company and U.S. Bank Trust National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Monthly Report for the period from _____________ to _______________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

     2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ______________day of _______________, 19___.


                              GREEN TREE FINANCIAL CORPORATION


                              By
                                 ------------------------
                                 [Name]
                                 [Title]

                                                                       EXHIBIT H
                                                                       ---------


                                    FORM OF
                                    -------
                  CERTIFICATE REGARDING REPURCHASED CONTRACTS
                  -------------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.05 of the Pooling and Servicing Agreement (the "Agreement"), dated as of March 1, 1998, between the Company and U.S. Bank Trust National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1. The Contracts on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 3.05 of the Agreement.

     2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section 3.05 of the Agreement, be assigned by the Trustee to the Company.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 19__.


                              GREEN TREE FINANCIAL CORPORATION



                              By
                                 ------------------------
                                 [Name]
                                 Title]

                                                                     EXHIBIT I-1
                                                                     -----------

                      FORM OF MONTHLY REPORT - SUB-POOL C
                      -----------------------------------


           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1998-A

Sub-Pool C                                     Distribution Date: _________

1.   Amount Available

     (a)  Sub-Pool C Collection Account balance
          as of last day of related Monthly Period                __________
     (b)  Payments on account of principal
          deposited during first 10 days of
          current month                                           __________
     (c)  Servicer Advances                                       __________
     (d)  Self-Insurance Payments                                 __________
     (e)  B-C Guaranty Payment                                    __________
     (f)  Repurchase Proceeds                                     __________
     (g)  Transfer from Excess Proceeds Account                   __________


2.   Transfer from Sub-Pool C Spread Account

     (a)  Class A-2C Spread Subaccount
     (b)  Class A-3C Spread Subaccount
     (c)  Class A-4C Spread Subaccount

3.   Transfer from Sub-Pool C Reserve Account                     __________

4.   Monthly Servicing Fee                                        __________

5.   Servicer Advances Reimbursed                                 __________

Class A-1C Certificates
-----------------------

Class A-1C Interest

6.   Amount distributed on account of interest                    __________

7.   Class A-1C Interest Amount                                   __________

8.   Amount Applied to Class A-1C Interest Amount                 __________

9.   Class A-1C Interest Shortfall                                __________

10.  Amount applied to Unpaid Class
     A-1C Interest Shortfall                                      __________


                                     I-1-1

11.  Remaining Unpaid Class A-1C
     Interest Shortfall                                           __________

Class A-1C Principal

12.  Amount due on account of principal:                          __________

     (a)    Scheduled principal                                   __________
     (b)    Principal Prepayments                                 __________
     (c)    Liquidated Contracts                                  __________
     (d)    Repurchases                                           __________

13.  Class A-1C Percentage of amount due or
     Class A-1C Principal Balance, less                           __________

14.  Amount distributed on account of principal                   __________

15.  Class A-1C Principal Shortfall                               __________

16.  Unpaid Class A-1C Principal Shortfall
     (if any) following prior Distribution Date                   __________

17.  Amount applied to Unpaid Class A Principal
     Shortfall (if any) on current Distribution Date              __________

18.  Remaining Unpaid Class A-1C
     Principal Shortfall                                          __________

19.  Class A-1C Principal Balance after giving effect
     to Distribution                                              __________


Class A-2C Certificates
-----------------------

Class A-2C Interest

20.  Amount distributed on account of interest                    __________

21.  Class A-2C Interest Amount                                   __________

22.  Amount Applied to Class A-2C Interest Amount                 __________

23.  Class A-2C Interest Shortfall                                __________

24.  Amount applied to Unpaid Class A-2C
     Interest Shortfall                                           __________

25.  Remaining Unpaid Class A-2C

                                     I-1-2

     Interest Shortfall                                           __________

Class A-2C Principal

26.  Amount due on account of principal:                          __________
     (a)    Scheduled principal                                   __________
     (b)    Principal Prepayments                                 __________
     (c)    Liquidated Contracts                                  __________
     (d)    Repurchases                                           __________

27.  Class A-2C Percentage of amount due or
     Class A-2C Principal Balance, whichever
     is less                                                      __________

28.  Amount distributed on account of principal                   __________

29.  Class A-2C Principal Shortfall                               __________

30.  Unpaid Class A Principal Shortfall (if any)
     following prior Distribution Date                            __________

31.  Amount applied to Unpaid Class A-2C Principal
     Shortfall (if any) on current Distribution Date              __________

32.  Remaining Unpaid Class A-2C Principal Shortfall

Class A-2C Liquidation Loss Interest

33.  Class A-2C Liquidation Loss Interest Amount                  __________

34.  Amount distributed on account of Class A-2C
     Liquidation Loss Interest Amount                             __________

35.  Class A-2C Liquidation Loss Interest
     Shortfall                                                    __________

36.  Amount applied to Unpaid Class A-2C
     Liquidation Loss Interest Shortfall                          __________

37.  Remaining Unpaid Class A-2C Liquidation
     Loss Interest Shortfall                                      __________

38.  Class A-2C Principal Liquidation Loss                        __________


                                     I-1-3

39.  Remaining Unpaid Class A-2C Principal
     Liquidation Loss                                             __________

40.  Class A-2C Principal Balance after giving
     effect to Distribution and Class A-2C
     Principal Liquidation Loss                                   __________

Class A-3C Certificates
-----------------------

Class A-3C Interest

41.  Amount distributed on account of interest                    __________

42.  Class A-3C Interest Amount                                   __________

43.  Amount Applied to Class A-3C Interest Amount                 __________

44.  Class A-3C Interest Shortfall                                __________

45.  Amount applied to Unpaid Class A-3C
     Interest Shortfall                                           __________

46.  Remaining Unpaid Class A-3C
     Interest Shortfall                                           __________

Class A-3C Principal

47.  Amount due on account of principal:                          __________
     (a)    Scheduled principal                                   __________
     (b)    Principal Prepayments                                 __________
     (c)    Liquidated Contracts                                  __________
     (d)    Repurchases                                           __________

48.  Class A-3C Percentage of amount due or Class
     A-3C Principal Balance, whichever is less                    __________

49.  Amount distributed on account of principal                   __________

50.  Class A-3C Principal Shortfall                               __________

51.  Unpaid Class A-3C Principal Shortfall
     (if any) following prior Distribution Date                   __________

52.  Amount applied to Unpaid Class A-3C Principal
     Shortfall (if any) on current
     Distribution Date                                            __________

53.  Remaining Unpaid Class A-3C Principal


                                     I-1-4

     Shortfall                                                    __________

Class A-3C Liquidation Loss Interest

54.  Class A-3C Liquidation Loss Interest
     Amount                                                       __________

55.  Amount distributed on account of                             __________

56.  Class A-3C Liquidation Loss Interest
     Shortfall                                                    __________

57.  Amount applied to Unpaid Class A-3C
     Liquidation Loss Interest Shortfall                          __________

58.  Remaining Unpaid Class A-3C Liquidation
     Loss Interest Shortfall                                      __________

59.  Class A-3C Principal Liquidation Loss                        __________

60.  Class A-3C Principal Balance after giving effect to
     Distribution and Class A-3C Principal Liquidation Loss       __________

Class A-4C Certificates
-----------------------

Class A-4C Interest

61.  Amount distributed on account of interest                    __________

62.  Class A-4C Interest Amount                                   __________

63.  Amount Applied to Class A-4C Interest Amount                 __________

64.  Class A-4C Interest Shortfall                                __________

65.  Amount applied to Unpaid Class A-4C
     Interest Shortfall                                           __________

66.  Remaining Unpaid Class A-4C
     Interest Shortfall                                           __________

Class A-4C Principal

67.  Amount due on account of principal:                          __________
     (a)     Scheduled principal                                  __________
     (b)     Principal Prepayments                                __________
     (c)     Liquidated Contracts                                 __________



                                     I-1-5

     (d)     Repurchases                                          __________

68.  Class A-4C Percentage of amount due or
     Class A-4C Principal Balance,
     whichever is less                                            __________

69.  Amount distributed on account of principal                   __________

70.  Class A-4C Principal Shortfall                               __________

71.  Unpaid Class A-4C Principal Shortfall
     (if any) following prior Distribution Date                   __________

72.  Amount applied to Unpaid Class A-4C Principal
     Shortfall (if any) on current                                __________

73.  Distribution Date                                            __________

74.  Remaining Unpaid Class A-4C Principal Shortfall              __________

Class A-4C Liquidation Loss Interest

75.  Class A-4C Liquidation Loss Interest Amount                  __________

76.  Amount distributed on account of
     Class A-4C Liquidation Loss Interest Amount                  __________

77.  Class A-4C Liquidation Loss Interest
     Shortfall                                                    __________

78.  Amount applied to Unpaid Class A-4C
     Liquidation Loss Interest Shortfall                          __________

79.  Remaining Unpaid Class A-4C Liquidation
     Loss Interest Shortfall                                      __________

80.  Class A-4C Principal Liquidation Loss                        __________

81.  Class A-4 Principal Balance after giving
     effect to Distribution and Class A-4C                        __________

     Principal Liquidation Loss                                   __________

                                     I-1-6

Class B-C Certificates
----------------------

Class B-C Interest

82.  Amount distributed on account of interest                    __________

83.  Class B-C Interest Amount                                    __________

84.  Amount Applied to Class B-C Interest Amount                  __________

85.  Class B-C Interest Shortfall                                 __________

86.  Amount applied to Unpaid Class B-C
     Interest Shortfall                                           __________

87.  Remaining Unpaid Class B-C Interest Shortfall                __________

Class B-C Principal

88.  Amount due on account of principal:                          __________
     (a)    Scheduled principal                                   __________
     (b)    Principal Prepayments                                 __________
     (c)    Liquidated Contracts                                  __________
     (d)    Repurchases                                           __________

89.  Class B-C Percentage of amount due or Class B-C
     Principal Balance, whichever is less                         __________

90.  Amount distributed on account of principal                   __________

91.  Class B-C Principal Shortfall                                __________

92.  Unpaid Class B-C Principal Shortfall
     (if any) following prior Distribution Date                   __________

93.  Amount applied to Unpaid Class B-C
     Principal Shortfall (if any) on current
     Distribution Date                                            __________

94.  Remaining Unpaid Class B-C
     Principal Shortfall                                          __________

Class B-C Liquidation Loss Interest

95.  Class B-C Liquidation Loss Interest Amount                   __________

96.  Amount distributed on account of
     Class B-C Liquidation Loss Interest Amount                   __________

                                     I-1-7

97.  Class B-C Liquidation Loss Interest Shortfall                __________

98.  Amount applied to Unpaid Class B-C
     Liquidation Loss Interest Shortfall                          __________

99.  Remaining Unpaid Class B-C Liquidation
     Loss Interest Shortfall                                      __________

100. Class B-C Principal Liquidation Loss                         __________

101. Class B-C Principal Balance after giving
     effect to Distribution and Class B-C Principal               __________

102. Amount deposited in Sub-Pool C Spread Account
     a.    Class A-2C Spread Subaccount
     b.    Class A-3C Spread Subaccount
     c.    Class A-4C Spread Subaccount

103. Amount deposited in (withdrawn from)
     Reserve Account                                              ___________

104. Balance in Sub-Pool C Reserve Account                        ___________

105. Amount of Class B-C Guaranty Payment                         ___________

106. Sub-Pool C Monthly Servicing and Guaranty Fee                ___________

107. Sub-Pool C Scheduled Principal Balance                       ___________

108. Sub-Pool C Factor                                            ___________
     (a)    Class A-1C                                            ___________
     (b)    Class A-2C                                            ___________
     (c)    Class A-3C                                            ___________
     (d)    Class A-4C                                            ___________
     (e)    Class B-C                                             ___________

Aggregate Scheduled Balances of delinquent Consumer Product Contracts as of Determination Date

109. 30 - 59 days
     (a)    Number                                                ___________
     (b)    Aggregate Principal Amount                            ___________


                                    I-1-8

110. 60 days or more
     (a)    Number                                                ___________
     (b)    Aggregate Principal Amount                            ___________

111. Number of Products repossessed
     (by Product type)                                            ___________

112. Number of Products repossessed
     (by Product type) but remaining in inventory                 ___________

113. Number of Contracts that became
     Liquidated Contracts                                         ___________

     The amounts set out in lines _____ through _____ above are expressed as a dollar amount per Certificate with a 1% Class Percentage Interest or per $1,000 denomination of Certificate.

     Please contact __________ of U.S. Bank Trust National Association, __________ with any questions regarding this Statement or your Distribution.

                                     I-1-9

                                                                     EXHIBIT I-H
                                                                     -----------

                      FORM OF MONTHLY REPORT - SUB-POOL H
                      -----------------------------------


           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1998-A

Sub-Pool H                                    Distribution Date: ___________

1.   Amount Available
     (a)  Sub-Pool H Collection Account balance
          as of last day of related Monthly Period                __________
     (b)  Payments on account of principal
          deposited during first 10 days of
          current month                                           __________
     (c)  Servicer Advances                                       __________
     (d)  Self-Insurance Payments                                 __________
     (e)  B-H Guaranty Payment                                    __________
     (f)  Repurchase Proceeds                                     __________
     (g)  Transfer from Excess Proceeds Account                   __________

2.   Transfer from Sub-Pool H Spread Account

     (a)   Class A-2H Spread Subaccount
     (b)   Class A-3H Spread Subaccount
     (c)   Class A-4H Spread Subaccount

3.   Transfer from Sub-Pool H Reserve Account                     __________

4.   Monthly Servicing Fee                                        __________

5.   Servicer Advances Reimbursed                                 __________

Class A-1C Certificates
-----------------------

Class A-1C Interest

6.   Amount distributed on account of interest                    __________

7.   Class A-1C Interest Amount                                   __________

8.   Amount Applied to Class A-1C Interest Amount                 __________

9.   Class A-1C Interest Shortfall                                __________

10.  Amount applied to Unpaid Class
     A-1C Interest Shortfall                                      __________

                                    I-2-1

11.  Remaining Unpaid Class A-1C
     Interest Shortfall                                           __________

Class A-1C Principal

12.  Amount due on account of principal:                          __________

     (a)    Scheduled principal                                   __________
     (b)    Principal Prepayments                                 __________
     (c)    Liquidated Contracts                                  __________
     (d)    Repurchases                                           __________

13.  Class A-1C Percentage of amount due or
     Class A-1C Principal Balance, less                           __________

14.  Amount distributed on account of principal                   __________

15.  Class A-1C Principal Shortfall                               __________

16.  Unpaid Class A-1C Principal Shortfall
     (if any) following prior Distribution Date                   __________

17.  Amount applied to Unpaid Class A Principal
     Shortfall (if any) on current Distribution Date              __________

18.  Remaining Unpaid Class A-1C
     Principal Shortfall                                          __________

19.  Class A-1C Principal Balance after giving effect
     to Distribution                                              __________

Class A-2H Certificates
-----------------------

Class A-2H Interest

20.  Amount distributed on account of interest                    __________

21.  Class A-2H Interest Amount                                   __________

22.  Amount Applied to Class A-2H Interest Amount                 __________

23.  Class A-2H Interest Shortfall                                __________

24.  Amount applied to Unpaid Class A-2H
     Interest Shortfall                                           __________

25.  Remaining Unpaid Class A-2H

                                     I-2-2

     Interest Shortfall                                           __________

Class A-2H Principal

26.  Amount due on account of principal:                          __________
     (a)    Scheduled principal                                   __________
     (b)    Principal Prepayments                                 __________
     (c)    Liquidated Contracts                                  __________
     (d)    Repurchases                                           __________

27.  Class A-2H Percentage of amount due or
     Class A-2H Principal Balance, whichever
     is less                                                      __________

28.  Amount distributed on account of principal                   __________

29.  Class A-2H Principal Shortfall                               __________

30.  Unpaid Class A Principal Shortfall (if any)
     following prior Distribution Date                            __________

31.  Amount applied to Unpaid Class A-2H Principal
     Shortfall (if any) on current Distribution Date              __________

32.  Remaining Unpaid Class A-2H Principal Shortfall

Class A-2H Liquidation Loss Interest

33.  Class A-2H Liquidation Loss Interest Amount                  __________

34.  Amount distributed on account of Class A-2H
     Liquidation Loss Interest Amount                             __________

35.  Class A-2H Liquidation Loss Interest
     Shortfall                                                    __________

36.  Amount applied to Unpaid Class A-2H
     Liquidation Loss Interest Shortfall                          __________

37.  Remaining Unpaid Class A-2H Liquidation
     Loss Interest Shortfall                                      __________

38.  Class A-2H Principal Liquidation Loss                        __________

39.  Class A-2H Principal Balance after giving
     effect to Distribution and Class A-2H
     Principal Liquidation Loss                                   __________

                                    I-2-3

Class A-3H Certificates
-----------------------

Class A-3H Interest

40.  Amount distributed on account of interest                    __________

41.  Class A-3H Interest Amount                                   __________

42.  Amount Applied to Class A-3H Interest Amount                 __________

43.  Class A-3H Interest Shortfall                                __________

44.  Amount applied to Unpaid Class A-3H
     Interest Shortfall                                           __________

45.  Remaining Unpaid Class A-3H
     Interest Shortfall                                           __________

Class A-3H Principal

46.  Amount due on account of principal:                          __________
     (a)  Scheduled principal                                     __________
     (b)  Principal Prepayments                                   __________
     (c)  Liquidated Contracts                                    __________
     (d)  Repurchases                                             __________

47.  Class A-3H Percentage of amount due or Class
     A-3H Principal Balance, whichever is less                    __________

48.  Amount distributed on account of principal                   __________

49.  Class A-3H Principal Shortfall                               __________

50.  Unpaid Class A-3H Principal Shortfall
     (if any) following prior Distribution Date                   __________

51.  Amount applied to Unpaid Class A-3H Principal
     Shortfall (if any) on current
     Distribution Date                                            __________

52.  Remaining Unpaid Class A-3H Principal
     Shortfall                                                    __________

Class A-3H Liquidation Loss Interest

53.  Class A-3H Liquidation Loss Interest
     Amount                                                       __________

                                     I-2-4

54.  Amount distributed on account of
     Class A-3H Liquidation Loss Interest Amount                  __________

55.  Class A-3H Liquidation Loss Interest
     Shortfall                                                    __________

56.  Amount applied to Unpaid Class A-3H
     Liquidation Loss Interest Shortfall                          __________

57.  Remaining Unpaid Class A-3H Liquidation
     Loss Interest Shortfall                                      __________

58.  Class A-3H Principal Liquidation Loss                        __________

59.  Class A-3H Principal Balance after giving effect to
     Distribution and Class A-3H Principal Liquidation Loss       __________

Class A-4H Certificates
-----------------------

Class A-4H Interest

60.  Amount distributed on account of interest                    __________

61.  Class A-4H Interest Amount                                   __________

62.  Amount Applied to Class A-4H Interest Amount                 __________

63.  Class A-4H Interest Shortfall                                __________

64.  Amount applied to Unpaid Class A-4H
     Interest Shortfall                                           __________

65.  Remaining Unpaid Class A-4H
     Interest Shortfall                                           __________

Class A-4H Principal

66.  Amount due on account of principal:                          __________
     (a)   Scheduled principal                                    __________
     (b)   Principal Prepayments                                  __________
     (c)   Liquidated Contracts                                   __________
     (d)   Repurchases                                            __________

67.  Class A-4H Percentage of amount due or
     Class A-4H Principal Balance,
     whichever is less                                            __________

                                     I-2-5

68.  Amount distributed on account of principal                   __________

69.  Class A-4H Principal Shortfall                               __________

70.  Unpaid Class A-4H Principal Shortfall
     (if any) following prior Distribution Date                   __________

71.  Amount applied to Unpaid Class A-4H Principal
     Shortfall (if any) on current                                __________

72.  Distribution Date                                            __________

73.  Remaining Unpaid Class A-4H Principal Shortfall              __________

Class A-4H Liquidation Loss Interest

74.  Class A-4H Liquidation Loss Interest Amount                  __________

75.  Amount distributed on account of
     Class A-4H Liquidation Loss Interest Amount                  __________

76.  Class A-4H Liquidation Loss Interest
     Shortfall                                                    __________

77.  Amount applied to Unpaid Class A-4H
     Liquidation Loss Interest Shortfall                          __________

78.  Remaining Unpaid Class A-4H Liquidation
     Loss Interest Shortfall                                      __________

79.  Class A-4H Principal Liquidation Loss                        __________

80.  Class A-4 Principal Balance after giving
     effect to Distribution and Class A-4H Principal
     Liquidation Loss                                             __________

Class B-H Certificates
----------------------

     Class B-H Interest

81.  Amount distributed on account of interest                    __________

82.  Class B-H Interest Amount                                    __________

83.  Amount Applied to Class B-H Interest Amount                  __________

84.  Class B-H Interest Shortfall                                 __________

                                     I-2-6

85.  Amount applied to Unpaid Class B-H
     Interest Shortfall                                           __________

86.  Remaining Unpaid Class B-H Interest Shortfall                __________

Class B-H Principal

87.  Amount due on account of principal:                          __________
     (a)     Scheduled principal                                  __________
     (b)     Principal Prepayments                                __________
     (c)     Liquidated Contracts                                 __________
     (d)     Repurchases                                          __________

88.  Class B-H Percentage of amount due or Class B-H
     Principal Balance, whichever is less                         __________

89.  Amount distributed on account of principal                   __________

90.  Class B-H Principal Shortfall                                __________

91.  Unpaid Class B-H Principal Shortfall
     (if any) following prior Distribution Date                   __________

92.  Amount applied to Unpaid Class B-H
     Principal Shortfall (if any) on current
     Distribution Date                                            __________

93.  Remaining Unpaid Class B-H
     Principal Shortfall                                          __________

Class B-H Liquidation Loss Interest

94.  Class B-H Liquidation Loss Interest Amount                   __________

95.  Amount distributed on account of
     Class B-H Liquidation Loss Interest Amount                   __________

96.  Class B-H Liquidation Loss Interest Shortfall                __________

97.  Amount applied to Unpaid Class B-H
     Liquidation Loss Interest Shortfall                          __________

98.  Remaining Unpaid Class B-H Liquidation
     Loss Interest Shortfall                                      __________

99.  Class B-H Principal Liquidation Loss                         __________

100. Class B-H Principal Balance after giving

                                     I-2-7
     effect to Distribution and Class B-H Principal

101. Amount deposited in Sub-Pool H Spread Account
     a.    Class A-2H Spread Subaccount
     b.    Class A-3H Spread Subaccount
     c.    Class A-4H Spread Subaccount

102. Amount deposited in (withdrawn from)
     Reserve Account                                              __________

103. Balance in Sub-Pool H Reserve Account                        __________

104. Amount of Class B-H Guaranty Payment                         __________

105. Sub-Pool H Monthly Servicing and Guaranty Fee                __________

106. Sub-Pool H Scheduled Principal Balance                       __________

107. Sub-Pool H Factor                                            __________
     (a)    Class A-1C                                            __________
     (b)    Class A-2H                                            __________
     (c)    Class A-3H                                            __________
     (d)    Class A-4H                                            __________
     (e)    Class B-H                                             __________

Aggregate Scheduled Balances of delinquent Contracts as of Determination Date

108. 30 - 59 days
     (a)    Number                                                __________
     (b)    Aggregate Principal Amount                            __________

109. 60 days or more
     (a)    Number                                                __________
     (b)    Aggregate Principal Amount                            __________

110. Number of Home Equity/Home Improvement
     Contracts foreclosed upon                                    __________

111. Number of Home Equity/Home Improvement
     Contracts foreclosed upon but remaining in inventory         __________

112. Number of Contracts that became
     Liquidated Contracts                                         __________

113. The aggregate number and principal amount of FHA-Insured Contracts on which either
     (i) the Servicer has submitted a claim for FHA Insurance, HUD rejected such claim and

                                     I-2-8
     the Servicer has determined not to resubmit                  __________
     such claim, or (ii) the Servicer has determined
     not to submit a claim for FHA Insurance because
     such claim would not be paid by HUD                          $_________

     The amounts set out in lines _____ through _____ above are expressed as a dollar amount per Certificate with a 1% Class Percentage Interest or per $1,000 denomination of Certificate.

  Please contact __________ of U.S. Bank Trust National Association, __________ with any questions regarding this Statement or your Distribution.

                                     I-2-9

                                                                     EXHIBIT J-1
                                                                     -----------

                        SPREAD ACCOUNT PLEDGE AGREEMENT
                                   SUB-POOL C

          This Sub-Pool C Spread Account Pledge Agreement is dated as of
March 1, 1998, by and among Green Tree RECS II Guaranty Corporation (the "Pledgor"), U.S. Bank National Association (fka First Trust National Association), as Collateral Agent (together with its permitted successors hereunder, the "Collateral Agent"), and U.S. Bank Trust National Association, as Trustee (the "Trustee") of Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Trust").

          Green Tree Financial Corporation ("Green Tree") has sold a pool ("Sub-Pool C") of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment (the "Consumer Product Contracts") under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 1998 between Green Tree, as originator of the Trust and servicer, and the Trustee, as trustee. On the establishment of the Trust in accordance with the terms of the Pooling and Servicing Agreement, the Trustee will issue to, or upon the order of, Green Tree certificates (the "Sub-Pool C Certificates") representing undivided fractional interests in Sub-Pool C. In order to facilitate the sale of the Sub-Pool C Certificates by Green Tree, the Pledgor is entering into this Agreement.

          Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, as existing on the Closing Date. The following terms have the following meanings:

          "Letter of Credit" means any irrevocable letter of credit, or any replacement Letter of Credit, obtained in accordance with Section 3(h).

          "Qualified Bank" means any depository institution whose unsecured long-term debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) has been rated in one of the two highest rating categories by each of Standard & Poor's and Fitch (if rated by Fitch), and whose short-term debt (or in the case of the principal bank in a bank holding company system the short-term debt of such bank holding company) is rated in the highest rating category by each of Standard & Poor's and Fitch (if rated by Fitch).

          "Shortfall" means an insufficiency of funds on a Distribution Date as specified in a Spread Account Deficiency Notice.

          "Sub-Pool C Spread Account Eligible Investments" means Eligible Investments held by the Collateral Agent in the Sub-Pool C Spread
Account, which (a) if such Eligible Investments are securities, are
(i) certificated securities (as such term is used in Minn. Stat. (S) 336.8-102(a)(4)), securities deemed to

                                     J-1-1
be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either (A) in the possession of such Eligible Institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 336.8-102(a)(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such Eligible Institution, (C) held in an account of such Eligible Institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such Eligible Institution, (iii) identified, by book entry or otherwise, as held for the account of the Collateral Agent on the records of such Eligible Institution, and such Eligible Institution shall have sent the Collateral Agent a confirmation thereof, and (iv) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and the Collateral Agent shall have sent the Trustee a confirmation thereof, (b) if such Eligible Investments are repurchase obligations, are: (i) held in an account with an Eligible Institution in the name of the Collateral Agent, (ii) identified by such Eligible Institution, by book entry or otherwise, as held for the account of the Collateral Agent, (iii) identified by the Collateral Agent as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and (iv) related to securities held in accordance with the requirements of clause (a) above, and (c) with respect to Eligible Investments other than securities and repurchase agreements, which are held in a manner acceptable to the Collateral Agent. Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with this definition.

          Section 2.  Representations and Warranties of the Pledgor.  The
                      ---------------------------------------------
Pledgor represents and warrants that:

          a. Organization and Good Standing. The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Pledgor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Pledgor.

          b. Authorization; Binding Obligations. The Pledgor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary

                                     J-1-2
corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Pledgor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except that no representation is made as to the manner of offering of the Certificates (except that the Pledgor has not offered for sale, or solicited offers to purchase, any Certificate).

          d. No Violations. The execution, delivery and performance of this Agreement by the Pledgor will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Pledgor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Pledgor threatened, against the Pledgor or any of its properties or with respect to this Agreement or the Certificates which (i) if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement or (ii) is likely to have a material adverse effect on the financial condition or business prospects of the Pledgor.

          Section 3.  Establishment and Pledge of Sub-Pool C Spread Account.
                      -----------------------------------------------------

          a. Establishment of Spread Account. On or prior to the Closing Date, the Pledgor shall establish with the Collateral Agent three segregated trust accounts referred to collectively herein as the "Sub-Pool C Spread Account." The three accounts comprising the Sub-Pool C Spread Account shall be maintained in the name of the Collateral Agent and designated respectively as follows: (1) "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of the Class A-2C Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Class A-2C Spread Subaccount, Green Tree RECS II Guaranty Corporation, Pledgor);" (2) "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of the Class A-3C Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Class A-3C Spread Subaccount, Green Tree RECS II Guaranty Corporation, Pledgor);" and (3) "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of the Class A-4C Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Class A-4C

                                     J-1-3

Spread Subaccount, Green Tree RECS II Guaranty Corporation, Pledgor)." The Sub-Pool C Spread Account is separate from the Trust and any amount on deposit therein will not constitute a part of the property of the Trust. For all tax purposes, the Sub-Pool C Spread Account and all amounts deposited therein and investments thereof are owned by the Pledgor, and all assets transferred to the Sub-Pool C Spread Account are taxable to the Pledgor. The Sub-Pool C Spread Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Pledgor or the Trust, at an Eligible Institution (which may be the Collateral Agent or the Trustee) or in an account otherwise acceptable to Fitch and Standard & Poor's. All amounts paid to the Pledgor under Section 8.03(a)(8), (12), (16) and (20) and Section 8.03(d)(23) of the Pooling and Servicing Agreement shall be deposited into the Sub-Pool C Spread Account as provided in the Pooling and Servicing Agreement. Amounts shall be withdrawn from the Sub-Pool C Spread Account only in accordance with the provisions of this Section 3 and Section 8.06 of the Pooling and Servicing Agreement. No passbook, certificate of deposit or other similar instrument evidencing the Sub-Pool C Spread Account shall be issued, and all contracts, receipts and other papers governing or evidencing the Sub-Pool C Spread Account or any of the Collateral shall be delivered to the Collateral Agent. On termination of this Agreement, as provided in Section 3(f), any amount remaining in the Sub-Pool C Spread Account shall be released to the Pledgor.

          b.   Pledge of Sub-Pool C Spread Account.
               -----------------------------------

          (i) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-2C Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-2C Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Class A-2C Spread Subaccount up to the Class A-2C Spread Subaccount Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall with respect to the Class A-2C Certificates on such Distribution Date, subject to the limit of the amount available in the Class A-2C Spread Subaccount plus any subsequent deposits into the Class A-2C Spread Subaccount. The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Class A-2C Spread Subaccount for the benefit of the Class A-2C Certificateholders under this Section 3(b)(i) in accordance with the terms hereof.

          (ii) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-3C Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-3C Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Class A-3C Spread Subaccount up to the Class A-3C Spread Subaccount Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall with respect

                                     J-1-4
to the Class A-3C Certificates on such Distribution Date, subject to the limit of the amount available in the Class A-3C Spread Subaccount plus any subsequent deposits into the Class A-3C Spread Subaccount. The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Class A-3C Spread Subaccount for the benefit of the Class A-3C Certificateholders under this Section 3(b)(ii) in accordance with the terms hereof.

          (iii) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-4C Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-4C Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Class A-4C Spread Subaccount up to the Class A-4C Spread Subaccount Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall with respect to the Class A-4C Certificates on such Distribution Date, subject to the limit of the amount available in the Class A-4C Spread Subaccount plus any subsequent deposits into the Class A-4C Spread Subaccount. The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Class A-4C Spread Subaccount for the benefit of the Class A-4C Certificateholders under this Section 3(b)(iii) in accordance with the terms hereof.

          (iv) The Pledgor and the Collateral Agent shall maintain, at all times during the term of this Agreement, the lien on, or security interest in, the Sub-Pool C Spread Account as a valid and perfected security interest of first priority under the Uniform Commercial Code (or other applicable law) as in effect from time to time in the state where the Sub-Pool C Spread Account is located in order to secure the full and timely performance of the obligations of the Pledgor pursuant to this Agreement. Amounts properly withdrawn by the Collateral Agent and paid into the Sub-Pool C Collection Account pursuant to
Section 3(d) or properly withdrawn by the Collateral Agent and paid to the Pledgor pursuant to Section 3(e) shall be deemed released from the provisions of this Section 3(b) and the security interest established by this Section 3(b), and the Pledgor shall in no event be required to refund any such distributed amount.

          c. Investment of Sub-Pool C Spread Account. The Collateral Agent shall at the written direction of the Pledgor invest the funds in the Sub-Pool C Spread Account in Sub-Pool C Spread Account Eligible Investments. Funds in the Sub-Pool C Spread Account shall be invested in investments that mature on or before the Business Day prior to each Distribution Date. Upon any such investment, the Collateral Agent shall (i) make an appropriate notation of the Trustee's security interest in such Sub-Pool C Spread Account Eligible Investment by book entry or otherwise and (ii) send the Trustee a written confirmation of its security interest in such Sub-Pool C Spread Account Eligible Investment. All income and gain realized from any such investments as well as any interest earned on deposits in the Sub-Pool C Spread Account shall be deposited and retained in the Sub-Pool C Spread Account. Losses, if any, realized on amounts in the Sub-Pool C Spread Account

                                     J-1-5
invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Sub-Pool C Spread Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Sub-Pool C Spread Account. The Pledgor and the Collateral Agent shall not be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Sub-Pool C Spread Account. All income or loss on funds held in the Sub-Pool C Spread Account shall be taxable to the Pledgor.

          d.   Payment of Shortfall.   Upon the Collateral Agent's receipt of a
Sub-Pool C Spread Account Deficiency Notice, the Collateral Agent shall transfer, and the Pledgor hereby directs the Collateral Agent to transfer, subject to the limit of the amount available in the Sub-Pool C Spread Account, the amount of the Shortfall from the Sub-Pool C Spread Account to the Sub-Pool C Collection Account.

          e. Release of Sub-Pool C Spread Account Excess. If on any Distribution Date, the amount in the Class A-2 C Spread Subaccount exceeds the Class A-2 C Spread Subaccount Required Amount immediately following the payment to Certificateholders on such Distribution Date, or the amount in the Class A-3 C Spread Subaccount exceeds the Class A-3 C Spread Subaccount Required Amount immediately following the payment to Class A-3C Certificateholders on such Distribution Date, or the amount in the Class A-4 C Spread Subaccount exceeds the Class A-4 C Spread Subaccount Required Amount immediately following the payment to Class A-4 Certificateholders on such Distribution Date, the Collateral Agent shall withdraw the amount of such excess from the applicable Sub-Pool C Spread Account and distribute such amount to the Pledgor.

          f. Termination. This Agreement shall terminate (after distribution of any funds remaining in the Sub-Pool C Spread Account pursuant to the following sentence) on the termination of the Pooling and Servicing Agreement in accordance with Section 12.03 thereof. On the Final Distribution Date, any amount remaining in the Sub-Pool C Spread Account, after payment of any amounts into the Sub-Pool C Collection Account pursuant to Section 3(d), shall be distributed to the Pledgor.

          g. Nature of Obligations. The obligations of the Pledgor under the Agreement to transfer the amount of any Shortfall to the Sub-Pool C Collection Account shall be unconditional and irrevocable and shall not terminate upon, or otherwise be affected by, a Service Transfer pursuant to Article VII of the Pooling and Servicing Agreement.

          h.   Letter of Credit and Other Credit Enhancement.

          (i) At any time, the Pledgor may obtain the release of all or a portion of the cash on deposit in the Sub-Pool C Spread Account, by delivering to the Collateral Agent (A) a Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii) or (B) any other form of credit enhancement that satisfies the conditions set forth in Section 3(h)(iv). Section 3(h)(ii) shall be operative only after

                                     J-1-6
a Letter of Credit that satisfies the conditions of Section 3(h)(iii) has been delivered to the Collateral Agent.

          (ii) If the expiration date of a Letter of Credit is anticipated to occur before the termination of the Trust pursuant to Section 12.03 of the Pooling and Servicing Agreement, the Pledgor shall use its best efforts to obtain a replacement Letter of Credit that satisfies the conditions of
Section 3(h)(iii). If on or before the tenth Business Day prior to the expiration date of such Letter of Credit, the Pledgor shall not have delivered to the Collateral Agent a replacement Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii), the Collateral Agent shall, prior to 11:00uA.M. Minneapolis, Minnesota time on the fifth Business Day prior to such expiration date, draw under such Letter of Credit the amount (the "Final Draw Amount") available thereunder, and deposit the Final Draw Amount in the Sub-Pool C Spread Account. If, on or before such fifth Business Day, the Pledgor shall obtain on behalf of and deliver to the Collateral Agent a replacement Letter of Credit that satisfies the conditions of Section 3(h)(iii), then the Collateral Agent shall replace the related Letter of Credit with such replacement Letter of Credit.

          The Collateral Agent shall, when required pursuant to the terms of a Letter of Credit, deliver the existing Letter of Credit to the related issuing bank upon extension of the expiration date thereof in accordance with its terms in exchange for the extended or amended Letter of Credit.

          (iii) Any initial or replacement Letter of Credit delivered to the Collateral Agent shall satisfy the following conditions:

               (A) it shall be issued by a Qualified Bank or confirmed by a Qualified Bank;

               (B) it and the related agreement that provides for the issuance of such Letter of Credit shall be in such form and substance as is acceptable to the Collateral Agent, and shall require the Qualified Bank to give the Collateral Agent prompt notice if at any time it shall fail to be a Qualified Bank;

               (C) it shall be accompanied by an Opinion of Counsel or Opinions of Counsel in form and substance satisfactory to the Collateral Agent as to enforceability of the Letter of Credit; and

               (D) Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-2C, A-3C and A-4C Certificates as a result of the delivery and acceptance of such Letter of Credit.

               The cost of obtaining and maintaining any initial or replacement Letter of Credit shall be borne solely by the Pledgor and Green Tree. If the Collateral Agent receives notice that the institution issuing such Letter of Credit is no longer a Qualified Bank, the Collateral Agent shall immediately

                                     J-1-7
     notify the Pledgor. On the day of receipt of such notice (or the next Business Day thereafter, if such day is not a Business Day), the Collateral Agent shall draw under the Letter of Credit the full amount available under such Letter of Credit and deposit the proceeds thereof in immediately available funds in the Sub-Pool C Spread Account.

          (iv) Any other form of credit enhancement delivered to the Collateral Agent shall be satisfactory if and only if Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-2C, A-3C and A-4C Certificates as a result of the delivery and acceptance of such alternate form of credit enhancement.

          The cost of obtaining and maintaining any such alternate form of credit enhancement shall be borne solely by the Pledgor and Green Tree.

          (v) At any time when the Collateral Agent holds any Letter of Credit or other form of credit enhancement, (x) the amount available to be drawn under such Letter of Credit or other form of credit enhancement shall be deemed to be in the Sub-Pool C Spread Account for purposes of determining whether the balance thereof equals or exceeds the Required Sub-Pool C Spread Account Amount, and
(y) if a Shortfall is determined to exist with respect to any Distribution Date, the Collateral Agent shall draw the lesser of (1) the amount available to be drawn under the Letter of Credit or other form of credit enhancement, or (2) the amount, if any, by which the Shortfall exceeds the amount in the Sub-Pool C Spread Account in a form other than a Letter of Credit or other form of credit enhancement, and deposit such amount to the Sub-Pool C Spread Account, for transfer to the Sub-Pool C Collection Account, on the Business Day prior to such Distribution Date.

          Section 4.  Appointment of Collateral Agent.
                      -------------------------------

          a. Subject to the terms and conditions herein, the Trustee hereby appoints the Collateral Agent and the Collateral Agent hereby accepts such appointment, as its agent to maintain, and to act on the Trustee's behalf with respect to the Sub-Pool C Spread Account.

          b. The Collateral Agent shall maintain records that accurately reflect the funds on deposit in the Sub-Pool C Spread Account. On each Determination Date, the Collateral Agent shall advise the Servicer as to the amount of funds on deposit in the Sub-Pool C Spread Account.

          Section 5.  Covenants of Pledgor.  The Pledgor covenants and agrees as
                      --------------------
follows:

          a. Maintenance of Pledgor Assets. The Pledgor shall not issue any dividends, redeem any outstanding capital stock, grant any liens on its assets (other than pursuant to this Agreement or similar agreements) or in any way deplete corporate assets if, as a result of such issuance, redemption or depletion, the total net

                                     J-1-8
assets of the Pledgor are less than the sum of the Required Sub-Pool C Spread Account Amount and the Pledgor's obligations under other agreements similar to this Agreement, plus any income taxes then payable by the Pledgor and the Pledgor's foreseeable administrative and operating expenses for the next year.

          b. Limitation of Certain Actions. The Pledgor will not, without the unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee, take any of the following actions:

          (i) engage in any business other than that of providing partial guarantees on, or pledging assets to secure, pools of contracts serviced by Green Tree, pledge assets for the benefit of any other Person (except to secure pools of contracts serviced by Green Tree), make any loans or advances to any Person, guarantee or become obligated for the debts of any other Person (except for providing partial guaranties of pools of contracts serviced by Green Tree), or hold out its credit as being available to satisfy the obligations of others;

          (ii) voluntarily dissolve or liquidate;

          (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of any order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Pledgor or for any substantial part of its property, or make any general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of the foregoing;

          (iv) consolidate or merge with or into any other Person;

          (v) delete or amend Articles 3, 5, 6 or 8 of its Articles of Incorporation;

          (vi) commingle assets with those of any other Person; or

          (vii) acquire obligations or securities of Green Tree or any other shareholder of Pledgor.

          c. Required Actions. The Pledgor shall (unless excused by unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee) take the following actions:

     (i) maintain books, records, accounts and financial statements separate from any other Person;

                                     J-1-9

          (ii) conduct its own business in its own name, pay its own liabilities out of its own funds (including paying the salaries of its own employees) and maintain adequate capital in light of its contemplated business operations;

          (iii) observe all corporate formalities and maintain an arm's-length relationship with its Affiliates (including allocating fairly and reasonably any overhead for shared office space, using separate stationery, invoices and checks and maintaining a sufficient number of employees in light of its contemplated business operations); and

          (iv) hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity.

          d. Other Transactions. If the Pledgor provides any partial guaranty or other form of credit enhancement with respect to any pool of contracts other than pursuant to this Agreement, the Pledgor must obtain written confirmation, from each of Standard & Poor's and Fitch that is not providing a rating with respect to the securities related to such other pool of contracts, that providing such other credit enhancement will not cause a reduction or withdrawal of such Person's ratings of any Class of Certificates.

          e. Notices to Rating Agencies. The Pledgor shall provide prompt written notice to each of Fitch and Standard & Poor's of any amendment to the Pledgor's Articles of Incorporation or this Agreement.

          Section 6.  Miscellaneous.
                      -------------

          a. Merger or Consolidation of the Pledgor. The Pledgor shall keep in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement.

          Any person into which the Pledgor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pledgor shall be a party, or any Person succeeding to all or substantially all of the business of the Pledgor, shall be the successor of the Pledgor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          b. Amendment. This Agreement may be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as

                                    J-1-10
evidenced by an Opinion of Counsel for the Pledgor, adversely affect in any material respect the interests of any Certificateholder.

          This Agreement may also be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's and with the consent of Holders of Certificates evidencing Certificate Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments required to be made by the Pledgor under this Agreement, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

          c. Notices. All communications and notices pursuant hereto to the Pledgor, the Collateral Agent and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Pledgor:

          Green Tree RECS II Guaranty Corporation
          1700 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention:  Chief Financial Officer


          If to the Collateral Agent:

          U.S. Bank National Association
          c/o U.S. Bank Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration, Structured Finance


          If to the Trustee:

          U.S. Bank Trust National Association
          Corporate Trust Department
          180 East 5th Street
          Third Floor
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration,
                                Structured Finance

                                    J-1-11
or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

          d. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with the Pooling and Servicing Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement together with the Pooling and Servicing Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          e. Benefit of the Agreement. The Agreement shall be binding upon the parties hereto and their permitted successors and shall be for the direct benefit of each present and future Certificateholder without any further action on the part of any such Certificateholder.

          f. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          g. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

          h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                    J-1-12

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 31st day of March, 1998.


                              U.S. BANK TRUST NATIONAL
                                 ASSOCIATION, as Trustee


                              By:
                                    _________________________________
                              Name:
                                    _________________________________
                              Title:
                                    _________________________________

                              GREEN TREE RECS II GUARANTY
                                CORPORATION, as Pledgor

                              By:
                                    _________________________________
                              Name:
                                    _________________________________
                              Title:
                                    _________________________________

                              U.S. BANK NATIONAL
                                 ASSOCIATION, as Collateral Agent

                              By:
                                    _________________________________
                              Name:
                                    _________________________________
                              Title:
                                     _________________________________


                                    J-1-13

                                                                     EXHIBIT J-2
                                                                     -----------

                        SPREAD ACCOUNT PLEDGE AGREEMENT
                                   SUB-POOL H

          This Sub-Pool H Spread Account Pledge Agreement is dated as of
March 1, 1998, by and among Green Tree RECS II Guaranty Corporation (the "Pledgor"), U.S. Bank National Association (fka First Trust National Association), as Collateral Agent (together with its permitted successors hereunder, the "Collateral Agent"), and U.S. Bank Trust National Association, as Trustee (the "Trustee") of Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Trust").

          Green Tree Financial Corporation ("Green Tree") has sold a pool ("Sub-Pool H") of home equity loans and retail installment sales contracts and promissory notes financing home improvements (the "Home Equity Contracts and Home Improvement Contracts") under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 1998 between Green Tree, as originator of the Trust and servicer, and the Trustee, as trustee. On the establishment of the Trust in accordance with the terms of the Pooling and Servicing Agreement, the Trustee will issue to, or upon the order of, Green Tree certificates (the "Sub-Pool H Certificates") representing undivided fractional interests in Sub-Pool H. In order to facilitate the sale of the Sub-Pool H Certificates by Green Tree, the Pledgor is entering into this Agreement.

          Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, as existing on the Closing Date. The following terms have the following meanings:

          "Letter of Credit" means any irrevocable letter of credit, or any replacement Letter of Credit, obtained in accordance with Section 3(h).

          "Qualified Bank" means any depository institution whose unsecured long-term debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) has been rated in one of the two highest rating categories by each of Standard & Poor's and Fitch (if rated by Fitch), and whose short-term debt (or in the case of the principal bank in a bank holding company system the short-term debt of such bank holding company) is rated in the highest rating category by each of Standard & Poor's and Fitch (if rated by Fitch).

          "Shortfall" means an insufficiency of funds on a Distribution Date as specified in a Spread Account Deficiency Notice.

          "Sub-Pool H Spread Account Eligible Investments" means Eligible Investments held by the Collateral Agent in the Sub-Pool H Spread
Account, which (a) if such Eligible Investments are securities, are
(i) certificated securities (as such term is used in Minn. Stat. (S) 336.8-102(a)(4)), securities deemed to

                                     J-2-1
be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either (A) in the possession of such Eligible Institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 336.8-102(a)(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such Eligible Institution, (C) held in an account of such Eligible Institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such Eligible Institution, (iii) identified, by book entry or otherwise, as held for the account of the Collateral Agent on the records of such Eligible Institution, and such Eligible Institution shall have sent the Collateral Agent a confirmation thereof, and (iv) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and the Collateral Agent shall have sent the Trustee a confirmation thereof, (b) if such Eligible Investments are repurchase obligations, are: (i) held in an account with an Eligible Institution in the name of the Collateral Agent, (ii) identified by such Eligible Institution, by book entry or otherwise, as held for the account of the Collateral Agent, (iii) identified by the Collateral Agent as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and (iv) related to securities held in accordance with the requirements of clause (a) above, and (c) with respect to Eligible Investments other than securities and repurchase agreements, which are held in a manner acceptable to the Collateral Agent. Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with this definition.

          Section 2.  Representations and Warranties of the Pledgor.  The
                      ---------------------------------------------
Pledgor represents and warrants that:

          a. Organization and Good Standing. The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Pledgor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Pledgor.

          b. Authorization; Binding Obligations. The Pledgor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary

                                     J-2-2
corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Pledgor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except that no representation is made as to the manner of offering of the Certificates (except that the Pledgor has not offered for sale, or solicited offers to purchase, any Certificate).

          d. No Violations. The execution, delivery and performance of this Agreement by the Pledgor will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Pledgor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Pledgor threatened, against the Pledgor or any of its properties or with respect to this Agreement or the Certificates which (i) if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement or (ii) is likely to have a material adverse effect on the financial condition or business prospects of the Pledgor.

          Section 3.  Establishment and Pledge of Sub-Pool H Spread Account.
                      -----------------------------------------------------

          a. Establishment of Spread Account. On or prior to the Closing Date, the Pledgor shall establish with the Collateral Agent three segregated trust accounts referred to collectively herein as the "Sub-Pool H Spread Account." The three accounts comprising the Spread Account shall be maintained in the name of the Collateral Agent and designated respectively as follows: (1) "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of Class A-2H Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Class A-2H Spread Subaccount, Green Tree RECS II Guaranty Corporation, Pledgor);" (2) "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of the Class A-3H Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Class A-3H Spread Subaccount, Green Tree RECS II Guaranty Corporation, Pledgor);" and (3) "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of the Class A-4H Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Class A-4H Spread Subaccount,

                                     J-2-3

Green Tree RECS II Guaranty Corporation, Pledgor)." The Sub-Pool H Spread Account is separate from the Trust and any amount on deposit therein will not constitute a part of the property of the Trust. For all tax purposes, the Sub-Pool H Spread Account and all amounts deposited therein and investments thereof are owned by the Pledgor, and all assets transferred to the Sub-Pool H Spread Account are taxable to the Pledgor. The Sub-Pool H Spread Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Pledgor or the Trust, at an Eligible Institution (which may be the Collateral Agent or the Trustee) or in an account otherwise acceptable to Fitch and Standard & Poor's. All amounts paid to the Pledgor under Section 8.03(d)(8), (12), (16) and (21) of the Pooling and Servicing Agreement shall be deposited into the Sub-Pool H Spread Account as provided in the Pooling and Servicing Agreement. Amounts shall be withdrawn from the Sub-Pool H Spread Account only in accordance with the provisions of this Section 3 and Section
8.07 of the Pooling and Servicing Agreement. No passbook, certificate of deposit or other similar instrument evidencing the Sub-Pool H Spread Account shall be issued, and all contracts, receipts and other papers governing or evidencing the Sub-Pool H Spread Account or any of the Collateral shall be delivered to the Collateral Agent. On termination of this Agreement, as provided in Section 3(f), any amount remaining in the Sub-Pool H Spread Account shall be released to the Pledgor.

          b.   Pledge of Sub-Pool H Spread Account.
               -----------------------------------

          (i) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-2H Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-2H Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Class A-2H Spread Subaccount up to the Class A-2H Spread Subaccount Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall with respect to the Class A-2H Certificates on such Distribution Date, subject to the limit of the amount available in the Class A-2H Spread Subaccount plus any subsequent deposits into the Class A-2H Spread Subaccount. The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Class A-2H Spread Subaccount for the benefit of the Class A-2H Certificateholders under this Section 3(b)(i) in accordance with the terms hereof.

          (ii) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-3H Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-3H Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Class A-3H Spread Subaccount up to the Class A-3H Spread Subaccount Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall with respect

                                     J-2-4
to the Class A-3H Certificates on such Distribution Date, subject to the limit of the amount available in the Class A-3H Spread Subaccount plus any subsequent deposits into the Class A-3H Spread Subaccount. The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Class A-3H Spread Subaccount for the benefit of the Class A-3H Certificateholders under this Section 3(b)(ii) in accordance with the terms hereof.

          (iii) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-4H Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-4H Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Class A-4H Spread Subaccount up to the Class A-4H Spread Subaccount Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall with respect to the Class A-4H Certificates on such Distribution Date, subject to the limit of the amount available in the Class A-4H Spread Subaccount plus any subsequent deposits into the Class A-4H Spread Subaccount. The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Class A-4H Spread Subaccount for the benefit of the Class A-4H Certificateholders under this Section 3(b)(iii) in accordance with the terms hereof.

          (iv) The Pledgor and the Collateral Agent shall maintain, at all times during the term of this Agreement, the lien on, or security interest in, the Sub-Pool H Spread Account as a valid and perfected security interest of first priority under the Uniform Commercial Code (or other applicable law) as in effect from time to time in the state where the Sub-Pool H Spread Account is located in order to secure the full and timely performance of the obligations of the Pledgor pursuant to this Agreement. Amounts properly withdrawn by the Collateral Agent and paid into the Sub-Pool H Collection Account pursuant to
Section 3(d) or properly withdrawn by the Collateral Agent and paid to the Pledgor pursuant to Section 3(e) shall be deemed released from the provisions of this Section 3(b) and the security interest established by this Section 3(b), and the Pledgor shall in no event be required to refund any such distributed amount.

          c. Investment of Sub-Pool H Spread Account. The Collateral Agent shall at the written direction of the Pledgor invest the funds in the Sub-Pool H Spread Account in Spread Account Eligible Investments. Funds in the Sub-Pool H Spread Account shall be invested in investments that mature on or before the Business Day prior to each Distribution Date. Upon any such investment, the Collateral Agent shall (i) make an appropriate notation of the Trustee's security interest in such Sub-Pool H Spread Account Eligible Investment by book entry or otherwise and (ii) send the Trustee a written confirmation of its security interest in such Sub-Pool H Spread Account Eligible Investment. All income and gain realized from any such investments as well as any interest earned on deposits in the Sub-Pool H Spread Account shall be deposited and retained in the Sub-Pool H Spread Account. Losses, if any, realized on amounts in the Sub-Pool H Spread Account

                                     J-2-5
invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Sub-Pool H Spread Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Sub-Pool H Spread Account. The Pledgor and the Collateral Agent shall not be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Sub-Pool H Spread Account. All income or loss on funds held in the Sub-Pool H Spread Account shall be taxable to the Pledgor.

          d.   Payment of Shortfall.   Upon the Collateral Agent's receipt of a
Sub-Pool H Spread Account Deficiency Notice, the Collateral Agent shall transfer, and the Pledgor hereby directs the Collateral Agent to transfer, subject to the limit of the amount available in the Sub-Pool H Spread Account, the amount of the Shortfall from the Sub-Pool H Spread Account to the Sub-Pool H Collection Account.

          e. Release of Sub-Pool H Spread Account Excess. If on any Distribution Date, the amount in the Class A-2 Spread Subaccount exceeds the Class A-2 Spread Subaccount Required Amount immediately following the payment to the Class A-2H Certificateholders on such Distribution Date, or the amount in the Class A-3 Subaccount exceeds the Class A-3 Spread Subaccount Required Amount immediately following the payment to the Class A-3H Certificateholders on such Distribution Date, or the amount in the Class A-4 Spread Subaccount exceeds the Class A-4 Spread Subaccount Required Amount immediately following the payment to the Class A-4H Certificateholders on such Distribution Date, the Collateral Agent shall withdraw the amount of such excess from the applicable Sub-Pool H Spread Account and distribute such amount to the Pledgor.

          f. Termination. This Agreement shall terminate (after distribution of any funds remaining in the Sub-Pool H Spread Account pursuant to the following sentence) on the termination of the Pooling and Servicing Agreement in accordance with Section 12.03 thereof. On the Final Distribution Date, any amount remaining in the Sub-Pool H Spread Account, after payment of any amounts into the Sub-Pool H Collection Account pursuant to Section 3(d), shall be distributed to the Pledgor.

          g. Nature of Obligations. The obligations of the Pledgor under the Agreement to transfer the amount of any Shortfall to the Sub-Pool H Collection Account shall be unconditional and irrevocable and shall not terminate upon, or otherwise be affected by, a Service Transfer pursuant to Article VII of the Pooling and Servicing Agreement.

          h.   Letter of Credit and Other Credit Enhancement.
               ---------------------------------------------

          (i) At any time, the Pledgor may obtain the release of all or a portion of the cash on deposit in the Sub-Pool H Spread Account, by delivering to the Collateral Agent (A) a Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii) or (B) any other form of credit enhancement that satisfies the conditions set forth in Section 3(h)(iv). Section 3(h)(ii) shall be operative only after

                                     J-2-6
a Letter of Credit that satisfies the conditions of Section 3(h)(iii) has been delivered to the Collateral Agent.

          (ii) If the expiration date of a Letter of Credit is anticipated to occur before the termination of the Trust pursuant to Section 12.03 of the Pooling and Servicing Agreement, the Pledgor shall use its best efforts to obtain a replacement Letter of Credit that satisfies the conditions of
Section 3(h)(iii). If on or before the tenth Business Day prior to the expiration date of such Letter of Credit, the Pledgor shall not have delivered to the Collateral Agent a replacement Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii), the Collateral Agent shall, prior to 11:00uA.M. Minneapolis, Minnesota time on the fifth Business Day prior to such expiration date, draw under such Letter of Credit the amount (the "Final Draw Amount") available thereunder, and deposit the Final Draw Amount in the Sub-Pool H Spread Account. If, on or before such fifth Business Day, the Pledgor shall obtain on behalf of and deliver to the Collateral Agent a replacement Letter of Credit that satisfies the conditions of Section 3(h)(iii), then the Collateral Agent shall replace the related Letter of Credit with such replacement Letter of Credit.

          The Collateral Agent shall, when required pursuant to the terms of a Letter of Credit, deliver the existing Letter of Credit to the related issuing bank upon extension of the expiration date thereof in accordance with its terms in exchange for the extended or amended Letter of Credit.

          (iii) Any initial or replacement Letter of Credit delivered to the Collateral Agent shall satisfy the following conditions:

               (A) it shall be issued by a Qualified Bank or confirmed by a Qualified Bank;

               (B) it and the related agreement that provides for the issuance of such Letter of Credit shall be in such form and substance as is acceptable to the Collateral Agent, and shall require the Qualified Bank to give the Collateral Agent prompt notice if at any time it shall fail to be a Qualified Bank;

               (C) it shall be accompanied by an Opinion of Counsel or Opinions of Counsel in form and substance satisfactory to the Collateral Agent as to enforceability of the Letter of Credit; and

               (D) Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-2H, Class A-3H and Class A-4H Certificates as a result of the delivery and acceptance of such Letter of Credit.

               The cost of obtaining and maintaining any initial or replacement Letter of Credit shall be borne solely by the Pledgor and Green Tree. If the Collateral Agent receives notice that the institution issuing such Letter of

                                     J-2-7

     Credit is no longer a Qualified Bank, the Collateral Agent shall immediately notify the Pledgor. On the day of receipt of such notice (or the next Business Day thereafter, if such day is not a Business Day), the Collateral Agent shall draw under the Letter of Credit the full amount available under such Letter of Credit and deposit the proceeds thereof in immediately available funds in the Sub-Pool H Spread Account.

          (iv) Any other form of credit enhancement delivered to the Collateral Agent shall be satisfactory if and only if Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-2H, Class A-3H and Class A-4H Certificates as a result of the delivery and acceptance of such alternate form of credit enhancement.

          The cost of obtaining and maintaining any such alternate form of credit enhancement shall be borne solely by the Pledgor and Green Tree.

          (v) At any time when the Collateral Agent holds any Letter of Credit or other form of credit enhancement, (x) the amount available to be drawn under such Letter of Credit or other form of credit enhancement shall be deemed to be in the Sub-Pool H Spread Account for purposes of determining whether the balance thereof equals or exceeds the Required Sub-Pool H Spread Account Amount, and
(y) if a Shortfall is determined to exist with respect to any Distribution Date, the Collateral Agent shall draw the lesser of (1) the amount available to be drawn under the Letter of Credit or other form of credit enhancement, or (2) the amount, if any, by which the Shortfall exceeds the amount in the Sub-Pool H Spread Account in a form other than a Letter of Credit or other form of credit enhancement, and deposit such amount to the Sub-Pool H Spread Account, for transfer to the Sub-Pool H Collection Account, on the Business Day prior to such Distribution Date.

          Section 4.  Appointment of Collateral Agent.
                      -------------------------------

          a. Subject to the terms and conditions herein, the Trustee hereby appoints the Collateral Agent and the Collateral Agent hereby accepts such appointment, as its agent to maintain, and to act on the Trustee's behalf with respect to the Sub-Pool H Spread Account.

          b. The Collateral Agent shall maintain records that accurately reflect the funds on deposit in the Sub-Pool H Spread Account. On each Determination Date, the Collateral Agent shall advise the Servicer as to the amount of funds on deposit in the Sub-Pool H Spread Account.

          Section 5.  Covenants of Pledgor.  The Pledgor covenants and agrees as
                      --------------------
follows:

          a. Maintenance of Pledgor Assets. The Pledgor shall not issue any dividends, redeem any outstanding capital stock, grant any liens on its assets (other than pursuant to this Agreement or similar agreements) or in any way deplete

                                     J-2-8
corporate assets if, as a result of such issuance, redemption or depletion, the total net assets of the Pledgor are less than the sum of the Required Sub-Pool H Spread Account Amount and the Pledgor's obligations under other agreements similar to this Agreement, plus any income taxes then payable by the Pledgor and the Pledgor's foreseeable administrative and operating expenses for the next year.

          b. Limitation of Certain Actions. The Pledgor will not, without the unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee, take any of the following actions:

          (i) engage in any business other than that of providing partial guarantees on, or pledging assets to secure, pools of contracts serviced by Green Tree, pledge assets for the benefit of any other Person (except to secure pools of contracts serviced by Green Tree), make any loans or advances to any Person, guarantee or become obligated for the debts of any other Person (except for providing partial guaranties of pools of contracts serviced by Green Tree), or hold out its credit as being available to satisfy the obligations of others;

          (ii) voluntarily dissolve or liquidate;

          (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of any order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Pledgor or for any substantial part of its property, or make any general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of the foregoing;

          (iv) consolidate or merge with or into any other Person;

          (v) delete or amend Articles 3, 5, 6 or 8 of its Articles of Incorporation;

          (vi) commingle assets with those of any other Person; or

          (vii) acquire obligations or securities of Green Tree or any other shareholder of Pledgor.

          c. Required Actions. The Pledgor shall (unless excused by unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee) take the following actions:

          (i) maintain books, records, accounts and financial statements separate from any other Person;

                                     J-2-9

          (ii) conduct its own business in its own name, pay its own liabilities out of its own funds (including paying the salaries of its own employees) and maintain adequate capital in light of its contemplated business operations;

          (iii) observe all corporate formalities and maintain an arm's-length relationship with its Affiliates (including allocating fairly and reasonably any overhead for shared office space, using separate stationery, invoices and checks and maintaining a sufficient number of employees in light of its contemplated business operations); and

          (iv) hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity.

          d. Other Transactions. If the Pledgor provides any partial guaranty or other form of credit enhancement with respect to any pool of contracts other than pursuant to this Agreement, the Pledgor must obtain written confirmation, from each of Standard & Poor's and Fitch that is not providing a rating with respect to the securities related to such other pool of contracts, that providing such other credit enhancement will not cause a reduction or withdrawal of such Person's ratings of any Class of Certificates.

          e. Notices to Rating Agencies. The Pledgor shall provide prompt written notice to each of Fitch and Standard & Poor's of any amendment to the Pledgor's Articles of Incorporation or this Agreement.

          Section 6.  Miscellaneous.
                      -------------

          a. Merger or Consolidation of the Pledgor. The Pledgor shall keep in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement.

          Any person into which the Pledgor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pledgor shall be a party, or any Person succeeding to all or substantially all of the business of the Pledgor, shall be the successor of the Pledgor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          b. Amendment. This Agreement may be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as

                                    J-2-10
evidenced by an Opinion of Counsel for the Pledgor, adversely affect in any material respect the interests of any Certificateholder.

          This Agreement may also be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's and with the consent of Holders of Certificates evidencing Certificate Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments required to be made by the Pledgor under this Agreement, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

          c. Notices. All communications and notices pursuant hereto to the Pledgor, the Collateral Agent and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Pledgor:

          Green Tree RECS II Guaranty Corporation
          1700 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention:  Chief Financial Officer


          If to the Collateral Agent:

          U.S. Bank National Association
          c/o U.S. Bank Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration, Structured Finance


          If to the Trustee:

          U.S. Bank Trust National Association
          Corporate Trust Department
          180 East 5th Street
          Third Floor
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration,
                                Structured Finance

                                    J-2-11
or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

          d. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with the Pooling and Servicing Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement together with the Pooling and Servicing Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          e. Benefit of the Agreement. The Agreement shall be binding upon the parties hereto and their permitted successors and shall be for the direct benefit of each present and future Certificateholder without any further action on the part of any such Certificateholder.

          f. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          g. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

          h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                    J-2-12

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 31st day of March, 1998.


                              U.S. BANK TRUST NATIONAL
                                 ASSOCIATION, as Trustee


                              By:
                                    ------------------------------------
                              Name:
                                    ------------------------------------
                              Title:
                                    ------------------------------------

                              GREEN TREE RECS II GUARANTY
                                CORPORATION, as Pledgor

                              By:
                                    ------------------------------------
                              Name:
                                    ------------------------------------
                              Title:
                                    ------------------------------------

                              U.S. BANK NATIONAL
                                 ASSOCIATION, as Collateral Agent

                              By:
                                    ------------------------------------
                              Name:
                                    ------------------------------------
                              Title:
                                     ------------------------------------

                                    J-2-13

                                                                     EXHIBIT K-1
                                                                     -----------

                        RESERVE ACCOUNT PLEDGE AGREEMENT
                                   SUB-POOL C

          This Sub-Pool C Reserve Account Pledge Agreement is dated as of March 1, 1998, by and among Green Tree RECS II Guaranty Corporation (the "Pledgor"), U.S. Bank National Association (fka First Trust National Association), as Collateral Agent (together with its permitted successors hereunder, the "Collateral Agent"), and U.S. Bank Trust National Association , as Trustee (the "Trustee") of Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Trust").

          Green Tree Financial Corporation ("Green Tree") has sold a pool ("Sub-Pool C") of retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment (the "Consumer Product Contracts") under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 1998 between Green Tree, as originator of the Trust and servicer, and the Trustee, as trustee. On the establishment of the Trust in accordance with the terms of the Pooling and Servicing Agreement, the Trustee will issue to, or upon the order of, Green Tree certificates (the "Sub-Pool C Certificates") representing undivided fractional interests in Sub-Pool C. In order to facilitate the sale of the Sub-Pool C Certificates by Green Tree, the Pledgor is entering into this Agreement.

          Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, as existing on the Closing Date. The following terms have the following meanings:

          "Letter of Credit" means any irrevocable letter of credit, or any replacement Letter of Credit, obtained in accordance with Section 3(h).

          "Qualified Bank" means any depository institution whose unsecured long-term debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) has been rated in one of the two highest rating categories by each of Standard & Poor's and Fitch (if rated by Fitch), and whose short-term debt (or in the case of the principal bank in a bank holding company system the short-term debt of such bank holding company) is rated in the highest rating category by each of Standard & Poor's and Fitch (if rated by Fitch).

          "Sub-Pool C Reserve Account Eligible Investments" means Eligible Investments held by the Collateral Agent in the Sub-Pool C Reserve Account, which (a) if such Eligible Investments are securities, are (i) certificated securities (as such term is used in Minn. Stat. (S) 336.8-102(a)(4)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either
(A) in the possession of such Eligible

                                     K-1-1

Institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 336.8-102(a)(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such Eligible Institution, (C) held in an account of such Eligible Institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such Eligible Institution, (iii) identified, by book entry or otherwise, as held for the account of the Collateral Agent on the records of such Eligible Institution, and such Eligible Institution shall have sent the Collateral Agent a confirmation thereof, and (iv) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and the Collateral Agent shall have sent the Trustee a confirmation thereof, (b) if such Eligible Investments are repurchase obligations, are: (i) held in an account with an Eligible Institution in the name of the Collateral Agent, (ii) identified by such Eligible Institution, by book entry or otherwise, as held for the account of the Collateral Agent, (iii) identified by the Collateral Agent as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and (iv) related to securities held in accordance with the requirements of clause (a) above, and (c) with respect to Eligible Investments other than securities and repurchase agreements, which are held in a manner acceptable to the Collateral Agent. Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with this definition.

          "Shortfall" means an insufficiency of funds on a Distribution Date as specified in a Reserve Account Deficiency Notice.

          Section 2.  Representations and Warranties of the Pledgor.  The
                      ---------------------------------------------
Pledgor represents and warrants that:

          a. Organization and Good Standing. The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Pledgor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Pledgor.

          b. Authorization; Binding Obligations. The Pledgor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary

                                     K-1-2
corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Pledgor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except that no representation is made as to the manner of offering of the Certificates (except that the Pledgor has not offered for sale, or solicited offers to purchase, any Certificate).

          d. No Violations. The execution, delivery and performance of this Agreement by the Pledgor will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Pledgor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Pledgor threatened, against the Pledgor or any of its properties or with respect to this Agreement or the Certificates which (i) if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement or (ii) is likely to have a material adverse effect on the financial condition or business prospects of the Pledgor.

          Section 3.  Establishment and Pledge of Sub-Pool C Reserve Account.
                      ------------------------------------------------------

          a. Establishment of Sub-Pool C Reserve Account. On or prior to the Closing Date, the Pledgor shall establish with the Collateral Agent a trust account referred to herein as the "Sub-Pool C Reserve Account." The Sub-Pool C Reserve Account shall be maintained in the name of the Collateral Agent and designated "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of the Class A-1C, A-2C, A-3C and A-4C Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Sub-Pool C Reserve Account, Green Tree RECS II Guaranty Corporation, Pledgor)." The Sub-Pool C Reserve Account is separate from the Trust and any amount on deposit therein will not constitute a part of the property of the Trust. For all tax purposes, the Sub-Pool C Reserve Account and all amounts deposited therein and investments thereof are owned by the Pledgor, and all assets transferred to the Sub-Pool C Reserve Account are taxable to the Pledgor. The Sub-Pool C Reserve Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Pledgor or the Trust, at an Eligible Institution (which may be the Collateral Agent or the Trustee) or in an account

                                     K-1-3
otherwise acceptable to Fitch, Moody's and Standard & Poor's. All amounts paid to the Pledgor under Section 8.03(a)(21) of the Pooling and Servicing Agreement shall be deposited into the Sub-Pool C Reserve Account as provided in the Pooling and Servicing Agreement. Amounts shall be withdrawn from the Sub-Pool C Reserve Account only in accordance with the provisions of this Section 3 and
Section 8.06 of the Pooling and Servicing Agreement. No passbook, certificate of deposit or other similar instrument evidencing the Sub-Pool C Reserve Account shall be issued, and all contracts, receipts and other papers governing or evidencing the Sub-Pool C Reserve Account or any of the Collateral shall be delivered to the Collateral Agent. On termination of this Agreement, as provided in Section 3(f), any amount remaining in the Sub-Pool C Reserve Account shall be released to the Pledgor.

          b. Pledge of Sub-Pool C Reserve Account. The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-1C, A-2C, A-3C and A-4C Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-1C, A-2C, A-3C and A-4C Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Sub-Pool C Reserve Account up to the Sub-Pool C Reserve Account Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall on such Distribution Date, subject to the limit of the amount available in the Sub-Pool C Reserve Account plus any subsequent deposits into the Sub-Pool C Reserve Account.

          The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Sub-Pool C Reserve Account for the benefit of the Class A-1C, A-2C, A-3C and A-4C Certificateholders under this Section 3(b) in accordance with the terms hereof.

          The Pledgor and the Collateral Agent shall maintain, at all times during the term of this Agreement, the lien on, or security interest in, the Sub-Pool C Reserve Account as a valid and perfected security interest of first priority under the Uniform Commercial Code (or other applicable law) as in effect from time to time in the state where the Sub-Pool C Reserve Account is located in order to secure the full and timely performance of the obligations of the Pledgor pursuant to this Agreement. Amounts properly withdrawn by the Collateral Agent and paid into the Sub-Pool C Collection Account pursuant to
Section 3(d) or properly withdrawn by the Collateral Agent and paid to the Pledgor pursuant to Section 3(e) shall be deemed released from the provisions of this Section 3(b) and the security interest established by this Section 3(b), and the Pledgor shall in no event be required to refund any such distributed amount.

          c. Investment of Sub-Pool C Reserve Account. The Collateral Agent shall at the written direction of the Pledgor invest the funds in the Sub-Pool C Reserve Account in Reserve Account Eligible Investments. Funds in the Sub-Pool C Reserve Account shall be invested in investments that mature on or before

                                     K-1-4
the Business Day prior to each Distribution Date. Upon any such investment, the Collateral Agent shall (i) make an appropriate notation of the Trustee's security interest in such Sub-Pool C Reserve Account Eligible Investment by book entry or otherwise and (ii) send the Trustee a written confirmation of its security interest in such Sub-Pool C Reserve Account Eligible Investment. All income and gain realized from any such investments as well as any interest earned on deposits in the Sub-Pool C Reserve Account shall be deposited and retained in the Sub-Pool C Reserve Account. Losses, if any, realized on amounts in the Sub-Pool C Reserve Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Sub-Pool C Reserve Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Sub-Pool C Reserve Account. The Pledgor and the Collateral Agent shall not be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Sub-Pool C Reserve Account. All income or loss on funds held in the Sub-Pool C Reserve Account shall be taxable to the Pledgor.

          d. Payment of Shortfall. Upon the Collateral Agent's receipt of a Sub-Pool C Reserve Account Deficiency Notice, the Collateral Agent shall transfer, and the Pledgor hereby directs the Collateral Agent to transfer, subject to the limit of the amount available in the Sub-Pool C Reserve Account, the amount of the Shortfall from the Sub-Pool C Reserve Account to the Sub-Pool C Collection Account.

          e. Release of Sub-Pool C Reserve Account Excess. If on any Distribution Date, the amount in the Sub-Pool C Reserve Account exceeds the Required Sub-Pool C Reserve Account Amount immediately following the payment to Class A-1C, Class A-2C, Class A-3C and Class A-4C Certificateholders on such Distribution Date, the Collateral Agent shall withdraw the amount of such excess from the Sub-Pool C Reserve Account and distribute such amount to the Pledgor.

          f. Termination. This Agreement shall terminate (after distribution of any funds remaining in the Sub-Pool C Reserve Account pursuant to the following sentence) on the termination of the Pooling and Servicing Agreement in accordance with Section 12.03 thereof. On the Final Distribution Date, any amount remaining in the Sub-Pool C Reserve Account, after payment of any amounts into the Sub-Pool C Collection Account pursuant to Section 3(d), shall be distributed to the Pledgor.

          g. Nature of Obligations. The obligations of the Pledgor under the Agreement to transfer the amount of any Shortfall to the Sub-Pool C Collection Account shall be unconditional and irrevocable and shall not terminate upon, or otherwise be affected by, a Service Transfer pursuant to Article VII of the Pooling and Servicing Agreement.

          h.   Letter of Credit and Other Credit Enhancement.
               ---------------------------------------------

                                     K-1-5

          (i) At any time, the Pledgor may obtain the release of all or a portion of the cash on deposit in the Sub-Pool C Reserve Account, by delivering to the Collateral Agent (A) a Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii) or (B) any other form of credit enhancement that satisfies the conditions set forth in Section 3(h)(iv). Section 3(h)(ii) shall be operative only after a Letter of Credit that satisfies the conditions of
Section 3(h)(iii) has been delivered to the Collateral Agent.

          (ii) If the expiration date of a Letter of Credit is anticipated to occur before the termination of the Trust pursuant to Section 12.03 of the Pooling and Servicing Agreement, the Pledgor shall use its best efforts to obtain a replacement Letter of Credit that satisfies the conditions of
Section 3(h)(iii). If on or before the tenth Business Day prior to the expiration date of such Letter of Credit, the Pledgor shall not have delivered to the Collateral Agent a replacement Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii), the Collateral Agent shall, prior to 11:00uA.M. Minneapolis, Minnesota time on the fifth Business Day prior to such expiration date, draw under such Letter of Credit the amount (the "Final Draw Amount") available thereunder, and deposit the Final Draw Amount in the Reserve Account. If, on or before such fifth Business Day, the Pledgor shall obtain on behalf of and deliver to the Collateral Agent a replacement Letter of Credit that satisfies the conditions of Section 3(h)(iii), then the Collateral Agent shall replace the related Letter of Credit with such replacement Letter of Credit.

          The Collateral Agent shall, when required pursuant to the terms of a Letter of Credit, deliver the existing Letter of Credit to the related issuing bank upon extension of the expiration date thereof in accordance with its terms in exchange for the extended or amended Letter of Credit.

          (iii) Any initial or replacement Letter of Credit delivered to the Collateral Agent shall satisfy the following conditions:

               (A) it shall be issued by a Qualified Bank or confirmed by a Qualified Bank;

               (B) it and the related agreement that provides for the issuance of such Letter of Credit shall be in such form and substance as is acceptable to the Collateral Agent, and shall require the Qualified Bank to give the Collateral Agent prompt notice if at any time it shall fail to be a Qualified Bank;

               (C) it shall be accompanied by an Opinion of Counsel or Opinions of Counsel in form and substance satisfactory to the Collateral Agent as to enforceability of the Letter of Credit; and

               (D) Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-1C, Class A-2C,

                                     K-1-6

     Class A-3C and Class A-4C Certificates as a result of the delivery and acceptance of such Letter of Credit.

               The cost of obtaining and maintaining any initial or replacement Letter of Credit shall be borne solely by the Pledgor and Green Tree. If the Collateral Agent receives notice that the institution issuing such Letter of Credit is no longer a Qualified Bank, the Collateral Agent shall immediately notify the Pledgor. On the day of receipt of such notice (or the next Business Day thereafter, if such day is not a Business Day), the Collateral Agent shall draw under the Letter of Credit the full amount available under such Letter of Credit and deposit the proceeds thereof in immediately available funds in the Reserve Account.

          (iv) Any other form of credit enhancement delivered to the Collateral Agent shall be satisfactory if and only if Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-1C, Class A-2C, Class A-3C and Class A-4C Certificates as a result of the delivery and acceptance of such alternate form of credit enhancement.

          The cost of obtaining and maintaining any such alternate form of credit enhancement shall be borne solely by the Pledgor and Green Tree.

          (v) At any time when the Collateral Agent holds any Letter of Credit or other form of credit enhancement, (x) the amount available to be drawn under such Letter of Credit or other form of credit enhancement shall be deemed to be in the Sub-Pool C Reserve Account for purposes of determining whether the balance thereof equals or exceeds the Required Sub-Pool C Reserve Account Amount, and (y) if a Shortfall is determined to exist with respect to any Distribution Date, the Collateral Agent shall draw the lesser of (1) the amount available to be drawn under the Letter of Credit or other form of credit enhancement, or (2) the amount, if any, by which the Shortfall exceeds the amount in the Sub-Pool C Reserve Account in a form other than a Letter of Credit or other form of credit enhancement, and deposit such amount to the Sub-Pool C Reserve Account, for transfer to the Sub-Pool C Collection Account, on the Business Day prior to such Distribution Date.

          Section 4.  Appointment of Collateral Agent.
                      -------------------------------

          a. Subject to the terms and conditions herein, the Trustee hereby appoints the Collateral Agent and the Collateral Agent hereby accepts such appointment, as its agent to maintain, and to act on the Trustee's behalf with respect to the Sub-Pool C Reserve Account.

          b. The Collateral Agent shall maintain records that accurately reflect the funds on deposit in the Sub-Pool C Reserve Account. On each Determination Date, the Collateral Agent shall advise the Servicer as to the amount of funds on deposit in the Sub-Pool C Reserve Account.

                                     K-1-7

          Section 5.  Covenants of Pledgor.  The Pledgor covenants and agrees as
                      --------------------
follows:

          a. Maintenance of Pledgor Assets. The Pledgor shall not issue any dividends, redeem any outstanding capital stock, grant any liens on its assets (other than pursuant to this Agreement or similar agreements) or in any way deplete corporate assets if, as a result of such issuance, redemption or depletion, the total net assets of the Pledgor are less than the sum of the Required Sub-Pool C Reserve Account Amount and the Pledgor's obligations under other agreements similar to this Agreement, plus any income taxes then payable by the Pledgor and the Pledgor's foreseeable administrative and operating expenses for the next year.

          b. Limitation of Certain Actions. The Pledgor will not, without the unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee, take any of the following actions:

          (i) engage in any business other than that of providing partial guarantees on, or pledging assets to secure, pools of contracts serviced by Green Tree, pledge assets for the benefit of any other Person (except to secure pools of contracts serviced by Green Tree), make any loans or advances to any Person, guarantee or become obligated for the debts of any other Person (except for providing partial guaranties of pools of contracts serviced by Green Tree), or hold out its credit as being available to satisfy the obligations of others;

          (ii) voluntarily dissolve or liquidate;

          (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of any order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Pledgor or for any substantial part of its property, or make any general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of the foregoing;

          (iv) consolidate or merge with or into any other Person;

          (v) delete or amend Articles 3, 5, 6 or 8 of its Articles of Incorporation;

          (vi) commingle assets with those of any other Person; or

          (vii) acquire obligations or securities of Green Tree or any other shareholder of Pledgor.

                                     K-1-8

          c. Required Actions. The Pledgor shall (unless excused by unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee) take the following actions:

          (i) maintain books, records, accounts and financial statements separate from any other Person;

          (ii) conduct its own business in its own name, pay its own liabilities out of its own funds (including paying the salaries of its own employees) and maintain adequate capital in light of its contemplated business operations;

          (iii) observe all corporate formalities and maintain an arm's-length relationship with its Affiliates (including allocating fairly and reasonably any overhead for shared office space, using separate stationery, invoices and checks and maintaining a sufficient number of employees in light of its contemplated business operations); and

          (iv) hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity.

          d. Other Transactions. If the Pledgor provides any partial guaranty or other form of credit enhancement with respect to any pool of contracts other than pursuant to this Agreement, the Pledgor must obtain written confirmation, from each of Standard & Poor's and Fitch that is not providing a rating with respect to the securities related to such other pool of contracts, that providing such other credit enhancement will not cause a reduction or withdrawal of such Person's ratings of any Class of Certificates.

          e. Notices to Rating Agencies. The Pledgor shall provide prompt written notice to each of Fitch, Moody's and Standard & Poor's of any amendment to the Pledgor's Articles of Incorporation or this Agreement.

          Section 6.  Miscellaneous.
                      -------------

          a. Merger or Consolidation of the Pledgor. The Pledgor shall keep in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement.

          Any person into which the Pledgor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pledgor shall be a party, or any Person succeeding to all or substantially all of the business of the Pledgor, shall be the successor of the Pledgor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                     K-1-9

          b. Amendment. This Agreement may be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Pledgor, adversely affect in any material respect the interests of any Certificateholder.

          This Agreement may also be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's and with the consent of Holders of Certificates evidencing Certificate Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments required to be made by the Pledgor under this Agreement, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

          c. Notices. All communications and notices pursuant hereto to the Pledgor, the Collateral Agent and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Pledgor:

          Green Tree RECS II Guaranty Corporation
          1700 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention:  Chief Financial Officer


          If to the Collateral Agent:

          U.S. Bank National Association
          c/o U.S. Bank Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration, Structured Finance

                                    K-1-10

          If to the Trustee:

          U.S. Bank Trust National Association
          Corporate Trust Department
          180 East 5th Street
          Third Floor
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration,
                                Structured Finance

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

          d. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with the Pooling and Servicing Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement together with the Pooling and Servicing Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          e. Benefit of the Agreement. The Agreement shall be binding upon the parties hereto and their permitted successors and shall be for the direct benefit of each present and future Certificateholder without any further action on the part of any such Certificateholder.

          f. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          g. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

          h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                    K-1-11

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 31st day of March, 1998.


                              U.S. BANK TRUST NATIONAL
                                 ASSOCIATION, as Trustee


                              By:
                                    -------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                    -------------------------------

                              GREEN TREE RECS II GUARANTY
                                CORPORATION, as Pledgor

                              By:
                                    -------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                    -------------------------------

                              U.S. BANK NATIONAL
                                 ASSOCIATION, as Collateral Agent

                              By:
                                    -------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                    -------------------------------

                                    K-1-12

                                                                     EXHIBIT K-2
                                                                     -----------

                        RESERVE ACCOUNT PLEDGE AGREEMENT
                                   SUB-POOL H

          This Sub-Pool H Reserve Account Pledge Agreement is dated as of
March 1, 1998, by and among Green Tree RECS II Guaranty Corporation (the "Pledgor"), U.S. Bank National Association, as Collateral Agent (together with its permitted successors hereunder, the "Collateral Agent"), and U.S. Bank Trust National Association (fka First Trust National Association), as Trustee (the "Trustee") of Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Trust").

          Green Tree Financial Corporation ("Green Tree") has sold a pool ("Sub-Pool H") of home equity loans and promissory notes for the purchase of a variety of consumer products and retail installment sales contracts and promissory notes financing home improvements (the "Home Equity Contracts and Home Improvement Contracts") under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 1998 between Green Tree, as originator of the Trust and servicer, and the Trustee, as trustee. On the establishment of the Trust in accordance with the terms of the Pooling and Servicing Agreement, the Trustee will issue to, or upon the order of, Green Tree certificates (the "Sub-Pool H Certificates") representing undivided fractional interests in Sub-Pool H. In order to facilitate the sale of the Sub-Pool H Certificates by Green Tree, the Pledgor is entering into this Agreement.

          Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, as existing on the Closing Date. The following terms have the following meanings:

          "Letter of Credit" means any irrevocable letter of credit, or any replacement Letter of Credit, obtained in accordance with Section 3(h).

          "Qualified Bank" means any depository institution whose unsecured long-term debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) has been rated in one of the two highest rating categories by each of Standard & Poor's and Fitch (if rated by Fitch), and whose short-term debt (or in the case of the principal bank in a bank holding company system the short-term debt of such bank holding company) is rated in the highest rating category by each of Standard & Poor's and Fitch (if rated by Fitch).

          "Shortfall" means an insufficiency of funds on a Distribution Date as specified in a Reserve Account Deficiency Notice.

          "Sub-Pool H Reserve Account Eligible Investments" means Eligible Investments held by the Collateral Agent in the Sub-Pool H Reserve

                                     K-2-1

Account, which (a) if such Eligible Investments are securities, are
(i) certificated securities (as such term is used in Minn. Stat. (S) 336.8-102(a)(4)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either (A) in the possession of such Eligible Institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat.
(S) 336.8-102(a)(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such Eligible Institution,
(C) held in an account of such Eligible Institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such Eligible Institution,
(iii) identified, by book entry or otherwise, as held for the account of the Collateral Agent on the records of such Eligible Institution, and such Eligible Institution shall have sent the Collateral Agent a confirmation thereof, and
(iv) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and the Collateral Agent shall have sent the Trustee a confirmation thereof, (b) if such Eligible Investments are repurchase obligations, are: (i) held in an account with an Eligible Institution in the name of the Collateral Agent,
(ii) identified by such Eligible Institution, by book entry or otherwise, as held for the account of the Collateral Agent, (iii) identified by the Collateral Agent as held for the account of, or pledged to, the Trustee on the records of the Collateral Agent, and (iv) related to securities held in accordance with the requirements of clause (a) above, and (c) with respect to Eligible Investments other than securities and repurchase agreements, which are held in a manner acceptable to the Collateral Agent. Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with this definition.

          Section 2.  Representations and Warranties of the Pledgor.  The
                      ---------------------------------------------
Pledgor represents and warrants that:

          a. Organization and Good Standing. The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Pledgor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Pledgor.

                                     K-2-2

          b. Authorization; Binding Obligations. The Pledgor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Pledgor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except that no representation is made as to the manner of offering of the Certificates (except that the Pledgor has not offered for sale, or solicited offers to purchase, any Certificate).

          d. No Violations. The execution, delivery and performance of this Agreement by the Pledgor will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Pledgor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Pledgor threatened, against the Pledgor or any of its properties or with respect to this Agreement or the Certificates which (i) if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement or (ii) is likely to have a material adverse effect on the financial condition or business prospects of the Pledgor.

          Section 3.  Establishment and Pledge of Sub-Pool H Reserve Account.
                      ------------------------------------------------------

          a. Establishment of Sub-Pool H Reserve Account. On or prior to the Closing Date, the Pledgor shall establish with the Collateral Agent a trust account referred to herein as the "Sub-Pool H Reserve Account." The Sub-Pool H Reserve Account shall be maintained in the name of the Collateral Agent and designated "U.S. Bank National Association, as Collateral Agent on behalf of U.S. Bank Trust National Association, as Trustee for the benefit of the Class A-1H, A-2H, A-3H and A-4H Certificates issued by Green Tree Recreational Equipment & Consumer Trust 1998-A (Sub-Pool H Reserve Account, Green Tree RECS II Guaranty Corporation, Pledgor)." The Sub-Pool H Reserve Account is separate from the Trust and any amount on deposit therein will not constitute a part of the property of the Trust. For all tax purposes, the Sub-Pool H Reserve Account and all amounts deposited therein and investments thereof are owned by the Pledgor, and all assets transferred to the Sub-Pool H Reserve Account are taxable to the Pledgor.

                                     K-2-3

The Sub-Pool H Reserve Account shall be maintained by the Collateral Agent at all times separate and apart from any other account of the Pledgor or the Trust, at an Eligible Institution (which may be the Collateral Agent or the Trustee) or in an account otherwise acceptable to Fitch, Moody's and Standard & Poor's. All amounts paid to the Pledgor under Section 8.03(d)(22)of the Pooling and Servicing Agreement shall be deposited into the Sub-Pool H Reserve Account as provided in the Pooling and Servicing Agreement. Amounts shall be withdrawn from the Sub-Pool H Reserve Account only in accordance with the provisions of this
Section 3 and Section 8.07 of the Pooling and Servicing Agreement. No passbook, certificate of deposit or other similar instrument evidencing the Sub-Pool H Reserve Account shall be issued, and all contracts, receipts and other papers governing or evidencing the Sub-Pool H Reserve Account or any of the Collateral shall be delivered to the Collateral Agent. On termination of this Agreement, as provided in Section 3(f), any amount remaining in the Sub-Pool H Reserve Account shall be released to the Pledgor.

          b. Pledge of Sub-Pool H Reserve Account. The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent (for the benefit of the Trustee and the Class A-1H, A-H2, A-H3 and A-H4 Certificateholders), and hereby grants the Collateral Agent (for the benefit of the Trustee and the Class A-1H, A-H2, A-H3 and A-H4 Certificateholders) a security interest in, all of the Pledgor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the Sub-Pool H Reserve Account up to the Sub-Pool H Reserve Account Required Amount, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof. Such grant is made to secure the payment, on each Distribution Date, of any Shortfall on such Distribution Date, subject to the limit of the amount available in the Sub-Pool H Reserve Account plus any subsequent deposits into the Sub-Pool H Reserve Account.

          The Collateral Agent and the Trustee acknowledge and accept the grant of the security interest in the Sub-Pool H Reserve Account for the benefit of the Class A-1H, A-H2, A-H3 and A-H4 Certificateholders under this Section 3(b) in accordance with the terms hereof.

          The Pledgor and the Collateral Agent shall maintain, at all times during the term of this Agreement, the lien on, or security interest in, the Sub-Pool H Reserve Account as a valid and perfected security interest of first priority under the Uniform Commercial Code (or other applicable law) as in effect from time to time in the state where the Sub-Pool H Reserve Account is located in order to secure the full and timely performance of the obligations of the Pledgor pursuant to this Agreement. Amounts properly withdrawn by the Collateral Agent and paid into the Sub-Pool H Collection Account pursuant to
Section 3(d) or properly withdrawn by the Collateral Agent and paid to the Pledgor pursuant to Section 3(e) shall be deemed released from the provisions of this Section 3(b) and the security interest established by this Section 3(b), and the Pledgor shall in no event be required to refund any such distributed amount.

                                     K-2-4

          c. Investment of Sub-Pool H Reserve Account. The Collateral Agent shall at the written direction of the Pledgor invest the funds in the Sub-Pool H Reserve Account in Sub-Pool H Reserve Account Eligible Investments. Funds in the Sub-Pool H Reserve Account shall be invested in investments that mature on or before the Business Day prior to each Distribution Date. Upon any such investment, the Collateral Agent shall (i) make an appropriate notation of the Trustee's security interest in such Sub-Pool H Reserve Account Eligible Investment by book entry or otherwise and (ii) send the Trustee a written confirmation of its security interest in such Sub-Pool H Reserve Account Eligible Investment. All income and gain realized from any such investments as well as any interest earned on deposits in the Sub-Pool H Reserve Account shall be deposited and retained in the Sub-Pool H Reserve Account. Losses, if any, realized on amounts in the Sub-Pool H Reserve Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Sub-Pool H Reserve Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Sub-Pool H Reserve Account. The Pledgor and the Collateral Agent shall not be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Sub-Pool H Reserve Account. All income or loss on funds held in the Sub-Pool H Reserve Account shall be taxable to the Pledgor.

          d. Payment of Shortfall. Upon the Collateral Agent's receipt of a Sub-Pool H Reserve Account Deficiency Notice, the Collateral Agent shall transfer, and the Pledgor hereby directs the Collateral Agent to transfer, subject to the limit of the amount available in the Sub-Pool H Reserve Account, the amount of the Shortfall from the Sub-Pool H Reserve Account to the Sub-Pool H Collection Account.

          e. Release of Sub-Pool H Reserve Account Excess. If on any Distribution Date, the amount in the Sub-Pool H Reserve Account exceeds the Required Sub-Pool H Reserve Account Amount immediately following the payment to Class A-1H, Class A-H2, Class A-H3 and Class A-H4 Certificateholders on such Distribution Date, the Collateral Agent shall withdraw the amount of such excess from the Sub-Pool H Reserve Account and distribute such amount to the Pledgor.

          f. Termination. This Agreement shall terminate (after distribution of any funds remaining in the Sub-Pool H Reserve Account pursuant to the following sentence) on the termination of the Pooling and Servicing Agreement in accordance with Section 12.03 thereof. On the Final Distribution Date, any amount remaining in the Sub-Pool H Reserve Account, after payment of any amounts into the Sub-Pool H Collection Account pursuant to Section 3(d), shall be distributed to the Pledgor.

          g. Nature of Obligations. The obligations of the Pledgor under the Agreement to transfer the amount of any Shortfall to the Sub-Pool H Collection Account shall be unconditional and irrevocable and shall not terminate upon, or

                                     K-2-5
otherwise be affected by, a Service Transfer pursuant to Article VII of the Pooling and Servicing Agreement.

          h.   Letter of Credit and Other Credit Enhancement.
               ---------------------------------------------

          (i) At any time, the Pledgor may obtain the release of all or a portion of the cash on deposit in the Sub-Pool H Reserve Account, by delivering to the Collateral Agent (A) a Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii) or (B) any other form of credit enhancement that satisfies the conditions set forth in Section 3(h)(iv). Section 3(h)(ii) shall be operative only after a Letter of Credit that satisfies the conditions of
Section 3(h)(iii) has been delivered to the Collateral Agent.

          (ii) If the expiration date of a Letter of Credit is anticipated to occur before the termination of the Trust pursuant to Section 12.03 of the Pooling and Servicing Agreement, the Pledgor shall use its best efforts to obtain a replacement Letter of Credit that satisfies the conditions of
Section 3(h)(iii). If on or before the tenth Business Day prior to the expiration date of such Letter of Credit, the Pledgor shall not have delivered to the Collateral Agent a replacement Letter of Credit that satisfies the conditions set forth in Section 3(h)(iii), the Collateral Agent shall, prior to 11:00uA.M. Minneapolis, Minnesota time on the fifth Business Day prior to such expiration date, draw under such Letter of Credit the amount (the "Final Draw Amount") available thereunder, and deposit the Final Draw Amount in the Reserve Account. If, on or before such fifth Business Day, the Pledgor shall obtain on behalf of and deliver to the Collateral Agent a replacement Letter of Credit that satisfies the conditions of Section 3(h)(iii), then the Collateral Agent shall replace the related Letter of Credit with such replacement Letter of Credit.

          The Collateral Agent shall, when required pursuant to the terms of a Letter of Credit, deliver the existing Letter of Credit to the related issuing bank upon extension of the expiration date thereof in accordance with its terms in exchange for the extended or amended Letter of Credit.

          (iii) Any initial or replacement Letter of Credit delivered to the Collateral Agent shall satisfy the following conditions:

               (A) it shall be issued by a Qualified Bank or confirmed by a Qualified Bank;

               (B) it and the related agreement that provides for the issuance of such Letter of Credit shall be in such form and substance as is acceptable to the Collateral Agent, and shall require the Qualified Bank to give the Collateral Agent prompt notice if at any time it shall fail to be a Qualified Bank;

                (C) it shall be accompanied by an Opinion of Counsel or Opinions of Counsel in form and substance satisfactory to the Collateral Agent as to enforceability of the Letter of Credit; and

                                     K-2-6

               (D) Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-1H, A-H2, A-H3 and A-H4 Certificates as a result of the delivery and acceptance of such Letter of Credit.

               The cost of obtaining and maintaining an initial or replacement Letter of Credit shall be borne solely by the Pledgor and Green Tree. If the Collateral Agent receives notice that the institution issuing such Letter of Credit is no longer a Qualified Bank, the Collateral Agent shall immediately notify the Pledgor. On the day of receipt of such notice (or the next Business Day thereafter, if such day is not a Business Day), the Collateral Agent shall draw under the Letter of Credit the full amount available under such Letter of Credit and deposit the proceeds thereof in immediately available funds in the Reser ve Account.

          (iv) Any other form of credit enhancement delivered to the Collateral Agent shall be satisfactory if and only if Standard & Poor's and Fitch shall each have advised the Trustee and the Collateral Agent in writing that it will not downgrade, withdraw or qualify its then-current ratings of the Class A-1H, A-H2, A-H3 and A-H4 Certificates as a result of the delivery and acceptance of such alternate form of credit enhancement.

          The cost of obtaining and maintaining any such alternate form of credit enhancement shall be borne solely by the Pledgor and Green Tree.

          (v) At any time when the Collateral Agent holds any Letter of Credit or other form of credit enhancement, (x) the amount available to be drawn under such Letter of Credit or other form of credit enhancement shall be deemed to be in the Sub-Pool H Reserve Account for purposes of determining whether the balance thereof equals or exceeds the Required Sub-Pool H Reserve Account Amount, and (y) if a Shortfall is determined to exist with respect to any Distribution Date, the Collateral Agent shall draw the lesser of (1) the amount available to be drawn under the Letter of Credit or other form of credit enhancement, or (2) the amount, if any, by which the Shortfall exceeds the amount in the Sub-Pool H Reserve Account in a form other than a Letter of Credit or other form of credit enhancement, and deposit such amount to the Sub-Pool H Reserve Account, for transfer to the Sub-Pool H Collection Account, on the Business Day prior to such Distribution Date.

          Section 4.  Appointment of Collateral Agent.
                      -------------------------------

          a. Subject to the terms and conditions herein, the Trustee hereby appoints the Collateral Agent and the Collateral Agent hereby accepts such appointment, as its agent to maintain, and to act on the Trustee's behalf with respect to the Sub-Pool H Reserve Account.

                                     K-2-7

          b. The Collateral Agent shall maintain records that accurately reflect the funds on deposit in the Sub-Pool H Reserve Account. On each Determination Date, the Collateral Agent shall advise the Servicer as to the amount of funds on deposit in the Sub-Pool H Reserve Account.

          Section 5.  Covenants of Pledgor.  The Pledgor covenants and agrees as
                      --------------------
follows:

          a. Maintenance of Pledgor Assets. The Pledgor shall not issue any dividends, redeem any outstanding capital stock, grant any liens on its assets (other than pursuant to this Agreement or similar agreements) or in any way deplete corporate assets if, as a result of such issuance, redemption or depletion, the total net assets of the Pledgor are less than the sum of the Required Sub-Pool H Reserve Account Amount and the Pledgor's obligations under other agreements similar to this Agreement, plus any income taxes then payable by the Pledgor and the Pledgor's foreseeable administrative and operating expenses for the next year.

          b. Limitation of Certain Actions. The Pledgor will not, without the unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee, take any of the following actions:

          (i) engage in any business other than that of providing partial guarantees on, or pledging assets to secure, pools of contracts serviced by Green Tree, pledge assets for the benefit of any other Person (except to secure pools of contracts serviced by Green Tree), make any loans or advances to any Person, guarantee or become obligated for the debts of any other Person (except for providing partial guaranties of pools of contracts serviced by Green Tree), or hold out its credit as being available to satisfy the obligations of others;

          (ii) voluntarily dissolve or liquidate;

          (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of any order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Pledgor or for any substantial part of its property, or make any general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of the foregoing;

          (iv) consolidate or merge with or into any other Person;

          (v) delete or amend Articles 3, 5, 6 or 8 of its Articles of Incorporation;

          (vi) commingle assets with those of any other Person; or

                                     K-2-8

          (vii) acquire obligations or securities of Green Tree or any other shareholder of Pledgor.

          c. Required Actions. The Pledgor shall (unless excused by unanimous agreement of the Board of Directors and the written consent of the Collateral Agent and the Trustee) take the following actions:

          (i) maintain books, records, accounts and financial statements separate from any other Person;

          (ii) conduct its own business in its own name, pay its own liabilities out of its own funds (including paying the salaries of its own employees) and maintain adequate capital in light of its contemplated business operations;

          (iii) observe all corporate formalities and maintain an arm's-length relationship with its Affiliates (including allocating fairly and reasonably any overhead for shared office space, using separate stationery, invoices and checks and maintaining a sufficient number of employees in light of its contemplated business operations); and

          (iv) hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity.

          d. Other Transactions. If the Pledgor provides any partial guaranty or other form of credit enhancement with respect to any pool of contracts other than pursuant to this Agreement, the Pledgor must obtain written confirmation, from each of Standard & Poor's and Fitch that is not providing a rating with respect to the securities related to such other pool of contracts, that providing such other credit enhancement will not cause a reduction or withdrawal of such Person's ratings of any Class of Certificates.

          e. Notices to Rating Agencies. The Pledgor shall provide prompt written notice to each of Fitch, Moody's and Standard & Poor's of any amendment to the Pledgor's Articles of Incorporation or this Agreement.

          Section 6.  Miscellaneous.
                      -------------

          a. Merger or Consolidation of the Pledgor. The Pledgor shall keep in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement.

          Any person into which the Pledgor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pledgor shall be a party, or any Person succeeding to all or substantially all of the business of the Pledgor, shall be the successor of the Pledgor hereunder, without the

                                     K-2-9
execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          b. Amendment. This Agreement may be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's, without the consent of any of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Pledgor, adversely affect in any material respect the interests of any Certificateholder.

          This Agreement may also be amended from time to time by the Pledgor, the Collateral Agent and the Trustee, with notice to Fitch and Standard & Poor's and with the consent of Holders of Certificates evidencing Certificate Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments required to be made by the Pledgor under this Agreement, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

          c. Notices. All communications and notices pursuant hereto to the Pledgor, the Collateral Agent and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Pledgor:
          Green Tree RECS II Guaranty Corporation
          1700 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639
          Attention:  Chief Financial Officer

          If to the Collateral Agent:

          U.S. Bank National Association
          c/o U.S. Bank Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration, Structured Finance

                                    K-2-10

          If to the Trustee:

          U.S. Bank Trust National Association
          Corporate Trust Department
          180 East 5th Street
          Third Floor
          St. Paul, Minnesota 55101
          Attention:  Corporate Trust Administration,
                                Structured Finance

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

          d. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with the Pooling and Servicing Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement together with the Pooling and Servicing Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          e. Benefit of the Agreement. The Agreement shall be binding upon the parties hereto and their permitted successors and shall be for the direct benefit of each present and future Certificateholder without any further action on the part of any such Certificateholder.

          f. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          g. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

          h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                    K-2-11

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 31st day of March, 1998.


                              U.S. BANK TRUST NATIONAL
                                 ASSOCIATION, as Trustee


                              By:
                                    -------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                    -------------------------------

                              GREEN TREE RECS II GUARANTY
                                CORPORATION, as Pledgor

                              By:
                                    -------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                    -------------------------------

                              U.S. BANK NATIONAL
                                 ASSOCIATION, as Collateral Agent

                              By:
                                    -------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                     -------------------------------

                                    K-2-12

                                                                     EXHIBIT L-1
                                                                     -----------

                        SPREAD ACCOUNT DEFICIENCY NOTICE
                        --------------------------------
                                   SUB-POOL C
                                   ----------

                                                              Date: ____________

U.S. Bank Trust National Association, as Trustee
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance

U.S. Bank National Association, as Collateral Agent
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance

     You are hereby notified, pursuant to Section 8.06(b) of the Pooling and Servicing Agreement between Green Tree Financial Corporation, as Seller and Servicer, and U.S. Bank Trust National Association, as Trustee, dated as of March 1, 1998, regarding Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Agreement"), that there are insufficient funds to make a distribution on _________ 15, ___ (the "Distribution Date") of the amount described in clause:

(5) of Section 8.03(a) of the Agreement and the amount of the insufficiency is $________.

(9) of Section 8.03(a) of the Agreement and the amount of the insufficiency is $________.

(13) of Section 8.03(a) of the Agreement and the amount of the insufficiency is $________.

The Collateral Agent is hereby directed to withdraw, to the extent of funds on deposit therein, and to deposit in the Sub-Pool C Collection Account on the Distribution Date:

$________ from the Class A-2C Spread Subaccount.

$________ from the Class A-3C Spread Subaccount.

$________ from the Class A-4C Spread Subaccount.

                                     L-1-1

All capitalized terms used herein without definition shall have the meanings specified in the Agreement.

                              GREEN TREE FINANCIAL CORPORATION,
                              as Servicer

                              By _____________________________


                              Its _____________________________

                                     L-1-2

                                                                     EXHIBIT L-2
                                                                     -----------

                        SPREAD ACCOUNT DEFICIENCY NOTICE
                        --------------------------------
                                  SUB-POOL H
                                  ----------

                                                              Date: ____________

U.S. Bank Trust National Association, as Trustee
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance

U.S. Bank National Association, as Collateral Agent
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance

     You are hereby notified, pursuant to Section 8.07(b) of the Pooling and Servicing Agreement between Green Tree Financial Corporation, as Seller and Servicer, and U.S. Bank Trust National Association, as Trustee, dated as of March 1, 1998, regarding Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Agreement"), that there are insufficient funds to make a distribution on _________ 15, ___ (the "Distribution Date") of the amount described in clause:

(5) of Section 8.03(d) of the Agreement and the amount of the insufficiency is $________.

(9) of Section 8.03(d) of the Agreement and the amount of the insufficiency is $________.

(13) of Section 8.03(d) of the Agreement and the amount of the insufficiency is $________.

The Collateral Agent is hereby directed to withdraw, to the extent of funds on deposit therein, and to deposit in the Sub-Pool H Collection Account on the Distribution Date:

$________ from the Class A-2H Spread Subaccount.

$________ from the Class A-3H Spread Subaccount.

$________ from the Class A-4H Spread Subaccount.

                                     L-2-1

All capitalized terms used herein without definition shall have the meanings specified in the Agreement.

                              GREEN TREE FINANCIAL CORPORATION,
                              as Servicer

                              By_____________________________


                              Its_____________________________

                                     L-2-2

                                                                     EXHIBIT M-1
                                                                     -----------

                       RESERVE ACCOUNT DEFICIENCY NOTICE
                       ---------------------------------
                                  SUB-POOL C
                                   -----------

                                                              Date: ____________


U.S. Bank Trust National Association, as Trustee
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance

U.S. Bank National Association, as Collateral Agent
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance



     You are hereby notified, pursuant to Section 8.06(c) of the Pooling and Servicing Agreement between Green Tree Financial Corporation, as Seller and Servicer, and U.S. Bank Trust National Association, as Trustee, dated as of March 1, 1998, regarding Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Agreement"), that there are insufficient funds to make a distribution on _________ 15, ____, (the "Distribution Date") of the amounts described in clauses (3) through (7), (9) through (11), and (13) through (15) of
Section 8.03(a) of the Agreement. The amount of the insufficiency is $____________. The Collateral Agent is hereby directed to withdraw such amount from the Sub-Pool C Reserve Account (to the extent of funds on deposit therein) and deposit the same in the Sub-Pool C Collection Account on the Distribution Date. All capitalized terms used herein without definition shall have the meanings specified in the Agreement.

                              GREEN TREE FINANCIAL CORPORATION,
                              as Servicer

                              By ____________________________


                              Its __________________________

                                     M-1-1

                                                                     EXHIBIT M-2
                                                                     -----------

                       RESERVE ACCOUNT DEFICIENCY NOTICE
                       ---------------------------------
                                   SUB-POOL H
                                   ----------

                                                              Date: ____________


U.S. Bank Trust National Association, as Trustee
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance

U.S. Bank National Association, as Collateral Agent
180 East Fifth Street
St. Paul, Minnesota 55101
Attn:  Corporate Trust Administrator
       Structured Finance



     You are hereby notified, pursuant to Section 8.07(c) of the Pooling and Servicing Agreement between Green Tree Financial Corporation, as Seller and Servicer, and U.S. Bank Trust National Association, as Trustee, dated as of March 1, 1998, regarding Green Tree Recreational, Equipment & Consumer Trust 1998-A (the "Agreement"), that there are insufficient funds to make a distribution on _________ 15, ____, (the "Distribution Date") of the amounts described in clauses (3) through (7), (9) through (11), and (13) through (15) of
Section 8.03(d) of the Agreement. The amount of the insufficiency is $____________. The Collateral Agent is hereby directed to withdraw such amount from the Sub-Pool H Reserve Account (to the extent of funds on deposit therein) and deposit the same in the Sub-Pool H Collection Account on the Distribution Date. All capitalized terms used herein without definition shall have the meanings specified in the Agreement.

                              GREEN TREE FINANCIAL CORPORATION,
                              as Servicer

                              By ____________________________


                              Its __________________________